This Post-Qualification Offering Circular Amendment No.11 amends the offering circular of Nowigence, Inc., as qualified on October 24, 2019, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Post-Qualification Offering Circular

Pursuant to Rule 251(d)(3) and 253(b)

Amendment No.11

File No. 024-10957

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOWIGENCE, INC.

“NASDAQ: NOWG”

(Exact Name of Registrant as Specified in Its Charter)

7370

(Primary Standard Industrial

Classification Code Number)

New York	45-2891478
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

518-795-0167

Anoop Bhatia

3 Franklin Square Suite 4, Saratoga Springs, NY 12866

518-795-0167

www.nowigence.com

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION UNLESS A SUBSEQUENT OFFERING CIRCULAR IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

See attached

Preliminary Offering Circular

Subject to Completion.  Dated October 20, 2025

An Offering statement pursuant to Regulation A+ Rule 251(d)(3) and 253(b) relating to these securities has been filed with the Securities and Exchange Commission. The information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the Offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before qualification or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

NOWIGENCE, INC.

NASDAQ “NOWG”

Maximum offering of $75,000,000 at a price between $3 and $5 per share

Nowigence, Inc., a New York corporation (the “Company,”, “Nowigence,” we,” “us,” “our” and similar expressions) is offering up to $75,000,000 of Class A common shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), at a price between $3 and $5 for a maximum of 25,000,000 or 15,000,000 Class A shares, respectively. In no event shall the maximum number of shares to be issued pursuant to this Offering exceed 25,000,000 shares of common stock, in this offering (the “Offering”) through a Tier 2 Offering pursuant to Regulation A+ Rule 251(d)(3) (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”).

The offering price will be between $3 and $5 to be determined at the time of qualification. The offering price will be disclosed via a supplemental filing within two days of Qualification.

We may offer and sell up to $75,000,000 in aggregate of the securities identified above from time to time in one or more offerings under this prospectus, at a price between $3 and $5 for a maximum of 25,000,000 or 15,000,000 Class A shares, respectively. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such a prospectus supplement may also add, update, or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

As of September 30, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $428,007,825 from a combined total of Class A & B 102,722,465 outstanding shares of common stock.

Continuous securities offerings that commence within two calendar days following SEC qualification may remain open for more than thirty (30) days after the initial qualification date, provided that the aggregate amount offered is, at the time of qualification, reasonably expected to be sold within a two-year period. An issuer may continue to sell such securities for up to three (3) years from the date of initial SEC qualification, so long as it remains current in its Tier 2 reporting obligations, including the timely filing of required annual and semi-annual reports.

On May 16, 2025, the Company submitted its application to list its Class A common shares to the Nasdaq Capital Market. The Company believes it satisfies the financial and liquidity thresholds under the Market Value of Listed Securities Standard (Listing Rule 5505(b)(2)), as well as the general requirements of Listing Rule 5505(a). In connection with this application, the Company has represented that its unaffiliated shareholders may rely on the exemption provided under Regulation A and Rule 144 to permit secondary trading of their shares upon Nasdaq certification.

The Company intends to continue its primary offering of Class A common shares in the U.S. market on a continuous basis following SEC qualification and in parallel with its efforts to achieve and maintain compliance with Nasdaq listing standards.

Rule 251(d)(3) allows Regulation A+ shelf securities offerings for:

▪	Secondary offerings,

▪	Securities offerings issued pursuant to an issuer’s dividend or interest reinvestment plan,

▪	Securities offerings issued under an employee benefit plan,

▪	Securities issued upon the exercise of outstanding options, warrants or rights,

▪	Securities issued upon conversion of outstanding securities,

▪	Securities that are pledged as collateral,

▪	Continuous securities offerings that start within two calendar days after SEC qualification of the offering may continue for a period of more than 30 days after the initial qualification and will be made in an amount that, at the time of the initial qualification, is reasonably expected to be offered and sold within two-year periods. An issuer may sell such securities for a maximum of three years after initial SEC qualification if it is current in its Tier 2 annual and semi-annual reports, if required to file such reports.

Our executive offices are located at 3 Franklin Square Suite 4, Saratoga Springs, NY 12866. Our website is www.nowigence.com, the contents of which are incorporated in this Offering Circular. Our telephone number is 518-795-0167.

Generally, no sale may be made to you in this Offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are a growth-stage company. Since our inception in August 2011, we have been focused on early-stage business activities, including building a team, designing our software and user interface, gathering a large informational database, and generating a customer base as early adopters that provide monthly recurring revenue. We have been operational since 2011, and have tangible and intangible assets other than cash, and cash equivalents, and have generated revenue since 2017. As a result, we are not deemed to be a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

The Company anticipates that the public offering price of its Class A common shares will range between $3.00 and $5.00 per share, with the final price to be determined at the time of SEC qualification. On May 16, 2025, the Company submitted an application to up-list its Class A common shares to the Nasdaq Capital Market. The Company believes it satisfies the financial and liquidity requirements under the Market Value of Listed Securities Standard, specifically Nasdaq Listing Rules 5505(a) and 5505(b)(2).

In connection with this application, the Company has further determined that its unaffiliated shareholders may rely on the exemption provided under Regulation A and Rule 144 of the Securities Act to permit secondary trading of their shares upon Nasdaq certification. Following SEC qualification, the Company intends to conduct a continuous primary offering of its Class A common shares in the U.S. market, consistent with Regulation A requirements and Nasdaq listing standards.

The minimum subscription shall be for 100 Class A Shares per the offering price, the offering price will be between $3 and $5 to be determined at the time of qualification.

This Offering is being conducted on a “best-efforts” basis by our officers and directors. We have not engaged any FINRA member firm as of the date of this prospectus.

Voting rights and ownership concentration

Each share of Class A common stock is entitled to one vote on matters submitted to shareholders. Class B common stock carries ten votes per share, resulting in enhanced voting control for Class B holders.

As of June 30, 2025, our officers and directors collectively own 17,120,900 Class A and Class B common shares, representing approximately 16.7% of the currently outstanding shares of both classes combined. Our officers, Mr. Srivastava Sunkara and Mr. Kiran Kumar Inampudi, together own 100% of the Class B common stock, split equally at 50% each, totaling 10,927,270 Class B shares. Based on the ten votes per share associated with Class B, this ownership confers approximately 54.3% of the voting power prior to the offering and approximately 50.6% of the voting power following the offering, providing effective control over general corporate matters, including the election of directors, significant asset sales, and amendments to the certificate of incorporation.

Following this offering, and assuming all 15,000,000 Class A common shares are sold at the maximum offering price of $5 per share, our officers and directors will collectively hold approximately 53.4% of the voting power of our outstanding voting capital stock. If fewer shares are sold, their voting control will increase accordingly: if less than 75% of the offered shares are sold, their maximum voting interest will be approximately 54.4%; if less than 50% are sold, approximately 55.4%; and if less than 25% are sold, approximately 56.4%. This concentration of voting power may limit or preclude other shareholders’ ability to influence corporate actions for the foreseeable future and could adversely affect the market value of the Class A common stock.

Our officers and directors will not receive any commission or any other remuneration for any sales. In offering the Shares on our behalf, our officers, directors, and employees will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution.”

The Offering will commence within two calendar days after this Offering circular has been qualified by the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”). There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering, and we intend to have multiple closings until the termination of the Offering Period. This Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to this Offering Circular; (ii) our board of directors determines to terminate the Offering; or (iii) 730 days from the qualified date of this Offering Circular, unless extended by our directors for an additional 365 days (the “Offering Period”).

After the Offering Statement has been qualified by the SEC, we will accept tenders of funds to purchase the Shares. We may close on investments on a monthly “rolling” basis (so not all investors will receive their Shares on the same date); however, the investor will receive their shares 30 days from the date the company accepts the subscription agreement. The Company will hold all funds it receives in a segregated bank account to monitor investors' funds received. Upon each closing, the proceeds collected for such closing will be disbursed to the Company, and the Shares for each closing will be issued to investors 30 days from the date the subscription agreement is accepted by the Company.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us, and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement, of which this Offering Circular is qualified by the Securities Exchange Commission.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 14 OF THIS OFFERING CIRCULAR.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering circular or other solicitation materials. These securities are offered pursuant to an exemption from qualification with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from qualification.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from qualification with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from qualification.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A

Offering Circular dated October 20, 2025

	Price to public		Underwriter discounts and commissions (1)		Proceeds to the issuer (2)		Proceeds to other persons
Per Class A Share		$5.00		$0.0		$5.00		$0.00
Total Minimum Amount	$	N/A	$	N/A	$	N/A	$	N/A
Total Maximum Amount		$75,000,000.00		$00.00		$74,850,000.00		$0.00

(1)	We have not engaged an Underwriter in an Underwriting Agreement with FINRA/SIPC member firm (the “Underwriter”) at this time of this prospectus
(2)	Before deducting expenses, estimated to be approximately $150,000, including legal fees and accounting fees. For more information about the expenses of this Offering, please see the section entitled “Plan of Distribution.”
(3)	There is no minimum number of Shares that must be sold in this Offering.

The date of this Offering Circular is October 20, 2025

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a qualification statement on Form 1-A that we filed with the Securities and Exchange Commission, or the SEC, using Rule 251(d)(3). We are qualifying the securities described in this prospectus with a total aggregate principal not to exceed 75,000,000, the offering price will be between $3 and $5. We may, from time to time, offer and sell such securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the qualification statement and the exhibits to the qualification statement. For further information concerning us and the securities, you should read the entire qualification statement and the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context requires otherwise or unless otherwise indicated, all references to “Nowigence, Inc.” the “Company,” “we,” “us” or “our” refers to Nowigence, Inc.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information from this Offering Circular and may not contain all of the information that is important to you. To understand our business and this Offering fully, you should read this entire Offering Circular carefully, including the financial statements and the related notes in this Offering Circular, and the Risk Factors beginning on page 14. When we refer in this Offering circular to the “Company,” “we,” “us,” and “our,” we mean Nowigence, Inc., a New York corporation. This Offering circular contains forward-looking statements and information relating to the Company.

Company Overview

At Nowigence, we develop and market independent artificial intelligence (AI) products, agents, and services that solve complex business problems to fuel future growth and deliver significant productivity for our clients. We accelerate AI adoption by enterprises with scalable, cost-effective no-code end-to-end hardware and software solutions.

Nowigence offers superior accuracy, transparency, and efficiency due to its focus on Extractive AI. Unlike generative AI pioneered by OpenAI and others, Extractive AI and our proprietary AI agents sift through vast amounts of data to extract the specific information you need and present it to you without interpretation, which often produces hallucinations and other inaccuracies.

Nowigence, Inc. enables B2B businesses with cloud-based collaborative AI platforms for developing web applications, replacing front-end developers, Research & Development (R&D), Fintech, Energy, Supply Chain (Warehousing and last-mile logistics), and Smart Agriculture with an IoT analytics interface.

In August 2025, the Company acquired a license in certain markets for an AI product platform called AgentForge from DigiAsia Corp (NASDAQ: FAAS). AgentForge AI will be further developed by us and rebranded as Nowg.ai (pr: now.jee) as a comprehensive, enterprise-ready AI-powered low-code development platform that builds sites and apps by receiving commands in simple English, eliminating the need for front-end UI/UX developers. It combines advanced agent creation capabilities with deep AI integration throughout the application development lifecycle. It is built specifically for organizations requiring sophisticated AI solutions with enterprise-grade security and scalability. Nowg.ai infrastructure optimizes backend servers and data center usage. Nowigence Inc. shall own and operate its own datacenters to provide value-added services. Also, Nowg.ai will be used regularly, attracting recurring revenues from clients replacing the need for middle and large IT business services outsourcing organizations.

Many high-net-worth individuals and investment houses from Singapore, India, U.S.A., Indonesia with primary interest in AI, Fintech (Blockchain/Payment Portal), Energy, Last-Mile Logistics (including Drone taxis carrying two passengers) have controlling stakes in Nowigence. The promoters of Nowigence successfully operate other businesses like Qunex Tech Corporation (Fintech/Blockchain/Payment Portals), Green Energon Corporation (produces energy from organic waste and generates natural gas, and Logiverse Corporation (deals with last-mile logistics, including trials with 2-passenger drone taxis).

Our involvement as a sister company but operating as an independent company strengthens our (Go-To-Market (GTM)) to achieve scale as follows:

Seek a partnership in the field of GPUs/data center management to promote web applications built by Nowg.ai. Our proprietary product platform shall likely be promoted via the GPU partner’s portal, providing both the hardware and software support for our clients. To facilitate this, we are building a web platform called Tagion.ai that shall offer an end-to-end solution starting from AI data labelling services, AI Data Centers, and AI Call Centers. Our proprietary web applications, like Nowg.ai and ResearchWork.ai (explained later in this section), can also be sourced from this platform should enterprises desire to eliminate large upfront investments and reduce product development risks.

Build sector-specific applications by integrating our proprietary extractive AI processes and workflows with legacy products of sister companies as a strategy to penetrate the sectors where they already have an established presence. Sell our proprietary apps directly on a pay-on-usage model basis.

In addition to the development of Nowg.ai and Tagion.ai, we are soon to launch another of our proprietary AIaaS platforms called ResearchWork.ai. The internet was built on indexing keywords, which made web search possible and triggered the third industrial revolution. With our expertise in combining the strengths of extractive and generative AI, we index unique and independent ideas from multiple reputed research papers and present them in ways where researchers can easily connect ideas, conduct deep research, converse, stay updated, retrieve relevant research papers daily, take notes, and publish content without worrying about hallucinations, privacy infringement, or security. ResearchWork.ai delivers significant productivity and simultaneously accelerates innovation, overcoming the concerns where Federal and State funding have drastically constrained research budgets.

Nowigence has several product platforms, including AI-as-a-Service (AIaaS), AI agents, Data Centers, and AI data labelling sourcing platform. Benefits include privacy, security, compliance, AI model training, research, and collaboration, along with cost-effective, scalable, and flexible deliverables. Our apps and services enhance data analytics by integrating textual comprehension with structured data analytics, allowing for more comprehensive insights.

Nowigence Inc. is a Corporation incorporated in the State of New York with its corporate office in Saratoga Springs, New York. We have a wholly owned subsidiary in India called Nowigence India Private Limited.

Our product development strategy was inspired by an article published in the mid-2010s by a team of top data scientists from prestigious data science research institutions in the U.S. This team successfully extracted information from scribbled doctors’ notes (unstructured data) and organized it into tables (structured data), enabling statistical analysis to find the most effective routes from symptoms to cures. Many businesses have vast amounts of unstructured data (e.g., text or images) that they need to analyze, making extractive AI a practical choice. It offers immediate value, stability, and lower risk.

Previously, our technology leaders led businesses that became one of the world's leaders in Telecom Value Added Services (VAS), optimal IT Infrastructure architecture, and achieved growth with the evolution of mobile technology in over 40 countries. We are building our data labelling and end-to-end AI sourcing platform, providing clients with one-stop shop with up-to-date solutions to meet their budgets, technical skills, GPU/Central Processing Unit (CPU) Information Technology (IT) architectural requirements and ML/NLP models. We bring delivery excellence, cost efficiency, and procurement convenience with resources pooled from across the globe at various skill levels.

Nowigence has addressed some of the common concerns surrounding Large Language Models (LLMs) – privacy, security, hallucination, and copyright infringement, ensuring compliance and trust. With our commitment to ethical AI practices and advanced data protection measures, we position ourselves as a leader in the industry, allowing businesses to accelerate research, anomaly detection, process yields, error reduction, and predictability, thereby unlocking insights into process control that result in better business performance. Our strategy shall always be to innovate and drive cost efficiencies by encompassing emerging tech frontiers like blockchain and crypto-supported treasury.

Milestones

We developed our core AI platform with advanced extractive AI models in a couple of years before the launch of Generative AI models. The impetus to create Nowg.ai and Researchwork.ai came from the explosion of instant information worldwide, alongside projected labor shortages and declining birthrates. We anticipate that our platform will become vital for businesses to meet the demand for their products and services, with fewer staff. Nowigence was incorporated in New York State in 2011. Funding for product development began in late 2017. These funds were invested primarily in product development for our software and pilot trials. However, recently, as part of our strategic reorganization, the controlling stocks of the company were re-assigned to new technology entrepreneurs, who are bringing in new investment and funding opportunities.

In June of 2022, we listed on the OTCQB mid-tier market under a Tier 2 Offering pursuant to Regulation A+ Rule 251(d)(3) (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”).

On November 3, 2023, we completed the acquisition of Stebr Inc., a custom AI solutions service company with large global Fortune 500 clients. Because of this acquisition, we were unable to timely complete the audit requirements mandated by the OTCQB, so we filed to voluntarily delist from the OTCQB in May 2024; however our common stock remains quoted on the Over the Counter (OTC) Select Market. Meanwhile, we continue to invest in the development of our AI cloud-based apps.

In early November 2024, the alpha version of Researchwork.ai was launched. We have worked with domain experts and researchers to develop built-in tools they use as part of their jobs.

In 2025, with the new promoters and investors stepping in, we are bringing in fresh capital infusion and delivering on the new strategic vision of integrating AI in existing and established global products and services in the fields of Research & Development (R&D), Fintech, Energy, Supply Chain (Warehousing and last-mile logistics), Agriculture with IoT analytics interface, Blockchain, and Mining. We are now looking to scale rapidly.

As part of this submission, we are planning our listing to NASDAQ capital market.

Industry Background

The AI landscape includes a significant number of companies that primarily operate as consultants or service providers. These firms typically focus on offering tailored solutions, implementation services, and strategic guidance to help organizations integrate AI into their operations. There is also a growing segment of companies that develop and offer stand-alone AI products, platforms, and/or applications designed for specific use cases or industries.

Statista reports that the 2024 U.S. Natural Language Processing (NLP) and Machine Learning (ML) market was $30.8 billion with an expected CAGR (2024-30) of 28%. Similarly, the big data and data engineering service market for the U.S. is estimated at $80 billion with a CAGR growth of 15%. Predominantly, the current AI market is for services companies and consultants.

Nowigence is a product-focused company with a hybrid approach: we offer both platform products, proprietary AI agents, apps and associated services to meet domain-specific goals of each client, regardless of the sector in which they operate. This business model allows our customers to quickly validate our AI capabilities and achieve results, thereby eliminating their need for consulting engagements or long product development cycles.

Development Journey

Before LLMs, we were training our machine for Extractive AI using Natural Language Processing. Training dataset development for machine learning requires time and effort, but LLMs are predictive. They help in reducing the need for developing training datasets for machine learning purposes, having been trained with millions of terabytes of data. As a result, they can predict the words along with the context as narratives are being compiled.  The rhetoric against them is about privacy, hallucination, and copyright infringement.

Our market research shows that most enterprises are still at an early stage of AI adoption. Most of the market has invested in IT architecture or GPUs that are needed to develop AI apps. It is logical and aligned with our expectations that the end software applications will soon scale in 2026 and beyond.

Our AIaaS platform ResearchWork.ai assists researchers with developing and updating knowledge domains, especially in the fields of life sciences and technology, to contribute to new knowledge. In Fintech, where we have expertise in payment portals, we integrate our AI algorithms, models, and custom solutions for optimal foreign exchange (FX) conversion in arbitrage, workflow efficiencies, and offer the entire range of innovative AI and Blockchain-enabled products and services within a short period of time associated with cross-country payments and financial transactions. Our focus is yield optimization and significant productivity gains when embedding AI solutions in areas of Energy, Supply Chain, Agriculture, and Mining.

Our Strategic Approach

Our growth strategy encompasses a focus on innovation by developing unique algorithms focusing on Extractive AI, integrating AI with our existing products and services, wherein our sister companies are experiencing significant growth and possess a large market, seeking partnerships with established and reputed market channels, and through M&A. Recently, we announced an exclusive Licensing Agreement with the wholly owned subsidiary of DigiAsia Corp (NASDAQ: FAAS) called DigiAsia Bios Pte Ltd for MENA and North American Markets. DigiAsia Corp is a Southeast Asia leader in B2B API-based payments for fintech and digital services. Their platform is now being upgraded by us. We will soon launch Nowg.ai, a cloud sourcing platform for AI app developments alongside all partners, and AI conversational agent.

Our Tech Stack

Our AI model facilitates research by combining smart extraction methods with language tools, making it easy and fast to glean valuable insights from data and literature. Our Tech Stack leverages

-	Traditional RDBMS,

-	ETL scripts,

-	Data lakes using open-source tools,

-	Cloud platforms allowing for elastic scaling,

-	Data pipelines for improving data flow management,

-	Real-time data streaming providing support for event-driven architectures,

-	Integrations for machine learning and data analytics,

-	Distributed data processing,

-	Frameworks supporting large-scale data analytics,

-	Built-in data lineage tools for data governance and quality assurance, and

-	Advanced data AI integration, including data mesh architectures and enhancing data processing with LLM-driven automation

-	On-premise deployment for large enterprises is our primary focus. We deploy our proprietary models and LLMs to allow for an isolated environment and resource-efficient deployments. The smaller enterprises use our cloud-based infrastructure but with measures taken for data protection and compliance with the necessary regulatory and security standards.

Our Business Model

Our business model is from one-time custom application development fees, providing backend operational support regularly, operating and managing data centers to host our customers’ custom-developed apps, earning commission from the products and services that our end-to-end data labeling sourcing platform offers on a monthly subscription, on usage basis, or on annual licensing if integrated with existing and established products and services.

Competition:

We compete with different companies. ResearchWork.ai competes with Scite.ai and Resolute AI – both products are owned by Research Solutions Inc. (NASDAQ: RSSS). Nowg.ai competes with Replit.com. Replit was recently valued at $3 billion for the $250 million investment round that they closed recently to build on customer momentum (https://replit.com/news/funding-announcement). We have a differentiated offering with data labeling sourcing, Data Center/GPU sourcing, staffing, and software solutions to different verticals as part of Tagion.ai. We compete with many different companies in this segment, like C3.ai and CoreWeave, which are publicly listed companies too.

Citations:

A team of 6 research scientists from MIT, Carnegie Mellon University, and UAlbany

Citation: https://news.mit.edu/2012/digital-medical-records-offer-insights-1031

Reference: https://www.verifiedmarketresearch.com/product/big-data-and-data-engineering-services-market/

Classes of Shares

Nowigence, Inc., has four classes of common shares: Class A common shares, Class B common shares, and Class C common shares which we refer to collectively as our ‘‘common shares, and preferred shares’’ The Class A common share will provide holders with one vote on all matters submitted to a vote of stockholders, the Class B common shares will each provide holders with ten votes on all matters submitted to a vote of stockholders, the Class C common shares have no voting power and are issued to employees. However, Class C shares are converted to Class A shares with voting power once the stocks are vested. Preferred shares have no voting rights. These attributes are summarized in the following table:

Class of Common Share	Votes		Economic Rights
Class A common share	1		Yes
Class B common share	10		Yes
Class C common shares	0	(a)	Yes
Preferred Shares	0	(b)	Yes

(a)	Offered to employees without voting rights during the vesting period after which they are converted to Class A

(b)	Offered to Regulation D 506c investors with no voting rights but converted to Class A at the time of conversion.

Issuer:	Nowigence, Inc., a New York corporation.

Securities offered:	15,000,000 Class A shares at $5 per share (the “Shares”) of Common Stock, par value $0.00001 per share (the “Common Stock”).

Price per Share:	$5 per class A Share

Offering Amount:	$75,000,000 if all the Class A Shares offered are sold.

Offering Period:	The Offering will terminate upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 730 days from the qualified date of this Offering Circular unless extended by our Board of Directors for an additional 365 days. We may, however, terminate the Offering at any time and for any reason.
Class A Common shares outstanding before the Offering	91,795,195 shares
Class B Common stock outstanding before the Offering	10,927,270 shares

Class C Common shares outstanding before the Offering	0.0 Shares

Class A Common stock outstanding after the Offering	106,795,195 shares

Class B Common stock outstanding after the Offering	10,927,270 shares

Class C Common stock outstanding after the Offering	0.0 shares

Total Common Stock outstanding before the offering	102,722,465 Class A and B shares common stock

Total Common Stock outstanding after the offering	117,722,465 Class A & B shares. There will be 106,795,195 Class A shares if all Class A shares are sold, and 10,927,270 of Class B shares issued and outstanding.

Use of Proceeds:	If we sell all the Shares, our net proceeds will be approximately $74,850,000. We intend to use these net proceeds for:

- Software development and support, consisting of continued development.
- IT infrastructure and proprietary software platform, consisting of cloud-based, integrated systems to support our users. The infrastructure connects disparate systems bringing essential data points to user tasks.
These systems that comprise our platform require high usage and highly scalable provider resources and alliances.
- General office expenses consisting of rent, office supplies, and computer and other equipment; and
- Working capital and other general corporate purposes.

See “Use of Proceeds” on page 48 of this Offering Circular.

Proposed Listing:	On May 16, 2025, the Company submitted its application to list its Class A common shares to the Nasdaq Capital Market. The Company believes it satisfies the financial and liquidity thresholds under the Market Value of Listed Securities Standard (Listing Rule 5505(b)(2)), as well as the general requirements of Listing Rule 5505(a). In connection with this application, the Company has represented that its unaffiliated shareholders may rely on the exemption provided under Rule 144 to permit secondary trading of their shares upon Nasdaq certification.

Risk Factors:

Investing in the Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular starting on page 14.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus, including our consolidated financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. The risks described below are not the only ones we face. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially adversely affect our business, financial condition, or results of operations. In such case, the trading price of our Class A common stock could decline, and you may lose some or all of your original investment.

Risks Related to Our Business and Industry

We are an early-stage company in an emerging field of AI and face challenges often encountered with huge technological breakthroughs.

Nowigence has and will encounter the same risks and uncertainties also experienced by similar companies at the frontier of emerging technologies. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Since we are an early-stage company, have generated little revenue and have a short operating history, an investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Nowigence, Inc. is an early growth stage company incorporated in August 2011. Since our inception, we have been primarily focused on building a team, designing our software and user interface, gathering a large informational database, and testing our product market fit. Given Nowigence’s lack of operating history, our ability to forecast our future operating results has been limited and subject to several uncertainties, including the ability to plan and model for future growth. Based on current projections, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future.

Auditors have issued a “going concern” audit opinion.

Our independent qualified public accounting firm has issued a “going concern” opinion in connection with our audited consolidated financial statements for the fiscal years ended December 31, 2024 and 2023. The auditors noted that the Company has incurred recurring operating losses, has a significant accumulated deficit, and has historically experienced negative cash flows from operations. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the issuance of the financial statements.

Since December 31, 2018, when Nowigence first began filing audited financials under Regulation A, our auditors have consistently included a going concern. Despite this, the Company has been able to raise funds through equity offerings to sustain operations and continue product development. While management believes that its plans—including capital raising efforts, cost management initiatives, and potential revenue growth—may mitigate these conditions, there can be no assurance that such plans will be successful.

Accordingly, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy the claims of creditors, or that would be available for distribution to shareholders, in the event of liquidation. The continuation of our business is dependent upon our ability to raise additional capital and achieve profitable operations.

Failure to manage our growth may adversely affect our business and operations.

We are entering a stage where scaling our operations is critical to our long-term success. However, our growth to date has placed, and will continue to place, significant demands on our management team, financial resources, and operational infrastructure. To manage our future growth effectively, we must:

•	Continue to expand and professionalize our business functions;

•	Strengthen our financial reporting, disclosure, and internal control systems;

•	Enhance our management information systems and operational procedures; and

•	Recruit, train, and retain additional qualified personnel.

In addition, we anticipate that further investments will be required in sales and marketing, technology development, and research and innovation in order to:

•	Scale our operations and improve productivity;

•	Address the evolving needs of our clients and strategic partners;

•	Enhance and expand our existing technologies and AI-driven solutions;

•	Develop new products and services; and

•	Broaden our market presence, including entry into new industries and geographic regions.

Our recent acquisition of Stebr, Inc. (November 2023) and the continued integration of our wholly owned subsidiary, Nowigence India Private Limited, illustrate both the opportunities and challenges of scaling. These initiatives require significant management attention and financial resources, and there can be no assurance that we will be able to integrate operations successfully or realize anticipated synergies.

We cannot assure you that our systems, controls, and procedures will be adequate to support our future operations, or that we will be able to manage growth without experiencing operational inefficiencies. Failure to effectively manage growth could result in delays in client deployments, reduced quality or customer satisfaction, increased operating costs, and difficulties in introducing new features or technologies. Any of these outcomes could materially and adversely affect our business, financial condition, and results of operations.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We expect our costs and expenses to increase in future periods. In particular, we intend to continue to invest significant resources in:

•	Development of downstream AI apps, including investments in our research and development team, the development or acquisition of new products, features, and functionality, and improvements to the scalability, availability, and security of our platform;

•	Our technology infrastructure, including expansion of our activities with leasing or buying GPUs in third-party data centers that we may lease, enhancements to our network operations and infrastructure, and hiring of additional employees;

•	Sales and marketing;

•	Additional international expansion, in an effort to increase our customer base and sales; and

•	General administration, including legal, accounting, and other expenses.

In addition, part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and Class A common stock may significantly decrease.

Our business depends on our current customers renewing their contracts and/or subscriptions and purchasing additional services and AI custom-built solutions from us as well as attracting new customers. Any decline in our customer retention or expansion of our commercial relationships with existing customers or an inability to attract new customers would materially adversely affect our business, financial condition, and results of operations.

In order for us to maintain or improve our revenue growth and our results of operations, it is important that our customers renew their service contracts and/or subscriptions when existing contracts expire and that we expand our commercial relationships with our existing customers and attract new customers. We also seek to convert customers from our free-tier, self-service option to paid subscription contracts. Our customers have no obligation to renew their subscriptions, and our customers may not renew subscriptions with similar contract periods. Economic factors may affect all or some of our customers not to renew their agreements or contracts with us, and it is difficult to accurately predict long-term customer retention. In addition, our ability to attract new customers will depend on market acceptance of our AI Apps, platforms, and associated services and the successful implementation of our marketing strategy.

Our customer retention and expansion and the rate at which we attract new customers may decline or fluctuate as a result of a number of factors, our support capabilities, our prices and pricing plans, our product-market fit, staying abreast of technological advancement in a rapidly emerging tech space like AI, the pricing of competing products, reductions in our customers’ spending levels, new product releases, mergers and acquisitions affecting our customer base, or the effects of global economic conditions. We may be unable to timely address any retention issues with specific customers, which could adversely affect our results of operations. If our customers do not purchase additional subscriptions, services, AI custom-builds or renew their subscriptions, or if they renew on less favorable terms, or if we are unable to attract new customers, our revenue may be significantly affected, decline or grow less quickly, which would materially adversely affect our business, financial condition, and results of operations.

We expect fluctuations in our financial results, making it difficult to project future results. If we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our stock price could decline.

Our results of operations have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, other factors that may cause our results of operations to fluctuate include:

•	Fluctuations in demand for our products and services, including as a result of our introduction of new products, features, and functionality;

•	Fluctuations in pricing of our products, AI custom configuration, and data engineering service, including as a result of our introduction of new products, features, and functionality;

•	Fluctuations in usage of our AI apps, platforms, and associated services;

•	Our ability to attract new customers;

•	Our ability to retain existing customers;

•	Customer expansion rates;

•	Investments in new products, features, and functionality;

•	The timing of our customers’ purchases;

•	The speed with which customers are able to migrate data onto our platform after purchasing capacity;

•	Awareness of our brand on a global basis;

•	Fluctuations or delays in purchasing decisions in anticipation of new products, features, or functionality developed or acquired by us or our competitors;

•	Changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;

•	Our ability to control costs, including our operating expenses;

•	The amount and timing of costs associated with our cloud computing infrastructure, particularly the cloud services provided due to use of GPUs;

•	The amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses;

•	The amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments, and other non-cash charges;

•	The amount and timing of costs associated with recruiting, training, and integrating new employees and retaining and motivating existing employees;

•	The effects of mergers, acquisitions, and their integration;

•	The ability to identify and complete merger and/or acquisition opportunities;

•	General economic conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which our customers participate, and related difficulties in collections;

•	The impact of new accounting pronouncements;

•	Changes in regulatory or legal environments that may cause us to incur, among other things, expenses associated with compliance, particularly with respect to compliance with evolving privacy and data protection laws and regulations;

•	The overall tax rate for our business, which may be affected by the mix of income we earn in the United States and in jurisdictions with comparatively lower tax rates, the effects of stock-based compensation, and the effects of changes in our business;

•	The impact of changes in tax laws or judicial or regulatory interpretations of tax laws, which are recorded in the period such laws are enacted or interpretations are issued and may significantly affect the effective tax rate of that period;

•	Fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;

•	Changes in the competitive dynamics of our market, including consolidation among competitors or customers; and

•	Significant security breaches of, technical difficulties with, or interruptions to, the delivery and use of our platform.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our Class A common stock could decline substantially, and we could face costly lawsuits, including securities class actions.

We expect to continue to focus on sales to larger organizations and may become more dependent on those relationships, which may increase the variability of our sales cycles and our results of operations.

As we continue to focus on and may become more dependent on sales to larger organizations, we expect our sales cycles to lengthen and become less predictable. We plan our expenses based on assumptions about the length and variability of our sales cycle. These assumptions are based upon historical trends for sales cycles and conversion rates associated with our existing customers. Any shift in sales cycle may adversely affect our financial results. Factors that may influence the length and variability of our sales cycle include:

Our increasing dependence on sales to larger organizations may increase the variability of our financial results. If we are unable to close one or more expected significant transactions with these customers in a particular period, or if an expected transaction is delayed until a subsequent period, our results of operations for that period, and for any future periods in which revenue from such a transaction would otherwise have been recognized, may be adversely affected.

Our efforts to increase the use of our platform and services may not succeed and may negatively affect our revenue growth rate.

The success of sales and marketing for our software platform Researchwork.ai, a B2B software solution, is unpredictable, as is the future level of market acceptance. Furthermore, the introduction of new solutions may not be successful, which would adversely affect potential growth. We are unable to determine with any certainty the satisfactory level from clients using our platform and may not be able to determine with certainty the extent to which our innovative solutions are being embraced by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation, and economic and market conditions, could adversely affect our business and operating results.

We recognize revenue over the term of our customer contracts. Consequently, downturns or upturns in new sales may not be immediately reflected in our results of operations and may be difficult to discern.

Nowigence recognizes subscription revenue from customers over the contracted period. Consequently, a portion of the reported revenue each quarter is derived from the deferred revenue relating to subscriptions entered during previous quarters. Consequently, a decline in new or renewed subscriptions may have a minor impact on our revenue results for that quarter. However, such a decline could negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our products and services, potential changes in our pricing policies, or rate of expansion or retention, may not be fully reflected in the results of Nowigence’s operations in future periods. Also, we may be unable to reduce our cost structure if there is a significant deterioration in sales. Additionally, a significant majority of our costs are expensed as incurred, while revenue is deferred, only being recognized over the contracted period of the customer agreement. As a result, increased growth in the number of our customers could continue to result in our recognition of more expenses than revenue in the earlier periods of our agreements. Our product subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the subscription term.

Unfavorable conditions in our industry or the global economy, or reductions in software spending, could limit our ability to grow our business and materially adversely affect our business, financial condition, and results of operations.

Nowigence’s results of operations may vary based on the impact of changes in our industry, the global economy or our customers. Our ability to increase revenue and the profitability of our business depends on the demand for software applications. Historically during economic downturns, there were reductions in spending on software applications and services, concomitant pressure for extended billing terms and other financial concessions. If economic conditions deteriorate, our customers and prospective customers may go out of business or elect to decrease their budgets, limiting our ability to grow the business and adversely affect Nowigence’s financial condition and results of operations. Moreover, our competitors, many of whom are larger and have greater financial resources than Nowigence, may respond to challenging market conditions by lowering prices and/or may be less dependent on key industry events to generate product sales.

If the market for AIaaS applications develops more slowly than we expect or declines, our business would be adversely affected.

Our success depends on the widespread adoption of SaaS applications, particularly SaaS applications that seek to solve challenges with digital optimization. It is difficult to predict customer adoption rates and demand for our AI software apps and platform, the future growth rate and size of the SaaS applications market, or the entry of competitor applications. The expansion of the SaaS applications market depends on several factors, including the cost, performance, and perceived value associated with SaaS, as well as the ability of SaaS providers to address data security and privacy concerns. Additionally, government agencies have adopted and may adopt more laws and regulations, and companies are doing the same regarding the collection and use of personal information obtained from consumers and other individuals, any of which may reduce the overall demand for our AI apps, platforms, and associated services. If we or other SaaS providers experience data security incidents, loss of customer data, disruptions in delivery, or other problems, the market for SaaS applications may be negatively affected. If SaaS applications do not continue to achieve market acceptance, or there is a reduction in demand for SaaS applications caused by a lack of customer acceptance, technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and products, or decreases in spending on SaaS applications, it would result in decreased revenue and our business, financial condition, and results of operations would be materially adversely affected or may cause the business to fold.

Our solutions face competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

We compete with many types of AI companies. Our existing competitors (plus potential new competitors) have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. We also face competition from in-house AI and data science teams across industries. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors: introduce new competitive products and technologies; add new features; acquire competitive products; reduce prices; form strategic alliances with other companies or are acquired by third parties with greater available resources. We may also face increasing competition from open-source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to good customer support service. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. Furthermore, some of our competitors may offer their products and services at lower prices. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change as we are at the frontiers of the AI revolution. Frequent product and service innovation and evolving industry standards are occurring at a fast pace. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depend on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in Internet-related hardware, software, communication, browser, and GPU technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platform or technologies, or modifications to existing platform or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

The market in which we operate is highly competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be materially adversely affected.

The market for AI applications is fragmented, rapidly evolving, and highly competitive, with relatively low barriers to its entry. As this market continues to mature and new technologies and competitors enter the market, we expect competition to intensify. We face competition from:

•	Large companies that have greater name recognition, much longer operating histories, more established customer relationships, larger marketing budgets, and significantly greater resources than we do;

•	In-house software systems;

•	Large integrated systems vendors;

•	Smaller companies offering alternative AI SaaS applications; and

•	New or emerging entrants seeking to develop competing technologies.

Our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. With the introduction of new technologies, the evolution of our AI apps, platforms, and associated services, and new market entrants, we expect competition to intensify in the future. Pricing pressures and increased competition generally could result in reduced sales, reduced margins, losses, or the failure of our AI apps, platforms, and associated services to achieve or maintain more widespread market acceptance, any of which could harm our business.

Our competitors vary in size and in the breadth and scope of the products and services they offer. Further, other established SaaS providers not currently focused on digital optimization may expand their services to compete with us. Many of our current and potential competitors have established marketing relationships, access to larger customer bases, pre-existing customer relationships, and major distribution agreements with consultants, system integrators, and resellers. Some of our competitors have partnered with, or have acquired, and may in the future partner with or acquire, other competitors to offer services, leveraging their collective competitive positions, which makes, or would make, it more difficult to compete with them. For all these reasons, we may not be able to compete successfully against our current and future competitors, which would harm our business.

If we fail to innovate in response to changing customer needs and technology developments and other market requirements, our business, financial condition, and results of operations would be materially adversely affected.

Our ability to attract new customers and retain and increase revenue from existing customers depends in large part on our ability to enhance and improve our AI apps, platform features, and associated services and to introduce new products, features, and functionality. To grow our business, we must develop products, features, and functionality that reflect the changing needs of customers, and we believe that the pace of innovation will continue to accelerate. The success of any enhancement to our AI apps, platforms, and associated services depends on several factors, including timely completion, adequate quality testing, and market acceptance. Any new product, feature, or functionality that we develop may not be introduced in a timely or cost-effective manner, may contain defects, or may not achieve the market acceptance necessary to generate sufficient revenue. If we are unable to successfully develop new products, features or functionality, enhance our AI apps, platforms, and associated services to meet customer requirements, or otherwise gain market acceptance, our business, financial condition, and results of operations could be materially adversely affected.

Because our AI app is available over the internet, we need to continuously modify and enhance it to keep pace with changes in internet-related hardware, software, analytics, and database technologies and standards. In addition, we need to continue to invest in technologies, services and partnerships that increase the types of data processed on our platform and the ease with which customers can send data into our platform. We must also continue to enhance our data sharing and data exchange capabilities so customers can share their data with internal business units, customers, and other third parties. Moreover, our platform requires third-party public cloud infrastructure to operate. We must continue to innovate to optimize our offerings for these and other public clouds that our customers require, particularly as we expand internationally. Further, the markets in which we compete are subject to evolving industry standards and regulations, resulting in increasing data governance and compliance requirements for us and our customers. To the extent we expand into the public sector and other highly regulated industries, our AI apps, platforms, or associated services may need to address additional requirements specific to those industries.

If we are unable to enhance our AI apps, platforms, or associated services to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that can deliver competitive products at lower prices, more efficiently, more conveniently, or more securely than our platform, our business, financial condition, and results of operations would be materially adversely affected.

The recurrence of the pandemic or similar outbreaks could have an adverse impact on our business and operations, and the markets and communities in which we, our partners and customers operate, and the impact of the pandemic is difficult to assess or predict.

Either the continued effects of the COVID-19 pandemic (including any new strains or mutations) or the reoccurrence of a pandemic can negatively impact the global economy and our business. Actual and potential impacts including:

•	Our customer prospects and our existing customers may experience slowdowns in their businesses, which in turn may result in reduced demand for our AI products and services, lengthening sales cycles, loss of customers, and difficulties in collections.

•	Our employees are working from home significantly more frequently than they have historically, which may result in decreased employee productivity and morale with increased unwanted employee attrition.

•	We continue to incur fixed costs, particularly for real estate, and are deriving reduced or no benefit from those costs.

•	We may continue to experience disruptions to our growth planning, such as for facilities and international expansion.

•	We anticipate incurring costs in returning to work from our facilities around the world, including changes to the workplace, such as space planning, food service, and amenities.

•	We may be subject to legal liability for safe workplace claims.

•	Our critical vendors could go out of business.

•	Our in-person marketing events, including customer user conferences, have been canceled, and we may continue to experience prolonged delays in our ability to reschedule or conduct in-person marketing events and other sales and marketing activities.

If our security measures are breached or there is otherwise unauthorized disclosure of or access to customer data, our data, or our platform, our platform may be perceived as insecure, we may lose customers or fail to attract new customers, our reputation and brand may be harmed, and we may incur significant liabilities.

Use of our AI platform involves the storage, transmission, and processing of our customers’ proprietary data, including personal or identifying information of their customers or employees. Unauthorized disclosure of or access to or security breaches of our platform could result in the loss of data, loss of business, severe reputational damage adversely affecting customer or investor confidence, damage to our brand, diversion of management’s attention, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations, and significant costs for remediation that may include liability for stolen assets or information and repair of system damage that may have been caused, incentives offered to customers or other business partners in an effort to maintain business relationships after a breach, and other liabilities. We have incurred and expect to continue to incur significant expenses to prevent security breaches, including deploying additional personnel and protection technologies, training employees, and engaging third-party experts and consultants. Even though we do not control the security measures of third parties who may have access to our customer data, our data or our platform, we may be responsible for any breach of such measures or suffer reputational harm even where we do not have recourse to the third party that caused the breach. In addition, any failure by our vendors to comply with applicable law or regulations could result in proceedings against us by governmental entities or others.

Cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) are prevalent in our industry and our customers’ industries. In addition, we may experience attacks, unavailable systems, unauthorized access to systems or data or disclosure due to employee theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state supported actors, and advanced persistent threat intrusions. Electronic security attacks designed to gain access to personal, sensitive, or confidential data are constantly evolving, and such attacks continue to grow in sophistication. The techniques used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities in which data is stored or through which data is transmitted change frequently, and we may be unable to implement adequate preventative measures or stop security breaches while they are occurring. We have previously been, and may in the future become, the target of cyberattacks by third parties seeking unauthorized access to our or our customers’ data or to disrupt our operations or ability to provide our services.

We have contractual and legal obligations to notify relevant stakeholders of security breaches. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security incidents or data breaches involving certain types of data. In addition, our agreements with certain customers may require us to notify them in the event of a security incident or data breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security incident or data breach and otherwise comply with the multitude of foreign, federal, state, and local laws and regulations relating to the unauthorized access to, or use or disclosure of, personal information. Additionally, because of a breach or other security incident, we could be subject to demands, claims, and litigation by private parties and investigations, related actions, and penalties by regulatory authorities.

A security breach may cause us to breach customer contracts. Our agreements with certain customers may require us to use industry standards or reasonable measures to safeguard personal information or confidential information. A security breach could lead to claims by our customers, their end-users, or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our customers could end their relationship with us. There can be no assurance that any limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages.

Because data security is a critical competitive factor in our industry, we make numerous statements in our customer contracts, privacy policies, terms of service, and marketing materials, providing assurances about the security of our platform including detailed descriptions of security measures we employ. Should any of these statements be untrue or become untrue, even in circumstances beyond our reasonable control, we may face claims of misrepresentation or deceptiveness by the U.S. Federal Trade Commission, state, federal and foreign regulators, and private litigants.

If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects a large amount of data of one or more customers, or if we suffer a cyberattack that impacts our ability to operate our platform, we may suffer damage to our reputation and our brand, and our business, financial condition, and results of operations may be materially adversely affected. Further, although we maintain insurance coverage, our insurance coverage may not be adequate for data security breaches, indemnification obligations, or other liabilities. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim. Our risks are likely to increase as we continue to expand our platform, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.

We could suffer disruptions, outages, defects, and other performance and quality problems with our platform or with the public cloud and internet infrastructure on which it relies, which may materially adversely affect our business, financial condition, and results of operations.

Our business and continued growth depend in part on the ability of our existing and potential customers to access our platform at any time and within an acceptable amount of time. Our agreements especially in the business segment of data engineering services with customers typically provide for service level commitments. If we are unable to meet these commitments or if we suffer unexcused periods of downtime for our platform, we may be contractually obligated to provide financial credits or extend the term of the subscription for the period of unexcused downtime, or our customers may be entitled to terminate their agreements and obtain a pro rata refund. We have in the past provided, and may in the future be required to provide, financial credits and pro rata refunds as a result of not being able to meet these commitments. We have experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with our platform. We have also experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which our platform relies. These problems can be caused by a variety of factors, including infrastructure changes, introductions of new functionality, vulnerabilities and defects in proprietary and open-source software, human error or misconduct, capacity constraints due to an overwhelming number of users accessing our platform simultaneously, design limitations, or denial of service attacks or other security-related incidents. The performance and availability of the cloud computing infrastructure that we use to host our platform and many of the internal tools we use to operate our business is outside our control; therefore, we are not in full control of whether we meet the service level commitments under our customer agreements. As a result, our business, financial condition, and results of operations could be materially adversely affected if we suffer unscheduled downtime that exceeds the service level commitments we have made to our customers. Any extended service outages could adversely affect our business and reputation.

Our AI app Researchwork.ai is proprietary, and we rely on the expertise of members of our engineering, operations, product, and software development teams for their continued performance. It may become increasingly difficult and costly to maintain and improve our performance, especially during peak usage times and as our platform becomes more complex and our user traffic increases. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations may be materially adversely affected.

We depend and rely on third-party hosted cloud services and internet infrastructure to operate the critical functions of our business. If these services become unavailable due to extended outages, interruptions, or because they are no longer available on commercially reasonable terms, our expenses could increase, our ability to manage our business could be interrupted, and our processes for managing sales of and delivering our AI apps, platforms, and associated services could be impaired until we are able to identify, obtain, and implement equivalent services, if we are able to do so at all. Any of these circumstances could materially adversely affect our business, financial condition, and results of operations.

Any disruptions, outages, defects, and other performance and quality problems with our platform or with the public cloud and internet infrastructure on which it relies, or any material change in our contractual and other business relationships with any public cloud providers we contract with, could result in reduced use of our platform, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Real or perceived errors, failures, or bugs in our platform could materially adversely affect our business and growth prospects.

Because our platform is complex, undetected errors, failures, vulnerabilities, or bugs may occur, especially when updates are deployed. We have discovered and expect we will continue to discover software errors, failures, vulnerabilities, and bugs in our platform and anticipate that certain of these errors, failures, vulnerabilities, and bugs will only be discovered and remediated after deployment to customers. Software errors, failures, vulnerabilities, and bugs in our platform could materially adversely affect our business and growth prospects.

Any failure to offer high-quality product support may adversely affect our relationships with our customers, our reputation, and our business, financial condition, and results of operations.

In using our AI apps Researchwork.ai, Tagion.ai or Nowg.ai, our customers depend on our product support team to resolve complex technical and operational issues. We may be unable to respond quickly enough to accommodate short-, medium-, and long-term increases in customer demand for product support. We also may be unable to modify the nature, scope, and delivery of our product support to compete with changes in product support services provided by our competitors. Increased customer demand for product support, without corresponding revenue, could increase costs and materially adversely affect our results of operations. Our sales are highly dependent on our business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality product support, or a market perception that we do not maintain high-quality product support, could materially adversely affect our reputation, our ability to sell our AI apps, platforms, and associated services to existing and prospective customers, our business, financial condition, and results of operations.

Incorrect or improper implementation or use of our AI apps, platform, and associated services could result in customer dissatisfaction and materially adversely affect our business, financial condition, and results of operations.

We often assist our customers in implementing custom AI apps, platforms, and associated services (whether through us directly or a third-party implementation partner), and they may need training in the proper use of our AI apps, platforms, and associated services to maximize its potential and avoid inadequate performance. If we or our implementation partners fail to train customers on how to efficiently and effectively use our apps or we fail to provide adequate product support to our customers, we may lose opportunities for additional subscriptions, customers may choose not to renew or expand the use of our AI apps, platforms, and associated services we may experience negative publicity or legal claims against us, and our reputation and brand may suffer. Any of these circumstances could materially adversely affect our business, financial condition, and results of operations.

If we fail to integrate our platform with a variety of operating systems, software applications, and platforms that are developed by others, our platform may become less marketable, less competitive, or obsolete, and our business, financial condition, results of operations, and growth prospects could be materially adversely affected.

Our customers and prospective customers expect our AI apps, platforms, and associated services to integrate with a variety of software platforms and we need to continuously modify and enhance our platform to adapt to changes in software, browser, and database technologies. We have developed our platform to be able to integrate with third-party SaaS applications through the interaction of application programming interfaces (“APIs”). In general, we rely on the fact that the providers of such software systems continue to allow us access to their APIs to enable these custom integrations. We are subject to the standard terms and conditions of such providers, or other agreements we may have with them, which govern the distribution, operation, and fees of such software systems, and which may be subject to change by such providers. As a result of limits or prohibitions by other parties, unacceptable terms, technical difficulties, our failure to recognize demand, or for other reasons, we may not successfully build, deploy, or offer the integrations needed. If we fail to offer a variety of integrations or the integrations that our customers and prospective customers expect and demand, then our AI apps, platforms, and associated services may become less marketable, less competitive, or obsolete, and our business, financial condition, results of operations, and growth prospects could be materially adversely affected.

We do not have the history with our subscription or pricing models necessary to accurately predict optimal pricing to attract new customers and retain existing customers.

We have limited experience with respect to determining the optimal prices for our AI apps, platforms, and associated services and, as a result, we have in the past and expect in the future that we will need to change our pricing model from time to time. As the market for our AI apps, platforms, and associated services matures, or as new competitors introduce new products or services that compete with ours, we may be unable to attract new customers at the same price or based on the same pricing models as we have used historically. Pricing decisions may also impact the mix of adoption among our subscription plans and negatively impact our overall revenue. Although we occasionally upsell within contract terms based on customer needs, substantially all of our customer contracts have a subscription period of one year or longer, for which we primarily bill annually in advance with no obligation to renew. As a result, potential changes in our pricing policies, or our rate of customer expansion or retention, may not be fully reflected in our results of operations until future periods. Moreover, larger organizations may demand price concessions. As a result, in the future we may be required to reduce our prices, which could materially adversely affect our business, financial condition, and results of operations.

Failure to effectively develop and expand our sales and marketing capabilities, including our relationships with channel partners, could harm our ability to increase our customer base and achieve broader market acceptance of our products and platform.

To increase our sales to new and existing customers, we must expand our sales and marketing operations, including our sales force and third-party channel partners, and continue to dedicate significant resources to inbound sales and marketing programs, both domestically and internationally. Our ability to increase our customer base and achieve broader market acceptance of our products will depend, in part, on our ability to effectively organize, focus, and train our sales and marketing personnel. If we are unable to increase the adoption of our AI apps, platforms, and associated services by new and existing customers, especially enterprise customers, our business, financial condition, and results of operations may be materially adversely affected.

Our efforts to develop and expand our sales and marketing capabilities will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We may not achieve anticipated revenue growth from expanding our sales and marketing capabilities, and our business, financial condition, results of operations, and growth prospects may be materially adversely affected, if we are unable to hire, develop, integrate, and retain talented and effective sales personnel and global systems integrators, consultancies, and digital agencies; if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time; or if our sales and marketing programs are not effective.

We may be unable to build and maintain successful relationships with our channel partners or such channel partners may fail to perform, which could materially affect our business, financial condition, results of operations, and growth prospects.

Nowigence employs a go-to-market business model whereby a portion of our revenue is generated by sales through our channel partners, such as independent software vendors and resellers, that further expand the reach of our direct sales force into additional geographies, sectors, and industries. We have entered, and intend to continue to enter, into strategic sales distributor and reseller relationships in certain international markets where we do not have a local presence. We provide certain of our channel partners with specific training and programs to assist them in selling access to our AI apps, platforms, and associated services, but there can be no assurance that these steps will be effective. In addition, if our channel partners are unsuccessful in marketing and selling access to our AI apps, platform, and associated services, it would limit our expansion into certain geographies, sectors, and industries. If we are unable to develop and maintain effective sales incentive programs for our channel partners, we may not be able to encourage these partners to sell access to our AI apps, platforms, and associated services to customers.

Some of these partners may also market, sell, and support offers that are competitive with ours and may devote more resources to marketing and sales, and support such competitive offerings, may have incentives to promote our competitors’ offerings to the detriment of our own, or may cease selling access to our AI apps, platforms, and associated services altogether. Our channel partners could subject us to lawsuits, potential liability, and reputational harm if, for example, any of our channel partners misrepresents the functionality of our AI apps, platforms, and associated services to customers or violates laws or our or their corporate policies. Our ability to achieve revenue growth in the future will depend, in part, on our success in maintaining successful relationships with our channel partners, identifying additional channel partners, including new markets, and training our channel partners to independently sell access to our AI apps, platforms, and associated services. If our channel partners are unsuccessful in selling access to our AI apps, platforms, and associated services, or if we are unable to enter into arrangements with or retain a sufficient number of high-quality channel partners in each of the regions in which we sell access to our AI apps, platform, and associated services and keep them motivated to sell access to our AI apps, platforms, and associated services, our business, financial condition, results of operations, and growth prospects could be adversely affected.

If our marketing strategies are not effective in attracting new and retaining existing customers, our business and ability to grow our revenues would be harmed.

We rely on our marketing strategies consisting of a combination of online and offline marketing programs such as online advertising, blogs, public relations, social media, user conferences, educational white papers and webinars, product demos, workshops, roundtables, and customer case studies, offering customers a free-tier, self-service option, and other inbound lead generation and outbound sales strategies to drive our sales and revenue. These strategies may not continue to generate the level of sales necessary to increase our revenue. If our outbound sales efforts are unsuccessful at attracting and retaining new and existing customers, we may be unable to grow our market share and revenue. If our customer base does not continue to grow through word-of-mouth marketing and viral adoption or outbound sales efforts, we may be required to incur significantly higher sales and marketing expenses to acquire new subscribers, which could adversely affect our business and results of operations. In addition, high levels of customer satisfaction and market adoption are central to our marketing model. Any decrease in our customers’ satisfaction with our products, including as a result of actions outside of our control, could harm word-of-mouth referrals and our brand.

Additionally, many customers never convert from our free-tier, self-service option to a paid subscription contract. Further, we often depend on individuals within an organization who initiate our free-tier, self-service option, being able to convince decision-makers within their organization to convert to a subscription contract. Many of these organizations have complex and multi-layered purchasing requirements. To the extent that these free-tier customers do not become paying subscribers, we will not realize the intended benefits of this marketing strategy.

If we are unable to maintain and enhance our brand, our business, financial condition, and results of operations may be materially adversely affected.

We believe that maintaining and enhancing our reputation as a differentiated and category-defining company in research with AI is critical to our relationships with our existing customers and to our ability to attract new customers. The successful promotion of our brand attributes will depend on several factors, including our marketing efforts, our ability to ensure that our platform remains reliable and secure, our ability to continue to develop high-quality software, and our ability to successfully differentiate our AI apps, platforms, and associated services from competitive products and services. In addition, independent industry analysts often provide reviews of our AI apps, platforms, and associated services, as well as products and services offered by our competitors, and perception of our products and services in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive, as compared to those of our competitors’ products and services, our brand may be adversely affected. It may also be difficult to maintain and enhance our brand in connection with sales through channel or strategic partners.

The promotion of our brand requires us to make substantial expenditures, and we anticipate that the expenditure will increase as our market becomes more competitive, as we expand into new markets, and as more sales are generated through our channel partners. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses we incur. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, and we could lose customers or fail to attract potential customers, all of which would materially adversely affect our business, financial condition, and results of operations.

We invest significantly in research and development, and to the extent our research and development investments do not translate into new products or material enhancements to our current products, or if we do not use those investments efficiently and effectively, our business, financial condition, and results of operations would be materially adversely affected.

If we do not spend our research and development budget efficiently or effectively on compelling innovation and technologies, our business may be harmed. Moreover, research and development projects can be technically challenging and expensive. The nature of these research and development cycles may cause us to experience delays, incur expenses associated with research and development and may not be able to offer compelling products and generate revenue, if any, from such investment. Additionally, the anticipated customer demand for a product or service we are developing could decrease after the development cycle has commenced, and we would nonetheless be unable to avoid substantial costs associated with the development of any such product or service.

If we expend a significant number of resources on research and development and our efforts do not lead to the successful introduction or improvement of products that are competitive in our current or future markets, it could materially adversely affect our business, financial condition, and results of operations.

We agree to indemnify customers and other third parties, which exposes us to substantial potential liability.

Our contracts with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses arising from alleged infringement, misappropriation, breach of obligations, Intellectual Property infringement, Data Security and Privacy, Compliance Violations, Errors and Omissions (E&O), General Liability, Professional Liability, Cyber Liability, data protection, breaches of representations and warranties, damage to property or persons, or other liabilities or violations with the use of our AI platform or such contracts. Although we attempt to limit our indemnity obligations, an event triggering our indemnity obligations could give rise to multiple claims involving multiple customers or other third parties. These claims may require us to initiate or defend protracted and costly litigation on behalf of our customers and other third parties, regardless of the merits of these claims. We may not have adequate or any insurance coverage and may be liable for up to the full amount of the indemnified claims, which could result in substantial liability or material disruption to our business or could negatively impact on our relationships with customers or other third parties, reduce demand for our products, and materially adversely affect our business, financial condition, and results of operations.

We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

We do not know when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments to support our business, which may require us to engage in equity or debt financing to secure additional funds. Additional financing may not be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could materially adversely affect our business, financial condition, and results of operations. If we incur debt, the debt holders would have rights senior to holders of common stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. Furthermore, if we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of debt or equity securities. As a result, our stockholders bear the risk of future issuances of debt or equity securities reducing the value of our common stock and diluting their interests.

Risks Related to Our Intellectual Property

Our intellectual property rights may not protect our business or provide us with a competitive advantage, which could have a material adverse effect on our business, financial condition, and results of operations.

To be successful, we must protect our technology and brand in the United States and other jurisdictions through trademarks, trade secrets, patents, copyrights, service marks, invention assignments, contractual restrictions, and other intellectual property rights and confidentiality procedures. Despite our efforts to implement these measures, they may not protect our business or provide us with a competitive advantage for a variety of reasons, including:

•	Our failure to obtain intellectual property rights for important innovations or maintain appropriate confidentiality and other protective measures to establish and maintain our trade secrets;

•	Uncertainty in, and evolution of, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights;

•	Potential invalidation of our intellectual property rights through administrative processes or litigation;

•	Any inability by us to detect infringement or other misappropriation of our intellectual property rights by third parties; and

•	Other practical, resource, or business limitations on our ability to enforce our rights.

Further, the laws of certain foreign countries, particularly certain developing countries, do not provide the same level of protection of corporate proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how, and records, as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property or proprietary rights in foreign jurisdictions. Additionally, we may also be exposed to material risks of theft or unauthorized reverse engineering of our proprietary information and other intellectual property, including technical data, data sets, or other sensitive information. Our efforts to enforce our intellectual property rights in such foreign countries may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop, which could have a material adverse effect on our business, financial condition, and results of operations.

We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to and distribution of our products and proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform and offerings.

Furthermore, litigation may be necessary to enforce our intellectual property or proprietary rights, protect our trade secrets, or determine the validity and scope of proprietary rights claimed by others. Any litigation, whether or not resolved in our favor, could result in significant expense to us, divert the efforts of our technical and management personnel, and result in counterclaims with respect to infringement of intellectual property rights by us. If we are unable to prevent third parties from infringing upon or misappropriating our intellectual property or are required to incur substantial expenses defending our intellectual property rights, our business, financial condition, and results of operations may be materially adversely affected.

We may become subject to intellectual property disputes, which are expensive to support, and if resolved adversely, may subject us to significant liability and increased costs of doing business, which could have a material adverse effect on us.

We compete in markets where there are many patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights, as well as disputes regarding infringement of these rights. Many of the holders of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights have extensive intellectual property portfolios and greater resources than we do to enforce their rights. As compared to our large competitors, our patent portfolio is relatively undeveloped and may not provide a material deterrent to such assertions or provide us with a strong basis to counterclaim or negotiate settlements. Further, to the extent assertions are made against us by entities that hold patents but are not operating companies, our patent portfolio may not provide deterrence because such entities are not concerned with counterclaims.

Any intellectual property litigation to which we become a party may require us to do one or more of the following

•	Cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;

•	Make substantial payments for legal fees, settlement payments, subscription fee refunds, or other costs or damages, including indemnification of third parties;

•	Obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

•	Redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the resources, time, and attention of our management and technical personnel, which might seriously harm our business, results of operations, and financial condition. We may be required to settle such litigation on terms that are unfavorable to us. For example, a settlement may require us to obtain a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms and may significantly increase our operating expenses. A license to continue such practices may not be available to us at all. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices would require significant effort and expense. Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal.

Moreover, such litigation may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Our use of “open source” software could negatively affect our ability to sell our platform and subject us to possible litigation.

We use software in our AI apps, platforms, and associated services that is licensed from third parties pursuant to open-source licenses. Certain open-source software licenses require a user who distributes or otherwise makes available the open-source software in connection with the user’s proprietary software to disclose publicly part or all the source code to the user’s proprietary software. The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Additionally, certain open-source software licenses are difficult to interpret and require the user of such software to make the source code of any derivative works of the open-source code and certain related software available to third parties with few restrictions on the use or further distribution of such software by such third parties. As a result, we may face claims from others seeking to enforce the terms of an open-source license, including by demanding the release of derivative works of the open-source software and our proprietary source code that was developed or used in connection with such software. These claims could also result in litigation and require us to replace certain open-source software with proprietary software licensed under costly commercial licenses or require us to devote additional research and development resources to change our platform, any of which would have a material adverse effect on our business and results of operations. Although we have implemented policies to regulate the use and incorporation of open-source software into our platform, we cannot be certain that we have not incorporated open-source software in our platform in a manner that is inconsistent with such policies. Any use of open-source software inconsistent with our policies or licensing terms could materially adversely affect our business, financial condition, and results of operations.

Risks Related to Regulatory Compliance and Legal Matters

We are subject to government regulation, including import, export, economic sanctions, and anti-corruption laws and regulations, that may expose us to liability and increase our costs.

Our AI apps, platforms, and associated services may be subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations and economic and trade sanctions regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. Recently, a U.S presidential EDAG executive order was issued that mobilizes a government body called the Economic Diplomacy Action Group (EDAG). The EDAG is being used to support the export of American artificial intelligence (AI) technology.  In addition, on July 18, the U.S. President Donald J. Trump signed the GENIUS Act into law. The Genius Act creates the first-ever Federal regulatory system for stablecoins, ensuring their stability and trust through strong reserve requirements. These regulations may bring changes in our strategy and/or limit the export of our products and provision of our services outside of the United States, or may require export authorizations, including by license, a license exception, or other appropriate government authorizations, including annual or semi-annual reporting and the filing of an encryption qualification. Export control and economic sanctions laws may also include prohibitions on the sale or supply of certain of our products to embargoed or sanctioned countries, regions, governments, persons, and entities. In addition, various countries regulate the importation of certain products through import permitting and licensing requirements and have enacted laws that could limit our ability to distribute our products. The exportation, re-exportation, and importation of our products and the provision of services, including by our partners, must comply with these laws or else we may be adversely affected, through reputational harm, government investigations, penalties, and a denial or curtailment of our ability to export our products or provide services. Complying with export control and sanctions laws may be time-consuming and may result in a delay or loss of sales opportunities. If we are found to be in violation of U.S. sanctions or export control laws, it could result in substantial fines and penalties for us and for individuals working for us. Changes in export or import laws, or corresponding sanctions, may delay the introduction and sale of our services in international markets, or, in some cases, prevent the export or import of our services to certain countries, regions, governments, persons, or entities altogether, which could materially adversely affect our business, financial condition, and results of operations.

We are also subject to various domestic and international anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act (“FCPA”). These laws and regulations generally prohibit companies and their employees and intermediaries from directly or indirectly authorizing, promising, offering, or providing payments or benefits to government officials and other recipients for improper purposes, such as to obtain or retain business improperly or secure an improper business advantage. We rely on certain third parties to support our sales and regulatory compliance efforts and can be held liable in certain cases for their corrupt or other illegal activities, even if we do not explicitly authorize such activities. Although we take precautions to prevent violations of these laws, we cannot provide assurance that our internal controls and compliance systems will always prevent misconduct by our employees, agents, third parties, or business partners. Our exposure for violating these laws will increase as our international presence expands and as we increase sales and operations in foreign jurisdictions.

Violations of applicable anti-corruption laws could subject us to significant sanctions, including civil or criminal fines and penalties, disgorgement of profits, injunctions, and debarment from government contracts, as well as related stockholder lawsuits and other remedial measures, all of which could adversely affect our reputation, business, financial condition, and results of operations. Violations or allegations of violations could also result in whistleblower complaints, adverse media coverage, and investigations, any of which could have a material adverse effect on our reputation, business, and results of operations.

Complying with evolving privacy and other data-related laws as well as contractual and other requirements may be expensive and force us to make adverse changes to our business, and the failure or perceived failure to comply with such laws, contracts, and other requirements could result in adverse reputational and brand damage and significant fines and liability or otherwise materially adversely affect our business and growth prospects.

We are subject to numerous federal, state, local, and foreign privacy and data protection laws, regulations, policies, and contractual obligations that apply to the collection, transmission, storage, processing, sharing, disclosure, security, and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information and other data. Laws and regulations governing privacy and data protection, the use of the internet as a commercial medium, the use of data in artificial intelligence and machine learning, and data sovereignty requirements are rapidly evolving, extensive, complex, and include inconsistencies and uncertainties and may conflict with other rules or our practices. Further, new laws, rules and regulations could be enacted with which we are not familiar or with which our practices do not comply.

We may incur significant expenses to comply with the laws, regulations and other obligations that apply to us. For example, the EU General Data Protection Regulation (the “GDPR”) imposes stringent data protection requirements for processing the personal data of individuals within the European Economic Area (the “EEA”).

The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosure requirements, limitations on retention of personal data, mandatory data breach notification requirements, and additional obligations. Non-compliance with the GDPR can trigger fines of up to the greater of €20 million or 4% of our global annual turnover. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the E.U. and the United States remains uncertain. For example, in 2016, the E.U. and United States agreed to a transfer framework for data transferred from the E.U. to the United States, called the Privacy Shield, but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union (“CJEU”). The CJEU also raised questions about whether the European Commission’s Standard Contractual Clauses, one of the primary mechanisms used by companies to transfer personal data out of the EEA, complies with the GDPR. While the CJEU upheld the validity of the Standard Contractual Clauses, the CJEU ruled that the underlying data transfers must be assessed on a case-by-case basis by the data controller to determine whether the personal data will be adequately protected. As a result, on June 4, 2021 the European Commission published a decision adopting an updated set of Standard Contractual Clauses designed to address issues identified by the CJEU. Use of the Standard Contractual Clauses will still need to be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals. The exact scope and applicability of the new Standard Contractual Clauses is currently unclear, particularly regarding transfers to parties outside the EEA who are already subject to the GDPR. We are awaiting further clarification from the European Commission and therefore the full scope of application of the Standard Contractual Clauses remains subject to review and change as we get a better understanding from the European Commission and national regulators. As such, we will need to review existing transfers of personal data out of the EEA and put in place measures to implement the new Standard Contractual Clauses, subject to a transition period. Accordingly, unless we put in place such measures by the end of the applicable transition period, any transfers by us of personal data from Europe may not comply with European data protection laws and may increase our exposure to the GDPR’s heightened sanctions for violations of its cross-border data transfer restrictions. Loss of our ability to transfer personal data from Europe may also require us to increase our data processing capabilities in those jurisdictions at significant expense.

Further, from January 1, 2021, companies have to comply with both the GDPR and the United Kingdom GDPR (“UK GDPR”), which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. The UK GDPR mirrors the fines under the GDPR, imposing fines up to the greater of €20 million (£17.5 million) or 4% of global turnover. The relationship between the United Kingdom and the E.U. in relation to certain aspects of data protection laws remains unclear, and it is unclear how United Kingdom data protection laws and regulations will develop in the medium to longer term, and how data transfers to and from the United Kingdom will be regulated in the long term. These changes will lead to additional costs and increase our overall risk exposure. Currently, there is a four- to six-month grace period agreed in the E.U. and United Kingdom Trade and Cooperation Agreement, ending June 30, 2021 at the latest, while the parties discuss an adequacy decision. The European Commission published a draft adequacy decision on February 19, 2021. If adopted, the decision will enable data transfers from E.U. member states to the United Kingdom for a four-year period, subject to subsequent extensions.

In addition to the E.U. and UK, a growing number of other global jurisdictions are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our platform, particularly as we expand our operations internationally. Some of these laws, such as the General Data Protection Law in Brazil, or the Act on the Protection of Personal Information in Japan, impose similar obligations as those under the GDPR. Others, such as those in Russia, India, and China, could potentially impose more stringent obligations, including data localization requirements. If we are unable to develop and offer features that meet legal requirements or help our customers meet their obligations under the laws or regulations relating to privacy, data protection, or information security, or if we violate or are perceived to violate any laws, regulations, or other obligations relating to privacy, data protection, or information security, we may experience reduced demand for our AI apps, platforms, and associated services, harm to our reputation, and become subject to investigations, claims, and other remedies, which would expose us to significant fines, penalties, and other damages, all of which would harm our business. Further, given the breadth and depth of changes in global data protection obligations, compliance has caused us to expend significant resources, and such expenditures are likely to continue into the future as we continue our compliance efforts and respond to new interpretations and enforcement actions.

The data protection landscape is also rapidly growing and evolving in the United States. As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. For example, the California Consumer Privacy Act of 2018 (the “CCPA”) became effective on January 1, 2020. The CCPA requires companies that process information on California residents to make new disclosures to consumers about their data collection, use, and sharing practices, allows consumers to opt out of certain data sharing with third parties and exercise certain individual rights regarding their personal information, provides a new private right of action for data breaches, and provides for penalties for noncompliance of up to $7,500 per violation. Additionally, the California Privacy Rights Act (the “CPRA”) was recently passed in California. The CPRA will impose additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the CPRA provisions went into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging.

Furthermore, the Federal Trade Commission (the “FTC”) and many state Attorney Generals continue to enforce federal and state consumer protection laws against companies for online collection, use, dissemination, and security practices that appear to be unfair or deceptive. For example, according to the FTC, failing to take appropriate steps to keep consumers’ personal information secure can constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. There are a number of legislative proposals in the United States, at both the federal and state level, and in the E.U. and more globally, that could impose new obligations in areas such as e-commerce and other related legislation or liability for copyright infringement by third parties. We cannot yet determine the impact that these future laws, regulations, and standards may have on our business.

Any future litigation against us could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might materially adversely affect our business, financial condition, and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us (including premium increases or the imposition of large deductible or co-insurance requirements). A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially having a material adverse effect on our business, financial condition, and results of operations. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

Risks Related to Tax and Accounting Matters

We face exposure to foreign currency exchange rate fluctuations.

We conduct transactions, particularly intercompany transactions, in currencies other than the U.S. dollar. While we have primarily transacted with customers and vendors in U.S. dollars, we can do business in foreign currencies for subscriptions to our AI apps, platforms, and associated services, and we may significantly expand the number of transactions with customers for our AI apps, platforms, and associated services that are denominated in foreign currencies. We do not currently maintain a program to hedge transactional exposures in foreign currencies. However, in the future, we may use derivative instruments, such as foreign currency forward and option contracts, to hedge certain exposures to fluctuations in foreign currency exchange rates. The use of these hedging instruments may not offset any or more than a portion of the adverse financial effects of unfavorable movements in foreign exchange rates over the limited time the hedges are in place and may introduce additional risks if they are not structured effectively.

Additionally, our international subsidiaries maintain net assets denominated in currencies other than the functional operating currencies of these entities. Accordingly, changes in the value of foreign currencies relative to the U.S. dollar can affect our revenue and results of operations due to transactional and translational remeasurements. As a result of these foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and results of operations. To the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our Class A common stock could be adversely affected.

Our global operations and structure subject us to potentially adverse tax consequences.

We generally conduct our global operations through subsidiaries and report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. A change in our global operations could result in higher effective tax rates, reduced cash flows, and lower overall profitability. Our intercompany relationships are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. The relevant revenue and taxing authorities may disagree with positions we have taken generally, or our determinations as to the value of assets sold or acquired or income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position were not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations.

Moreover, the Organization for Economic Co-operation and Development has initiated a base erosion and profit shifting project that seeks to establish certain international standards for taxing the worldwide income of multinational companies. As a result of these developments, the tax laws of certain countries in which we do business could change on a prospective or retroactive basis, and any such changes could increase our liabilities for taxes, interest, and penalties, and therefore could materially affect our cash flows, financial condition, and results of operations.

Our ability to use our net operating loss carryforwards may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards (“NOLs”) to offset its post-change income or taxes may be limited. We may experience ownership changes as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. Such change could limit the amount of NOLs that we can utilize annually to offset future taxable income or tax liabilities. Subsequent ownership changes and changes to the U.S. tax rules in respect of the utilization of NOLs may further affect the limitation in future years. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Changes in our effective tax rate or tax liability may have a material adverse effect on our results of operations.

We are subject to income taxes in the United States and various foreign jurisdictions. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment by management, and there are many transactions where the ultimate tax determination is uncertain. We believe that our provision for income taxes is reasonable, but the ultimate tax outcome may differ from the amounts recorded in our consolidated financial statements and may materially affect our financial results in the period or periods in which such outcome is determined.

Our effective tax rate could increase due to several factors, including:

•	Changes in the relative amounts of income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates;

•	Changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Tax Act and the CARES Act;

•	Changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax planning strategies, and the economic and political environments in which we do business;

•	The outcome of current and future tax audits, examinations, or administrative appeals; and

•	The effects of acquisitions.

Any of these developments could adversely affect our results of operations.

In addition, we may be subject to income tax audits by many tax jurisdictions throughout the world, many of which have not established clear guidance on the tax treatment of SaaS-based companies. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material adverse effect on the results of operations for that period.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

U.S. generally accepted accounting principles (“GAAP”) are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported results of operations and could affect the reporting of transactions already completed before the announcement of a change.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be materially adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes appearing elsewhere in this prospectus. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve those related to revenue recognition, deferred commissions, valuation of our stock-based compensation awards, including the determination of fair value of our common stock, valuation of goodwill and intangible assets, accounting for income taxes, and useful lives of long-lived assets, among others. Our results of operations may be materially adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our Class A common stock.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

We review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. An adverse change in market conditions, particularly if such change has the effect of changing one of our critical assumptions or estimates, could result in a change to the estimation of fair value that could result in an impairment charge to our goodwill or intangible assets. Any such charges may have a material adverse effect on our results of operations.

Risks Related to Ownership of Our Class A Common Stock

Our listing differs significantly from an underwritten initial public offering.

Prior to the opening of trading on the NASDAQ Capital Market, there will be no book building process and no price at which underwriters initially sell shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the NASDAQ Capital Market. This listing of our Class A common stock on the NASDAQ Capital Market differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Therefore, buy and sell orders submitted prior to and at the opening of trading of our Class A common stock on the NASDAQ Capital Market will not have the benefit of being informed by a published price range or a price at which the underwriters initially sell shares to the public, as would be the case in an underwritten initial public offering. Moreover, there will be no underwriters assuming risk in connection with the initial resale of shares of our Class A common stock. Unlike in a traditional underwritten offering, this qualification statement does not include the qualification of additional shares that may be used at the option of the underwriters in connection with overallotment activity. Moreover, we will not engage in, and have not and will not, directly or indirectly, request a consultant to engage in any special selling efforts or stabilization or price support activities in connection with any sales made pursuant to this qualification statement. In an underwritten initial public offering, the underwriters may engage in “covered” short sales in several shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the trading price of shares of our Class A common stock. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions with respect to the trading of our Class A common stock on the NASDAQ Capital Market, there could be greater volatility in the trading price of our Class A common stock during the period immediately following the listing. See also “—Our stock price may be volatile and could decline significantly and rapidly.”

•	There is not a fixed or determined number of shares of Class A common stock available for sale in connection with the qualification and the listing. Therefore, there can be no assurance that any Qualified Stockholders or other existing stockholders will sell any of their shares of Class A common stock, and there may initially be a lack of supply of, or demand for, shares of Class A common stock on the NASDAQ Capital Market. Alternatively, we may have a large number of Qualified Stockholders or other existing stockholders who choose to sell their shares of Class A common stock in the near term, resulting in a potential oversupply of our Class A common stock, which could adversely impact the trading price of our Class A common stock once listed on the NASDAQ Capital Market and thereafter.

•	None of our Qualified Stockholders or other existing stockholders have entered into contractual lock-up agreements or other restrictions on transfer. In an underwritten initial public offering, it is customary for an issuer’s officers, directors, and most or all of its other stockholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Consequently, any of our stockholders, including our directors and officers who own our Class A or Class B common stock and other significant stockholders, may sell or convert Class B shares to Class A common stock prior to selling them, any or all of their shares at any time (subject to any restrictions under applicable law, and in the case of shares of Class B common stock, upon conversion of any shares of Class B common stock into Class A common stock at the time of sale), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time following the listing, it may result in an oversupply of our Class A common stock in the market, which could adversely impact the trading price of our Class A common stock. See also “—None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Following our listing, sales of substantial amounts of our Class A common stock in the public markets, or the perception that sales might occur, could cause the trading price of our Class A common stock to decline.”

•	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our Class A common stock on the NASDAQ Capital Market. Instead, we will announce investor day from time to time over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will include content similar to a traditional roadshow presentation. We will make a version of the presentation publicly available, without restrictions, on our website. There can be no guarantee that the investor day and other investor education meetings will be as effective a method of investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to our Class A common stock or sufficient demand among potential investors immediately after our listing, which could result in a more volatile trading price of our Class A common stock.

Such differences from an underwritten initial public offering could result in a volatile trading price for our Class A common stock and uncertain trading volume, which may adversely affect your ability to sell any Class A common stock that you may purchase.

Our stock price may be volatile and could decline significantly and rapidly.

The listing of our Class A common stock and the qualification of the restricted Stockholders’ shares of Class A common stock that is not an underwritten initial public offering. There will be no book building process and no price at which underwriters initially sell shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the NASDAQ Capital Market.

Moreover, prior to the opening trade, there will not be a price at which underwriters initially sell shares of Class A common stock to the public, as there would be in an underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by the NASDAQ from various broker-dealers. Consequently, upon listing on the NASDAQ Capital Market, the trading price of our Class A common stock may be more volatile than in an underwritten initial public offering and could decline significantly and rapidly.

Further, if the trading price of our Class A common stock is above the level that investors determine is reasonable for our Class A common stock, some investors may attempt to short our Class A common stock after trading begins, which would create additional downward pressure on the trading price of our Class A common stock, and there will be more ability for such investors to short our Class A common stock in early trading than is typical for an underwritten public offering given the lack of contractual lock-up agreements or other restrictions on transfer.

The trading price of our Class A common stock following the listing also could be subject to wide fluctuations in response to numerous factors in addition to the ones described in the preceding risk factors, many of which are beyond our control, including:

•	Actual or anticipated fluctuations in our financial condition, results of operations, or operating metrics and those of our competitors;
•	The number of shares of our Class A common stock made available for trading;
•	Failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or variance in our financial performance from expectations of securities analysts;
•	Changes in the pricing of our AI Apps, platforms and associated services;
•	Changes in our projected operating and financial results;
•	Changes in laws or regulations applicable to our AI Apps, platforms and associated services;
•	Announcements by us or our competitors of significant business developments, acquisitions, or new offerings;
•	Significant data breaches, disruptions to, or other incidents involving our platform;
•	Our involvement in litigation;
•	Future sales of our Class A common stock by us or our stockholders;
•	Changes in our board of directors, senior management, or key personnel;
•	The trading volume of our Class A common stock;

•	Changes in the anticipated future size and growth rate of our market;
•	General economic and market conditions;
•	Other events or factors, including those resulting from war, incidents of terrorism, pandemics, elections, or responses to these events; and
•	Whether investors or securities analysts view our stock structure unfavorably, particularly our dual-class structure and the concentrated voting control of our executive officers, directors, and their affiliates.

In addition, stock markets with respect to newly public companies, particularly companies in the technology industry, have experienced significant price and volume fluctuations that have affected and continue to affect the stock prices of these companies. Stock prices of many companies, including technology companies, have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our Class A common stock shortly following the listing of our Class A common stock on the NASDAQ Capital Market as a result of the supply and demand forces described above. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

The trading price of our Class A common stock, upon listing on the NASDAQ Capital Market, may have little or no relationship to the historical sales prices of our capital stock in private transactions, and such private transactions have been limited.

Prior to the listing of our Class A common stock on the NASDAQ Capital Market, we have some history when trading in the mid-tier OTCQB markets. Given the limited history of sales, this information may have little or no relation to broader market demand for our Class A common stock and thus the initial trading price of our Class A common stock on the NASDAQ Capital Market once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening trading prices and subsequent trading prices of our Class A common stock on the NASDAQ Capital Market. For more information about how the initial listing price on the NASDAQ Capital Market will be determined, see “Plan of Distribution.”

An active, liquid, and orderly market for our Class A common stock may not develop or be sustained. You may be unable to sell your shares of Class A common stock at or above the price at which you purchased them.

We currently expect our Class A common stock to be listed and traded on the NASDAQ Capital Market. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with Qualified Stockholders or other existing stockholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our Class A common stock in the open market. While our Class A common stock may be sold after our listing on the NASDAQ Capital Market by the Qualified Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act of 1933, as amended (“the Securities Act”) unlike an underwritten initial public offering, there can be no assurance that any Qualified Stockholders or other existing stockholders will sell any of their shares of Class A common stock, and there may initially be a lack of supply of, or demand for, Class A common stock on the NASDAQ Capital Market. Conversely, there can be no assurance that the Qualified Stockholders and other existing stockholders will not sell all of their shares of Class A common stock, resulting in an oversupply of our Class A common stock on the NASDAQ Capital Market. In the case of a lack of supply of our Class A common stock, the trading price of our Class A common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our Class A common stock if they are unable to purchase a block of our Class A common stock in the open market in a sufficient size for their investment objectives due to a potential unwillingness of our existing stockholders to sell a sufficient amount of Class A common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Class A common stock in a sufficient amount for their investment objectives, the market for our Class A common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Class A common stock. In the case of a lack of demand for our Class A common stock, the trading price of our Class A common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid, and orderly trading market for our Class A common stock may not initially develop or be sustained, which could significantly depress the trading price of our Class A common stock and/or result in significant volatility, which could affect your ability to sell your shares of Class A common stock.

Our principal stockholders will have the ability to influence the outcome of director elections and other matters requiring stockholder approval.

Our officers and directors will collectively beneficially own, in voting rights approximately 57.4% of the voting power of our outstanding Class A and Class B common stock, voting together as a single class, based on the number of shares outstanding as of September 30, 2025. These stockholders currently have, and likely will continue to have, considerable influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing a significant corporate transaction, such as a merger or other sales of our company or our assets. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could be averse to the interests of other stockholders.

The dual class structure of our common stock will have the effect of concentrating voting control with our existing stockholders, executive officers, directors, and their affiliates, which will limit your ability to influence the outcome of important transactions and to influence corporate governance matters, such as electing directors, and to approve material mergers, acquisitions, or other business combination transactions that may not be aligned with your interests.

Our Class B common stock has ten votes per share, whereas our Class A common stock, which is the stock we are listing on the NASDAQ Capital Market and is being qualified under Regulation A of which this prospectus forms a part, has one vote per share. Our stockholders, who will hold shares of Class B common stock will collectively own shares representing approximately 54.3% of the voting power of our outstanding capital stock, based on the number of shares outstanding as of September 30, 2025. As a result, the holders of our Class B common stock will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or our assets, even if their stock holdings represent less than 50% of the outstanding shares of our capital stock, until the date that is six months following the date on which no founder is an employee or director of our company (unless a founder has rejoined our company during such six-month period), when all outstanding shares of Class A common stock and Class B common stock will convert automatically into shares of a single class of common stock. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. This control may adversely affect the market price of our Class A common stock.

Further, future transfers by holders of our Class B common stock will generally result in those shares converting into shares of our Class A common stock, subject to limited exceptions, such as certain transfers effected for tax or estate planning purposes. The conversion of shares of our Class B common stock into shares of our Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B common stock could gain significant voting control as other holders of Class B common stock sell or otherwise convert their shares into Class A common stock.

In addition, while we do not expect to issue any additional shares of Class B common stock following the listing of our Class A common stock on the NASDAQ Capital Market, any future issuances of Class B common stock would be dilutive to holders of Class A common stock.

None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Following our listing, sales of substantial amounts of our Class A common stock in the public markets, or the perception that sales might occur, could cause the trading price of our Class A common stock to decline.

In addition to the supply and demand and volatility factors discussed above, sales of a substantial number of shares of our Class A common stock into the public market, particularly sales by our directors, executive officers, and principal stockholders, or the perception that these sales might occur in large quantities, could cause the trading price of our Class A common stock to decline.

As of September 30, 2025, after giving effect to the Existing Class B Stock Conversion and the Reclassification, we had 10,927,270 shares of Class B common stock outstanding, all of which are “restricted securities” (as defined in Rule 144 under the Securities Act). All of these shares of Class B common stock may be converted to Class A common stock and then immediately sold either by the Qualified Stockholders pursuant to this prospectus or by our other existing stockholders under Regulation A and Rule 144 since such shares held by such other stockholders will have been beneficially owned by non-affiliates for at least one year. Moreover, once we become a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days and assuming the availability of certain public information about us, (i) non-affiliates who have beneficially owned our common stock for at least six months may rely on Rule 144 to sell their shares of common stock, and (ii) our directors, executive officers, and other affiliates who have beneficially owned our common stock for at least six months, including certain of the shares of Class A common stock covered by this prospectus to the extent not sold hereunder, will be entitled to sell their shares of our Class A common stock subject to volume limitations under Rule 144 and various vesting agreements.

In addition, as of September 30, 2025, giving effect to the Equity Award Amendment, we had no stock options outstanding that, if fully exercised, would result in the issuance of shares of Class A common stock, as well as no outstanding shares of Class A common stock subject to RSU awards. This will likely change as we intend to issue options and RSUs as compensation to employees and directors.

Accordingly, these shares will be able to be freely sold in the public market upon issuance, subject to applicable vesting requirements and compliance by affiliates with Rule 144.

None of our securityholders are subject to any contractual lock-up or other restriction on the transfer or sale of their shares. Following the effectiveness of the qualification statement of which this prospectus forms a part, the future holders of stock options and RSUs of our common stock will have rights, subject to some conditions, to require us to file qualification statements for the public resale of the Class A common stock issuable upon the conversion of shares of our Class B common stock into shares of our Class A common stock or to include such shares in qualification statements that we may file for us or other stockholders. Any qualification statement we file to qualify for additional shares, whether because of qualification rights or otherwise, could cause the trading price of our Class A common stock to decline or be volatile.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans, or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (Section 404), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding consultant board vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of the listing of our Class A common stock on the NASDAQ Capital Market; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our Class A common stock less attractive if we choose to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock, and our stock price may be more volatile.

Anti-takeover provisions in our charter documents and under New York State could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Class A common stock.

Provisions in our restated certificate of incorporation and amended and restated bylaws, as they will be in effect immediately following the effectiveness of the qualification statement of which this prospectus forms a part, may have the effect of delaying or preventing a change of control or changes in our management. Our restated certificate of incorporation and amended and restated bylaws will include provisions that:

Authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock with terms, rights, and preferences determined by our board of directors that may be senior to our Class A common stock;

•	Require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•	Specify that special meetings of our stockholders can be called only by our board of directors;
•	Establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;
•	Establish that our board of directors is divided into three classes, with each class serving three-year staggered terms;
•	Prohibit cumulative voting in the election of directors;
•	Provide that our directors may only be removed for cause;

•	Provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	Require the approval of our board of directors or the holders of at least 66 2/3% of our outstanding shares of voting stock to amend our bylaws and certain provisions of our certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our certificate of incorporation and bylaws, will be in effect immediately following the effectiveness of the qualification statement of which this prospectus forms a part, will provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by the New York State law.

In addition, our bylaws and indemnification agreements that we have entered or intend to enter into with our directors and officers will provide that:

•	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by the applicable law in New York State.

•	Provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•	The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons; and

•	We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business. However, even in future, if we are to procure directors’ and officers’ liability insurance policies, such insurance policies may not be available to us in the future at a reasonable rate, may not cover all potential claims for indemnification, and may not be adequate to indemnify us for all liability that may be imposed.

It may be that the State of New York will provide for an exclusive forum in the New York Court of Chancery for certain disputes between us and our stockholders, and that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Our restated certificate of incorporation and our amended and restated bylaws will provide that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of New York (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of New York) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors, officers, other employees, agents, or stockholders to us or our stockholders, including, without limitation, a claim alleging the aiding and abetting of such a breach of fiduciary duty, (C) any action asserting a claim against us or any of our current or former directors, officers, other employees, agents, or stockholders arising pursuant to any provision of the New York General Corporation Law or our certificate of incorporation or bylaws or as to which the New York General Corporation Law confers jurisdiction on the Court of Chancery of the State of New York, or (D) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder; (iii) the exclusive forum provisions are intended to benefit and may be enforced by us, our officers and directors, by the consultant. Consultant to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering; and (iv) any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to these provisions. Nothing in our current certificate of incorporation or bylaws or our restated certificate of incorporation or amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

We believe these provisions may benefit us by providing increased consistency in the application of New York State law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums, and protection against the burdens of multi-forum litigation. If a court were to find the choice of forum provision that will be contained in our restated certificate of incorporation or our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations.

Risks Related to this Listing and Ownership of Our Common Stock

Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of common stock conducted on a firm commitment underwritten basis. This listing of our common stock on NASDAQ differs from a firm commitment to an initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on the NASDAQ, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the NASDAQ. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on the NASDAQ will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis, assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in a number of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares.

•	Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “Our shares of common stock have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

•	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Qualified Stockholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on the NASDAQ. Alternatively, we may have a large number of Qualified Stockholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on the NASDAQ.

•	None of our Qualified Stockholders or other existing stockholders have entered into contractual lock-up agreements or other contractual restrictions on transfer that are applicable to the Listing, however, our directors, named executive officers and certain other stockholders are subject to restrictions as to the number of shares of common stock each may dispose of in any given period. In a firm commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after listing. Consequently, any of our stockholders, and our directors and officers who own our common stock, may sell any or all of their common stock at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant quantum, it may result in an oversupply of our common stock in the market, which could adversely impact the public price of our common stock. See “Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.” None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Sales of substantial amounts of our common stock in the public markets by our founders, affiliates, or non-affiliates, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.

•	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on the NASDAQ. Instead, we may host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our common stock and uncertain trading volume and may adversely affect your ability to sell your common stock.

Our shares of common stock currently have public market the Over-the-Counter (OTC) Select Market. An active trading market may not develop on the NASDAQ or continue to be liquid and the market price of our shares of common stock may be volatile.

We expect our shares of common stock to be listed and traded on the NASDAQ. Prior to the listing on the NASDAQ, there has been a public market for our shares of common stock on the Over-the-Counter (OTC) Select Market, and an active market for our shares of common stock may not develop on the NASDAQ or be sustained after the listing, which could depress the market price of our shares of common stock and could affect the ability of our stockholders to sell our shares of common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of common stock. An inactive market may also impair our ability to raise capital by selling our shares of common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of common stock as consideration.

In addition, we cannot predict the prices at which our shares of common stock may trade on the NASDAQ following the listing of our shares of common stock, and the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control. As this listing is taking place without a firm commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the NASDAQ. On the day that our shares of common stock are initially listed on the NASDAQ, the NASDAQ will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by the NASDAQ on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Consultant Adamson Brothers, in its capacity consultant, must notify the NASDAQ that our shares are “ready to trade.” Once the Consultant Adamson Brothers has notified the NASDAQ that our shares of common stock are ready to trade, the NASDAQ will confirm the Current Reference Price for our shares of common stock, in accordance with the NASDAQ rules. If the Consultant Adamson Brothers then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on the NASDAQ will commence, subject to the NASDAQ conducting validation checks in accordance with the NASDAQ rules. The Consultant Adamson Brothers will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Consultant Adamson Brothers will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Consultant Adamson Brothers does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre- opening buy and sell interest), the Consultant Adamson Brothers will request that the NASDAQ delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact on the range of buy and sell orders collected by the NASDAQ from various broker-dealers. Consequently, upon listing on the NASDAQ, the public price of our common stock may be more volatile than in a firm commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, the listing process on the NASDAQ Capital Market, NASDAQ’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by NASDAQ’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on NASDAQ and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•	The number of shares of our common stock publicly owned and available for trading;
•	Overall performance of the equity markets and/or publicly-listed companies that offer competing services and products;
•	Actual or anticipated fluctuations in our revenue or other operating metrics;
•	Our actual or anticipated operating performance and the operating performance of our competitors;
•	Changes in the financial projections we provide to the public or our failure to meet these projections;
•	Failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;
•	Any major change in our Board, management, or key personnel;
•	The economy as a whole and market conditions in our industry;
•	Rumors and market speculation involving us or other companies in our industry;
•	Announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;
•	New laws or regulations or new interpretations of existing laws or regulations applicable to our business, in the U.S. or globally;
•	Lawsuits threatened or filed against us;
•	Other events or factors, including those resulting from war, incidents of terrorism, or responses to these events and
•	Sales or expected sales of our common stock by us and our officers, directors and principal stockholders.

In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on the NASDAQ as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

We may not be able to maintain brand recognition and potential investors’ awareness of or familiarity with our business, which may impact our common stock price and liquidity.

Although we have been able to engage with an audience of potential customers and/or investors through different channels -webinars, email distribution, marketing materials, etc.-, there is no guarantee that they will remember the Company’s existence or have a comprehensive understanding of our business. Brand recognition among our investor community may be limited, particularly with those community members who are not actively engaged with our Company or have not closely followed our progress. As a result, there is a risk that the demand for our shares may be constrained by the lack of widespread brand recognition and investor awareness.

The success of our Listing and subsequent trading of our shares may depend on the market’s perception and understanding of our business. Investors’ awareness and familiarity with our industry, products, services, and competitive landscape are crucial factors influencing their decision to invest in our company. However, there is a risk that potential investors may have limited knowledge or incomplete understanding of our business model, technology, AI, or market potential. This lack of awareness or familiarity could impact their willingness to invest in our shares, thereby affecting demand.

Our ability to create demand for shares may be influenced by the competitive landscape in which we operate. If our competitors have a more established brand presence, greater market visibility, or a larger investor base, potential investors may be more inclined to invest in their offerings rather than ours. In such a scenario, we may face challenges in attracting investors and generating adequate demand for our shares.

Future sales of common stock by our Qualified Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on the NASDAQ. Prior to listing on the NASDAQ, our common stock was listed in “over-the-counter” markets. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with qualified Stockholders or other existing stockholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our common stock in the open market. While our common stock may be sold after our listing on the NASDAQ by the qualified Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any qualified Stockholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on the NASDAQ. As described herein, substantially all shares of our common stock outstanding as of the date hereof will be qualified under this qualification statement. There can be no assurance that the qualified Stockholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on the NASDAQ. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Furthermore, the decision by our directors and officers, who retain significant ownership of our common stock, to sell, or refrain from selling, shares of common stock from time to time, could impact the market supply and trading volumes of our common stock, thereby affecting market prices and creating additional volatility, which impact will increase if the percentage of shares sold by non-affiliated qualified Stockholders or other existing stockholders from time to time decreases. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

We will control the direction of our business and its ownership of our common stock will prevent you and other stockholders from influencing significant decisions.

If Nowigence’s major stockholders continue to hold those shares, it will be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power. In particular, for so long as Nowigence continues to hold its shares, it may be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our Company and ultimately might affect the value of your common stock.

There is no assurance that we will successfully list on the NASDAQ.

There can be no assurance that our Company will be able to list on the NASDAQ, or that such a listing will be maintained even if achieved. Our ability to list on the NASDAQ is subject to a number of conditions, including meeting certain financial and corporate governance requirements. While we believe we currently satisfy these requirements, there is no guarantee that we will continue to do so in the future. Additionally, the NASDAQ may reject our application for listing or we may encounter delays or other issues that prevent or delay our listing. If we are unable to list on the NASDAQ, or if we are delisted after listing, we may be forced to seek alternative listing arrangements or operate on an over-the-counter market, which could negatively impact our ability to raise capital, our liquidity, and the marketability of our securities. Our inability to list on the NASDAQ could also have a negative impact on our reputation, business prospects, and financial condition. Therefore, investors should carefully consider the risks and uncertainties related to our ability to list on the NASDAQ before making an investment decision.

Because we are a “controlled company” as defined in the NASDAQ Stock Market Rules, you may not have protection of certain corporate governance requirements which otherwise are required by the NASDAQ’s rules.

Under the NASDAQ’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. We are a controlled company because Mr. Anoop Bhatia, our chief executive officer and chairman, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon the Listing. For so long as we remain a controlled company, we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•	Our board of directors is not required to be comprised of a majority of independent directors;

•	Our board of directors is not subject to the compensation committee requirement; and

•	We are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

We have not taken advantage of these exemptions. As a result, to the extent that we take advantage of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements. Although we do not currently intend to take advantage of the controlled company exemptions, we cannot assure you that, in the future, we will not seek to take advantage of these exemptions.

Our failure to meet the continued listing requirements of the NASDAQ could result in a delisting of our common stock and could make it more difficult to raise capital in the future.

The NASDAQ has listing requirements for inclusion of securities for trading on the NASDAQ, including minimum levels of stockholders’ equity, market value of publicly held shares, number of public stockholders and stock price. There can be no assurance that we will be successful in maintaining our listing on the NASDAQ as it is possible that we may fail to satisfy the continued listing requirements, such as the corporate governance requirements or the minimum stock price requirement. If we fail to satisfy the continued listing requirements, the NASDAQ may take steps to delist our common stock. Such a delisting, or the announcement of such delisting, will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we may attempt to take actions to restore our compliance with the NASDAQ listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum listing requirements or prevent future non-compliance with the NASDAQ listing requirements. If we do not maintain the listing of our common stock on the NASDAQ, it could make it harder for us to raise additional capital in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or, if available, will be on acceptable terms. The recent interest rate hikes and the present conditions and state of the United States and global economies make it difficult to predict whether and/or when and to what extent a recession has occurred or will occur in the near future. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Our common stock price is likely to be volatile. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including:

•	The success of competitive products or technologies;
•	Regulatory or legal developments in the United States,
•	The recruitment or departure of key personnel;
•	Actual or anticipated changes in our development timelines;
•	Our ability to raise additional capital;
•	Disputes or other developments relating to proprietary rights, litigation matters and our ability to obtain patent protection for our product candidates in the future should we choose to do so;
•	Significant lawsuits, including stockholder litigation;
•	Variations in our financial results or those of companies that are perceived to be similar to us;
•	General economic, industry and market conditions; and
•	The other factors described in this “Risk Factors” section.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. Furthermore, our Credit Agreement contains negative covenants that limit our ability to pay dividends. For more information, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Although we intend to apply to list our common stock on the NASDAQ, an active trading market for our common stock may not develop.

We intend to apply to list our common stock on the NASDAQ, and there can be no assurance that we will be approved. Although this offering will not commence without the approval for the trading of our common stock on the NASDAQ, an active trading market for our shares may never develop or be sustained following this offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this offering without depressing the market price for the shares, or at all.  An inactive market may also impair our ability to raise capital by selling our common stock and may impair our ability to expand our business by using our common stock as consideration in an acquisition.

We will be subject to additional regulatory burdens resulting from our public listing.

We are working with our legal, accounting and Consultant to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on the NASDAQ. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our common stock that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on the NASDAQ on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies listed on the NASDAQ will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management’s attention to these matters will have on our business.

We may sell additional common stock or other securities that are convertible or exchangeable into common stock in subsequent offerings or may issue additional common stock or other securities to finance future acquisitions.

We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common stock. Sales or issuances of substantial number of common stock or other securities that are convertible or exchangeable into common stock, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common stock. With any additional sale or issuance of common stock or other securities that are convertible or exchangeable into common stock, investors will suffer dilution to their voting power and economic interest in our Company. Furthermore, to the extent holders of any stock options or other convertible securities convert or exercise their securities and sell the common stock they receive, the trading price of the common stock may decrease due to the additional amount of common stock available in the market.

To the extent we may issue additional equity interests, our stockholders’ percentage ownership interest in our Company would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share.

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of our board of directors without a vote of our stockholders. In addition, our board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

We depend on our executive officers and dedicated personnel and the departure of any of our key personnel could materially and adversely affect us. We face intense competition for the employment of highly skilled managerial, investment, financial and operational personnel.

Our success is largely dependent on the efforts and abilities of our senior executive group and other key personnel. The loss of the services of one or more of our executive officers or personnel could adversely impact on our financial and operational performance and our ability to execute our strategies.

In addition, our future success depends on our ability to attract, train, manage and retain qualified personnel. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional large real estate investors enter into and expand their scale within the short-term rental business, we will face increased challenges in hiring and retaining personnel, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. If we are unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

Our ability to meet our labor needs while controlling our labor costs is subject to numerous external factors, including unemployment levels, prevailing wage rates, changing demographics and changes in employment legislation. If we are unable to retain qualified personnel or our labor costs increase significantly, our business operations and our financial performance could be adversely impacted.

We are an emerging growth company and a smaller reporting company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make the common stock less attractive to investors.

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012. we will remain an EGC until the earliest to occur of (i) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock pursuant to this qulifcation statement; (iii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date it qualifies as a “large accelerated filer” under the rules of the SEC, which means the market value of the common stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after it has been a reporting company in the United States for at least 12 months. For so long as we remain an EGC, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”).

We may take advantage of some, but not all, of the available exemptions available to EGCs. We cannot predict whether investors will find the common stock less attractive if it relies on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and the price of the common stock may be more volatile.

We are also a smaller reporting company, as defined in Rule 405 promulgated under the Securities Act (“SRC”). As an SRC, our Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that do not qualify as an SRC. Our Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues of more than $100 million and a public float that exceeded $700 million. To the extent our Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements to those of other public companies difficult or impossible.

After our Company ceases to be an SRC, it is expected to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of SOX.

General Risk Factors

Our inability to attract and retain highly skilled employees could materially adversely affect our business.

To execute our growth plan, we must attract and retain highly qualified personnel. We have, from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. The cost of living is high which may make it harder for us to attract and retain highly skilled employees. Many of the companies with which we compete for experienced personnel may have greater resources than we have. As our company grows and evolves, we may need to implement more complex organizational management structures or adapt our corporate culture and work environments. These changes could have an adverse impact on our corporate culture, which could harm our ability to retain and recruit personnel. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached their legal obligations, resulting in a diversion of our time and resources. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, it may adversely affect our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and growth prospects could be materially adversely affected.

We depend on our executive officers and other key employees, and the loss of one or more of these employees could materially adversely affect our business.

Our success depends largely upon the continued services of our executive officers and other key employees. We rely on our leadership team in the areas of research and development, operations, security, marketing, sales, support, general and administrative functions, and on individual contributors in our research and development and operations. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period; therefore, they could terminate their employment with us at any time. The loss of one or more of our executive officers, especially our Chief Executive Officer, or key employees could have an adverse effect on our business.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future, we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Changes in the business, regulatory, or political climate could adversely affect our operations.

Changes in the business, regulatory, or political climate i could have a material adverse impact on our business, financial condition, and results of operations. For example, if we were required to move our headquarters or downsize our operations due to material adverse changes in the business, regulatory, or political climate such as increases in local tax rates, we may lose key employees and incur significant costs of relocation.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our AI apps, platforms, and associated services and could harm our business.

The future success of our business depends upon our customers’ and potential customers’ access to the internet. Federal, state, or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet. Changes in these laws or regulations could require us to modify our platform in order to comply with these changes. In addition, government agencies or private organizations may impose additional laws, regulations, standards, or protocols involving taxation, tariffs, privacy, data protection, information security, content, copyrights, distribution, electronic contracts and other communications, consumer protection, and the characteristics and quality of services, any of which could decrease the demand for our AI apps, platforms, or services or result in reductions in the demand for internet-based platforms such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms,” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our AI apps, platforms, or services could decline.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts included in this prospectus, including those we have generated ourselves, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of companies covered by our market opportunity estimates will purchase our AI apps, platforms, services or generate any particular level of revenue for us. Any expansion in our markets depends on a number of factors, including the cost, performance, and perceived value associated with our AI apps, platforms, and associated services and the products of our competitors. Even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.

Acquisitions, mergers, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and materially adversely affect our business, financial condition, and results of operations.

We have in the past and intend in the future to seek to acquire or invest in businesses, joint ventures, and platform technologies that we believe could complement or expand our AI app portfolio of products and services, enhance our technology, or otherwise offer growth opportunities. Any such acquisitions or investments may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable opportunities, whether the transactions are completed, and may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of any acquired companies, particularly if the key personnel of an acquired company choose not to work for us, the acquired company’s software is not easily adapted to work with our platform, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. Any such transactions that we are able to complete may not result in the synergies or other benefits we expect to achieve, which could result in substantial impairment charges. These transactions could also result in dilutive issuances of equity securities, the incurrence of debt or adverse tax consequences, which could materially adversely affect our business, financial condition, and results of operations.

Our business could be disrupted by catastrophic occurrences and similar events.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce, and the global economy, and could harm our business.. In the event of a major earthquake, fire, power loss, telecommunications failure, cyberattack, war, terrorist attack, sabotage, other intentional acts of vandalism or misconduct, geopolitical event, disease, or other catastrophic occurrence, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our application development, lengthy interruptions in our products, breaches of data security, and loss of critical data, all of which could materially adversely affect our business, financial condition, and results of operations.

Additionally, we rely on our network and third-party infrastructure and applications, internal technology systems, and our websites for our development, marketing, operational support, hosted services, and sales activities. If these systems were to fail or be negatively impacted as a result of a natural disaster or other catastrophic event, our ability to deliver products to our customers would be impaired.

As we grow our business, the need for business continuity planning, incident response planning, and disaster recovery plans will grow in significance. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster and successfully execute on those plans in the event of a disaster or emergency, our business and reputation would be harmed.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Class A common stock could decline.

The market price and trading volume of our Class A common stock upon the listing of our Class A common stock on the NASDAQ Capital Market will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Class A common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our Class A common stock.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the NASDAQ rules, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our Class A common stock.

We will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on an annual basis, beginning with our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent qualified public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have recently commenced the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing, and any required remediation in a timely fashion once initiated. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We have recently begun to establish a compliance and controls function and we will need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent qualified public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our Class A common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

DILUTION

Purchasers of our Shares offered in this Offering will experience an immediate and substantial dilution of the net tangible book value of their Common Stock from the offering price. Such dilution results from the Offering Price of the Shares by the Company. On June 30, 2025, with the filing of 1-SA, we had a consolidated net tangible book value of $0. Net tangible book value is the aggregate amount of the company's tangible assets, less its intangible assets and total liabilities, divided by the number of outstanding shares.

After giving effect to the sale of the Shares offered hereby, including the use of proceeds as described under “Use of Proceeds,” the pro forma net tangible book value on June 30, 2025, with 1-SA financial statements attributable to common shareholders would have been $75,000,000, or $5 per share of our Common Stock. This amount represents an immediate increase in net tangible book value of $0.635 per share to new investors and an immediate dilution in pro forma net tangible book value of $4.365 per share from the Offering Price of $5 per share of our Common Stock to new investors. The following table illustrates this per share dilution:

Offering Price per Share	$5.00
Net tangible book value per Share before this Offering (1)	$0.00
Increase in net tangible book value per share attributable to new investors (2)	$0.635
Pro forma net tangible book value per share after this offering	$0.635
Dilution per share to new investors	$4.365

(1)	Net tangible book value per share of our Common Stock before this offering is determined by dividing net tangible book value based as of June 30, 2025 (consisting of tangible assets less tangible liabilities) of the Company by the number of shares of our Common Stock issued.
(2)	Net tangible book value after the offering divided by the number of outstanding shares after the offering minus the net tangible book value per share before the offering.

	$18,750,000 Raise	$37,500,000 Raise	$75,000,000 Raise
Price of Class A Common Share	$5.00	$5.00	$5.00
Class A Common Shares Issued	3,750,000	7,500,000	15,000,000
Capital Raised	$18,750,000	$37,500,000	$75,000,000
Less: Offering Costs	$(150,000)	$(150,000)	$(150,000)
Net Offering Proceeds	$18,600,000	$37,350,000	$74,850,000
Net Tangible Book Value Pre-Offering	$0.00	$0.00	$0.00
Net Tangible Book Value Post-Offering	$0.156	$0.315	$0.634

Class A & B Common Shares Issued and Outstanding Pre-Offering	102,722,465	102,722,465	102.722,465
Class A & B Common Shares Issued and Outstanding Post-Offering,	106,472,465	110,222,465	117,722,465
Net Tangible Book Value per Share Prior to Offering	$0.00	$0.00	$0.00
Net Tangible Book Value per Share After Offering	$0.156	$0.315	$0.634

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	102,722,465	89.4%	$0	0.0%	$0.00
New Investors	15,000,000	10.6%	$75,000,000	100.0%	$5.00
Total	117,722,465	100.0%	$75,000,000	100.0%	$5.00

Another important way of assessing dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as this Offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The Company has authorized and issued two classes of shares, Common Stock. However, all of the Company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

DIVIDEND POLICY

We have never paid a dividend on our Common Stock. Any future determination to pay dividends on our Common Stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board. We do not currently expect to declare or pay dividends on our Common Stock for the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used for the operation and growth of our business.

PLAN OF DISTRIBUTION

The Company is offering an aggregate of $75,000,000 of Class A common shares at a price between $3 and $5 for a maximum of 25,000,000 or 15,000,000 Class A shares, respectively. In no event shall the maximum number of shares to be issued pursuant to this Offering exceed 25,000,000 shares of common stock Class A, in this offering (the “Offering”) through a Tier 2 Offering pursuant to Regulation A+ Rule 251(d)(3) (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”).

This offering of its Common Stock for sale is being conducted on a “best efforts” basis by our officers and directors. In connection with the Company’s selling efforts in the offering, our officers, directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer who participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act nor will they be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors are currently, nor have been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this offering circular has been qualified by the SEC. This Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 730 days from the qualified date of this offering circular, unless extended by our directors for an additional 365 days.

Procedures and Requirements for Subscription

The Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under Securities Act, that such investor is investing an amount that does not exceed the greater of 10% of such investor’s annual income or 10% of such investor’s net worth (excluding principal residence). The Subscription Agreement must be delivered to us and the investor may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement. Subscriptions once received and accepted by the Company, are irrevocable. The minimum investment is 100 Class A Shares but we reserve the right to accept a lesser amount. We have the sole discretion to reject any subscription. Any rejected subscriptions will be promptly returned without interest thereon or deduction therefrom.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell the Shares offered. There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering and we intend to have multiple closings until the termination of the Offering Period. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). The Company has made no arrangements to place subscription funds in an escrow, trust, or similar account, which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan. The Company will hold all funds it receives in a segregated bank account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company, and the Shares for each closing will be issued to investors 30 days from the subscription agreement acceptance.

The Company is involved with a few litigations with respect to payments. American Express filed a complaint stating that it loaned $25,060 to the Company which is unpaid. In the first quarter of 2025, the summary judgment was filed against the Company. Also, Gravity Technologies Inc had an outstanding payment claim of $89,040. The summary judgment was filed against the Company. The parties have agreed to defer monthly payments for twelve months starting from November 2025.

In 2021, the Company incurred $21,499 in salaries to a former employee. The Company and the former employee engaged in discussions and ultimately settled all claims in March 2025. The parties settled for $35,000 at which time the Company will record a loss on settlement in the amount of $13,501. Of this, 28% was paid at settlement in March 2025 and the remaining will be paid monthly for twelve months in equal monthly instalments. In 2025, the Company had a judgment filed against them from a vendor in the amount of $38,394. This amount is fully accrued as of June 30, 2025.

Subsequent claims may be filed during the Offering Period which could cause you to lose all or part of your entire investment. If potential claims were perfected, the Company may not be able to return your funds or move the proceeds of the Offering into its business account. At this time no one is making any claims against the Company.

Please see the Risk Factor section to read the related risk to you as a purchaser of any Shares.

State Blue Sky Securities Regulations

As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and antifraud provisions, to the extent that the Shares are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non- natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Electronic Distribution

An Offering Circular in electronic format may be made available on our website, maintained by us or the selling group members, or a third party if any, participating in the Offering.

Transfer Agent

We have hired a transfer agent. The name is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598.

Limited to No Public Market

At the time of this prospectus, there has been a limited public market for our Common Stock. Our stocks trade in small volumes in the Experts Market even after voluntarily delisting the stock (1-U filed with the SEC on May 17, 2024, from the OTCQB markets In determining the Offering Price, we have considered a number of factors including:

-	the information set forth in this Offering Circular and otherwise available to us;

-	our prospects and the history and prospects for the industry in which we compete;

-	an assessment of our management;

-	our prospects for future earnings;

-	the general condition of the securities markets at the time of this Offering;

-	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

-	other factors deemed relevant by us.

The Company filed on May 16, 2025 its application to list its Class A shares under the Nasdaq Capital Market. The Company believes that it meets the Financial and Liquidity Requirements as per Market Value of Listed Securities Standard* Q on May 16, 2025, an application to quote the Class A shares. The Company believes that it meets the Listing Rules 5505(a) and 5505(b)(2) as per the criteria listed in the section for Market Value of Listed Securities Standard*. The Company’s unaffiliated current shareholders are qualified to seek a 144 exemption to permit trading their stocks in the Nasdaq under Regulation A and Rule 144. The Company is planning to continuously offer its Class A shares in the U.S. primary market exchange upon certifications to list.

We cannot assure investors that an active trading market will develop for shares of our Common stock, or that the shares will trade in the public market at or above the Offering Price.

USE OF PROCEEDS

We estimate that we sell $75,000,000 of Class A shares the net proceeds from the sale of this class A common shares in this Offering will be approximately $74,850,000, after deducting the estimated Offering expenses of up to $150,000 ($150,000 third party expenses including legal fees). The net proceeds of this Offering will be used to fund four key areas: (i) hiring additional key members of the management team; (ii) developing (diversified) operation infrastructure; (iii) continuing development of technology and service lineup including hiring additional data scientists and developers; and (iv) expanding sales, marketing, and operation capabilities in new markets.

Since inception friends and family have infused about $3.9 million in funding, net of offering costs, and as of September 30, 2025, utilizing Reg D exemption to fund our operations.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum Offering amount

	Maximum Offering
	Amount	Percentage
Sales, Marketing & Business Development	$11,976,000	16%
IT and AI Platform Development & Support	$23,952,000	32%
Customer Support/Ops	$5,239,500	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$5,988,000	8%
Working Capital	$27,694,500	37%
Total	$74,850,000	100%

(1) A portion of working capital will be used for HR Benefits, Staffing (including under COGs), Audit and Office Rent and Maintenance.

(2) Because the Offering is being made on a “best-efforts” basis, without a minimum Offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Offering size were to be 25% of the offering (Shares), the net proceeds will be approximately $18,600,000 after deducting estimated Offering expenses of up to $150,000, we expect to use the net proceeds according to the table below.

	25% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$2,976,000	16%
IT and AI Platform Development & Support	$4,836,000	26%
Customer Support/Ops	$1,860,000	10%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$1,488,000	8%
Working Capital	$7,440,000	40%
Total	$18,600,000	100%

If the Offering size were to be 50% of the offering, the net proceeds will be approximately $37,350,000 after deducting estimated Offering expenses of up to $150,000, we expect to use the net proceeds according to the table below.

	50% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$5,229,000	14%
IT and AI Platform Development & Support	$10,458,000	28%
Customer Support/Ops	$2,614,500	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$2,988,000	8%
Working Capital	$16,060,500	43%
Total	$37,350,000	100%

If the Offering size were to be 75% of the offering, the net proceeds will be approximately $56,100,000 after deducting estimated Offering expenses of up to $150,000, we expect to use the net proceeds according to the table below.

	75% Offering
	Amount	Percentage
Sales, Marketing & Business Development	$7,854,000	14%
IT and AI Platform Development & Support	$17,952,000	32%
Customer Support/Ops	$3,927,000	7%
General & Administration (CEO, Finance, Legal, HR, Advisors)	$4,488,000	8%
Working Capital	$21,879,000	39%
Total	$56,100,000	100%

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DESCRIPTION OF BUSINESS

OUR COMPANY

Company Overview

At Nowigence “NASDAQ: NOWG”, we develop and market independent artificial intelligence (AI) products, agents, and services that solve complex business problems to fuel future growth and deliver significant productivity for our clients. We accelerate AI adoption by enterprises with scalable, cost-effective no-code end-to-end hardware and software solutions.

Nowigence offers superior accuracy, transparency, and efficiency due to its focus on Extractive AI. Unlike generative AI pioneered by OpenAI and others, Extractive AI and our proprietary AI agents sift through vast amounts of data to extract the specific information you need and present it to you without interpretation, which often produces hallucinations and other inaccuracies.

Nowigence, Inc. enables B2B businesses with cloud-based collaborative AI platforms for developing web applications, replacing front-end developers, Research & Development (R&D), Fintech, Energy, Supply Chain (Warehousing and last-mile logistics), and Smart Agriculture with an IoT analytics interface.

In August 2025, the Company acquired a license in certain markets for an AI product platform called AgentForge from DigiAsia Corp (NASDAQ: FAAS). AgentForge AI will be further developed by us and rebranded as Nowg.ai (pr: now.jee) as a comprehensive, enterprise-ready AI-powered low-code development platform that builds sites and apps by receiving commands in simple English, eliminating the need for front-end UI/UX developers. It combines advanced agent creation capabilities with deep AI integration throughout the application development lifecycle. It is built specifically for organizations requiring sophisticated AI solutions with enterprise-grade security and scalability. Nowg.ai infrastructure optimizes backend servers and data center usage. Nowigence Inc. shall own and operate its own datacenters to provide value-added services. Also, Nowg.ai will be used regularly, attracting recurring revenues from clients replacing the need for middle and large IT business services outsourcing organizations.

Many high-net-worth individuals and investment houses from Singapore, India, U.S.A., Indonesia with primary interest in AI, Fintech (Blockchain/Payment Portal), Energy, Last-Mile Logistics (including Drone taxis carrying two passengers) have controlling stakes in Nowigence. The promoters of Nowigence successfully operate other businesses like Qunex Tech Corporation (Fintech/Blockchain/Payment Portals), Green Energon Corporation (produces energy from organic waste and generates natural gas, and Logiverse Corporation (deals with last-mile logistics, including trials with 2-passenger drone taxis).

Our involvement as a sister company but operating as an independent company strengthens our (Go-To-Market (GTM)) to achieve scale as follows:

Seek a partnership in the field of GPUs/data center management to promote web applications built by Nowg.ai. Our proprietary product platform shall likely be promoted via the GPU partner’s portal, providing both the hardware and software support for our clients. To facilitate this, we are building a web platform called Tagion.ai that shall offer an end-to-end solution starting from AI data labelling services, AI Data Centers, and AI Call Centers. Our proprietary web applications, like Nowg.ai and ResearchWork.ai (explained later in this section), can also be sourced from this platform should enterprises desire to eliminate large upfront investments and reduce product development risks.

Build sector-specific applications by integrating our proprietary extractive AI processes and workflows with legacy products of sister companies as a strategy to penetrate the sectors where they already have an established presence.

Sell our proprietary apps directly on a pay-on-usage model basis.

In addition to the development of Nowg.ai and Tagion.ai, we are soon to launch another of our proprietary AIaaS platforms called ResearchWork.ai. The internet was built on indexing keywords, which made web search possible and triggered the third industrial revolution. With our expertise in combining the strengths of extractive and generative AI, we index unique and independent ideas from multiple reputed research papers and present them in ways where researchers can easily connect ideas, conduct deep research, converse, stay updated, retrieve relevant research papers daily, take notes, and publish content without worrying about hallucinations, privacy infringement, or security. ResearchWork.ai delivers significant productivity and simultaneously accelerates innovation, overcoming the concerns where Federal and State funding have drastically constrained research budgets.

Nowigence has several product platforms, including AI-as-a-Service (AIaaS), AI agents, Data Centers, and AI data labelling sourcing platform. Benefits include privacy, security, compliance, AI model training, research, and collaboration, along with cost-effective, scalable, and flexible deliverables. Our apps and services enhance data analytics by integrating textual comprehension with structured data analytics, allowing for more comprehensive insights.

Nowigence Inc. is a Corporation incorporated in the State of New York with its corporate office in Saratoga Springs, New York. We have a wholly owned subsidiary in India called Nowigence India Private Limited.

Our product development strategy was inspired by an article published in the mid-2010s by a team of top data scientists from prestigious data science research institutions in the U.S. This team successfully extracted information from scribbled doctors’ notes (unstructured data) and organized it into tables (structured data), enabling statistical analysis to find the most effective routes from symptoms to cures. Many businesses have vast amounts of unstructured data (e.g., text or images) that they need to analyze, making extractive AI a practical choice. It offers immediate value, stability, and lower risk.

Previously, our technology leaders led businesses that became one of the world's leaders in Telecom Value Added Services (VAS), optimal IT Infrastructure architecture, and achieved growth with the evolution of mobile technology in over 40 countries. We are building our data labelling and end-to-end AI sourcing platform, providing clients with one-stop shop with up-to-date solutions to meet their budgets, technical skills, GPU/Central Processing Unit (CPU) Information Technology (IT) architectural requirements and ML/NLP models. We bring delivery excellence, cost efficiency, and procurement convenience with resources pooled from across the globe at various skill levels.

Nowigence has addressed some of the common concerns surrounding Large Language Models (LLMs) – privacy, security, hallucination, and copyright infringement, ensuring compliance and trust. With our commitment to ethical AI practices and advanced data protection measures, we position ourselves as a leader in the industry, allowing businesses to accelerate research, anomaly detection, process yields, error reduction, and predictability, thereby unlocking insights into process control that result in better business performance. Our strategy shall always be to innovate and drive cost efficiencies by encompassing emerging tech frontiers like blockchain and crypto-supported treasury.

Milestones

We developed our core AI platform with advanced extractive AI models in a couple of years before the launch of Generative AI models. The impetus to create Nowg.ai and Researchwork.ai came from the explosion of instant information worldwide, alongside projected labor shortages and declining birthrates. We anticipate that our platform will become vital for businesses to meet the demand for their products and services, with fewer staff. Nowigence was incorporated in New York State in 2011. Funding for product development began in late 2017. These funds were invested primarily in product development for our software and pilot trials. However, recently, as part of our strategic reorganization, the controlling stocks of the company were re-assigned to new technology entrepreneurs, who are bringing in new investment and funding opportunities.

In June of 2022, we listed on the OTCQB mid-tier market under a Tier 2 Offering pursuant to Regulation A+ Rule 251(d)(3) (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”).

On November 3, 2023, we completed the acquisition of Stebr Inc., a custom AI solutions service company with large global Fortune 500 clients. Because of this acquisition, we were unable to timely complete the audit requirements mandated by the OTCQB, so we filed to voluntarily delist from the OTCQB in May 2024; however our common stock remains quoted on the Over the Counter (OTC) Select Market. Meanwhile, we continue to invest in the development of our AI cloud-based apps.

In early November 2024, the alpha version of Researchwork.ai was launched. We have worked with domain experts and researchers to develop built-in tools they use as part of their jobs.

In 2025, with the new promoters and investors stepping in, we are bringing in fresh capital infusion and delivering on the new strategic vision of integrating AI in existing and established global products and services in the fields of Research & Development (R&D), Fintech, Energy, Supply Chain (Warehousing and last-mile logistics), Agriculture with IoT analytics interface, Blockchain, and Mining. We are now looking to scale rapidly.

Industry Background

The AI landscape includes a significant number of companies that primarily operate as consultants or service providers. These firms typically focus on offering tailored solutions, implementation services, and strategic guidance to help organizations integrate AI into their operations. There is also a growing segment of companies that develop and offer stand-alone AI products, platforms, and/or applications designed for specific use cases or industries.

Statista reports that the 2024 U.S. Natural Language Processing (NLP) and Machine Learning (ML) market was $30.8 billion with an expected CAGR (2024-30) of 28%. Similarly, the big data and data engineering service market for the U.S. is estimated at $80 billion with a CAGR growth of 15%. Predominantly, the current AI market is for services companies and consultants.

Nowigence is a product-focused company with a hybrid approach: we offer both platform products, proprietary AI agents, apps and associated services to meet domain-specific goals of each client, regardless of the sector in which they operate. This business model allows our customers to quickly validate our AI capabilities and achieve results, thereby eliminating their need for consulting engagements or long product development cycles.

Development Journey

Before LLMs, we were training our machine for Extractive AI using Natural Language Processing. Training dataset development for machine learning requires time and effort, but LLMs are predictive. They help in reducing the need for developing training datasets for machine learning purposes, having been trained with millions of terabytes of data. As a result, they can predict the words along with the context as narratives are being compiled.  The rhetoric against them is about privacy, hallucination, and copyright infringement.

Our market research shows that most enterprises are still at an early stage of AI adoption. Most of the market has invested in IT architecture or GPUs that are needed to develop AI apps. It is logical and aligned with our expectations that the end software applications will soon scale in 2026 and beyond.

Our AIaaS platform ResearchWork.ai assists researchers with developing and updating knowledge domains, especially in the fields of life sciences and technology, to contribute to new knowledge. In Fintech, where we have expertise in payment portals, we integrate our AI algorithms, models, and custom solutions for optimal foreign exchange (FX) conversion in arbitrage, workflow efficiencies, and offer the entire range of innovative AI and Blockchain-enabled products and services within a short period of time associated with cross-country payments and financial transactions. Our focus is yield optimization and significant productivity gains when embedding AI solutions in areas of Energy, Supply Chain, Agriculture, and Mining.

Our Strategic Approach

Our growth strategy encompasses a focus on innovation by developing unique algorithms focusing on Extractive AI, integrating AI with our existing products and services, wherein our sister companies are experiencing significant growth and possess a large market, seeking partnerships with established and reputed market channels, and through M&A. Recently, we announced an exclusive Licensing Agreement with the wholly owned subsidiary of DigiAsia Corp (NASDAQ: FAAS) called DigiAsia Bios Pte Ltd for MENA and North American Markets. DigiAsia Corp is a Southeast Asia leader in B2B API-based payments for fintech and digital services. Their platform is now being upgraded by us. We will soon launch Nowg.ai, a cloud sourcing platform for AI app developments alongside all partners, and AI conversational agent.

Our Tech Stack

Our AI model facilitates research by combining smart extraction methods with language tools, making it easy and fast to glean valuable insights from data and literature. Our Tech Stack leverages

-	Traditional RDBMS,

-	ETL scripts,

-	Data lakes using open-source tools,

-	Cloud platforms allowing for elastic scaling,

-	Data pipelines for improving data flow management,

-	Real-time data streaming providing support for event-driven architectures,

-	Integrations for machine learning and data analytics,

-	Distributed data processing,

-	Frameworks supporting large-scale data analytics,

-	Built-in data lineage tools for data governance and quality assurance, and

-	Advanced data AI integration, including data mesh architectures and enhancing data processing with LLM-driven automation

-	On-premise deployment for large enterprises is our primary focus. We deploy our proprietary models and LLMs to allow for an isolated environment and resource-efficient deployments. The smaller enterprises use our cloud-based infrastructure but with measures taken for data protection and compliance with the necessary regulatory and security standards.

Our Business Model

Our business model is from one-time custom application development fees, providing backend operational support regularly, operating and managing data centers to host our customers’ custom-developed apps, earning commission from the products and services that our end-to-end data labeling sourcing platform offers on a monthly subscription, on usage basis, or on annual licensing if integrated with existing and established products and services.

Competition:

We compete with different companies. ResearchWork.ai competes with Scite.ai and Resolute AI – both products are owned by Research Solutions Inc. (NASDAQ: RSSS). Nowg.ai competes with Replit.com. Replit was recently valued at $3 billion for the $250 million investment round that they closed recently to build on customer momentum (https://replit.com/news/funding-announcement). We have a differentiated offering with data labeling sourcing, Data Center/GPU sourcing, staffing, and software solutions to different verticals as part of Tagion.ai. We compete with many different companies in this segment, like C3.ai and CoreWeave, which are publicly listed companies too.

Citations:

A team of 6 research scientists from MIT, Carnegie Mellon University, and UAlbany

Citation: https://news.mit.edu/2012/digital-medical-records-offer-insights-1031

Reference: https://www.verifiedmarketresearch.com/product/big-data-and-data-engineering-services-market/

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 3 Franklin Square Suite 4, Saratoga Springs, NY 12866, Our website is [www.nowigence.com] The contents of our website are being updated regularly and are incorporated as reference into this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing in Item 3 of this Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" in our Offering Circular filed on Form POS dated October 11, 2019.

Company Overview

Nowigence, Inc. is an early growth company incorporated in the state of New York in August 2011. Our principal executive offices are located at 3 Franklin Square Suite 4, Saratoga Springs, NY 12866. Our telephone number is 518-795-0167 . Our website is www.nowigence.com, the contents of which are incorporated by reference into this Offering Circular.

Nowigence, with advanced expertise in Artificial Intelligence (AI), is committed to increasing the speed to which users, teams, and businesses make data-driven decisions. Our AI platform, PluarisTM, comprehends data, especially textual, available in written form, in real-time to deliver decisional boundaries and traceable intelligence derived from a rich spectrum of data types and sources, both inside and outside the business. This capability to deliver intelligence on demand, mimicking human comprehension, from a complex set of disparate sources applies to a wide variety of sectors, roles and processes.

Nowigence Inc. is a global software solution company with a uniquely flexible and sector agnostic AI-powered decision support system. Through novel machine learning and natural language processing techniques, it automates the way businesses retrieve, interpret, and summarize massive amounts of data for reduced error and quicker, more informed decisions. Its rapid and highly automated platform offers easily configurable add-ons to a standard off-the-shelf offering.

Since inception, the Company has successfully developed and sold the product to marquee customers and is ready to scale. Despite the 2020 global lockdown due to the coronavirus pandemics, we have succeeded in demonstrating our AI platform to many big Fortune 1000 companies. The Company is looking to invest in sales, marketing, e-commerce, and customer success teams to aggressively grow the market. The Company has generated revenues from operations and has demonstrated its capability to utilize capital effectively. Most of its competitors have invested in tens of millions of dollars whereas Nowigence has won customers confidence with about $3 million invested.

Operating Results

Commercial Update:

We are going through a period of change where we are moving from low to mid-range Scope-Of-Work (SOW) based service agreements to larger average service revenues per customer.

We are in discussions with a reputed channel partner to design, develop, and deliver GPU management platforms for clients. The SOW will likely include role-based access control, real-time monitoring of data center usage and efficient allocation of resources, automated job scheduling and management with priority and dependency handling, performance analytics and reporting, and integrating with client’s existing systems and APIs.

With constraints in resources, we were cautious in allocating resources to drive strategic change within the company. As a result, we reduced our dependencies on routine service SOW from the second half of 2024 to penetrate the market and build our strategy and resources for managing data centers and GPUs for clients.

Our revenues for the period ending June 30, 2025, were $101,042 compared to $482,615 for the same period in 2024. The gross profits for the same period were $88,055 as compared to $311,676. We had an operating loss of $219,165 in 2025 as compared to an operating income of $133,625. We expect to receive larger size orders in the second half of 2025. The focus of the 2025 period was on development of new products as 2024 was related to driving revenues from the existing product line of Stebr. The Company’s focus continues to be developing Nowg.ai and Tagion.ai.

Also, based on our recent acquisition in August 2025, we have acquired the rights of an AI conversational and app development platform from DigiAsia Corp. The work to customize the platform to Nowg.ai has started. Meanwhile, we have continued to work with ResearchWork.ai which is likely to be ready for customer trials and validations in 4Q of 2025. Our marketing strategy for our products and platforms is B2B.

We are positioning ourselves as a cost-effective no-code end-to-end hardware and software AI solutions provider for enterprises.

Financials:

Sales and Costs:

Our revenues for the period ending June 30, 2025, were $101,042 compared to $482,615 for the same period in 2024. The gross profits for the same period were $88,055 as compared to $311,676. We had an operating loss of $219,165 in 2025 as compared to an operating income of $133,625. We expect to receive larger size orders in the second half of 2025. The focus of the 2025 period was on development of new products as 2024 was related to driving revenues from the existing product line of Stebr. The Company’s focus continues to be developing Nowg.ai and Tagion.ai.

Our stockholders’ equity increased to $1,711,398 in 2024 as compared to $1,316,195 the previous year.

We generated an annual revenue of $677,234 in the year ended 2024, an increase of over 269% as compared to $183,559 in 2023. Our operating loss for the year ended December 31, 2024, is $200,584 as compared to an operating loss of $364,029 in the year ended December 31, 2023. At the start of 2023, we updated our entire backend and reworked our algorithms. The accumulated deficit at the end of 2023 is $5,060,697. The accumulated deficit at the end of 2024 is $5,349,699.In 2024 we recognized revenues from the Stebr product line where 2023, pre-acquisition of Stebr, revenues were the result of the work being performed for some non-recurring revenue streams.

Our focus remained on product development and serving existing customers. We have spent very little on sales, marketing, or PR.

The Company listed on the mid-tier OTCQB exchange in mid-June of 2022. The Company filed a Form 1-U on May 20, 2024 opting for voluntary delisting of the company on the OTCQB mid-tier market.

Liquidity and Capital Resources:

During the first half of 2025, we continued to be cash strapped. However, since then, the controlling stakes of the company have changed hands. Subsequently, many high net worth individuals and investment houses from Singapore, India, U.S.A., Indonesia with primary interest in AI, Fintech (Blockchain/Payment Portal), Energy, Last-Mile Logistics (including Drone taxis carrying two passengers) have brought in fresh capital into the company. The focus of the company executives is now on scaling the business, seeking new channel partners to pursue a growth strategy.

Related parties continued to provide liquidity whenever required in 2025, 2024 and 2023 to sustain operations. The current portion of related party payables is $202,876 and $225,240 as of June 30, 2025 and December 31, 2024. In 2024, $360,000 of the related party notes payable were converted into 2,000,000 Class A common shares.

As of June 30, 2025 and December 31, 2024, the Company had issued 90,745,195 and 74,079,545 Class A Common Shares. The number of authorized shares in Class A Common Stock is 700 million. Similarly, 10,927,270 Class B Common Shares are outstanding as of June 30, 2025 and December 31, 2024and have been issued to its Founder from 200 million authorized. Class B Common Shares are only offered to the Founder. They are not tradeable unless converted to Class A Common Stock.

As of June 30, 2025 and December 31, 2024, the Company had a working capital deficit of $523,287 and $602,096 and will likely incur losses before generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern.

In the management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.

The Company remained listed on the OTCQB mid-tier market in 2023.

There can be no assurance of the Company's ability to raise capital through its SEC qualification pursuant to Rule 251(d)(3) and 253(b) under Regulation A+. or that additional capital be available to the Company. If so, the Company's objective of its plan will be adversely affected, and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Therefore, the failure to raise sufficient capital via its offering under Regulation A+ would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available because we are an early growth stage company with small operations to date, we would likely have to pay additional costs associated with high-risk financing. At the time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds, the Company will be required to cease business operations. As a result, investors would lose all of their investment.

On August 28, 2025, the Class B shareholder who owned the controlling stakes transferred the stakes to Mr. Srivatsava Sunkara and Mr. Kiran K. Inampudi. Fresh capital infusion from many investors is now underway to provide sufficient funding for the company to scale.

On September 10, 2025, the company announced the new Board of Directors.

As of the date of this offering circular, the executive officers and directors of the company and their positions are as follows:

As of the date of this offering circular, the executive officers and directors of the company and their positions are as follows:

			Date of First
Name	Position	Age	Appointment
Executive Officers and Directors(*)

Anoop Bhatia	Chairman of the Board and Chief Executive Officer	64	August 1, 2011
Srivatsava Sunkara Michael Pollack	Executive Director, Chief Operating Officer Interim Chief Financial Officer	49 59	September 12, 2025 April 1, 2025
Kiran Inampudi Michael Connolly Greg Walsh	Executive Director, Chief Technology Officer Independent Director Independent Director	49 67 54	September 12, 2025 September 12, 2025 September 12, 2025

Vikram Kurella	Independent Director	49	September 12, 2025

Tinsley Galyean	Independent Director	60	September 15, 2025

Scott Rajeski	Independent Director	58	September 15, 2025

Executive Officers and Directors

Anoop Bhatia,

Chairman, President and CEO

Nowigence Inc.

www.linkedin.com/in/anoopbhatia/

Anoop Bhatia is an engineer, entrepreneur, and technologist who thrives on solving business problems, crunching data, and making things happen. Since 2017 onwards, Anoop has led Nowigence Inc, as President and CEO. A natural leader and active listener, he’s built a career in global operations, mergers and acquisitions, finance, sales and marketing, and complex negotiations. Anoop has worked for over 20 years at GE in leadership roles across multiple countries. He played a key role in establishing GE Silicones Private Limited as the first-ever wholly-owned foreign subsidiary that was ever established on Indian soil in 1996. He was subsequently transferred to Europe to be part of GE's global business team in the early days of globalization. Since then, he has held progressively responsible global positions across different functions. He received his Bachelor of Engineering in Chemical Engineering from BITS at Pilani in India and his post-graduate studies in management from Heriot-Watt at Edinburgh in Scotland.

Srivastava Sunkara

Executive Director and Chief Operating Officer

https://www.linkedin.com/in/srivatsava-sunkara-6026441/

Srivatsava (aka Sri) Sunkara is a powerhouse of sustainable innovation and smart strategy. After the recent sell-off and exit from Telogica Ltd., he has played a key leadership role in the capital restructuring and scaling businesses in the fields of AI, Fintech, Energy, and Logistics. A champion of operational excellence, Sri brings big ideas to life—with a green twist! Before Telogica, over the last 4 years, he founded Greenhouse LLC, where he installed the first MW-scale solar plant for the region. He also serves as Chairman of Jubilee Hills Bank Limited, where he led the strategy for digitization to modernize the bank. Whether he’s building future-ready tech, mergers, or reimagining sustainability, Sri leads with purpose, passion, and a touch of flair. Sri earned his Bachelor of Engineering from the Indian Institute of Technology, Kharagpur.

Michael Pollack

Interim Chief Financial Officer

https://www.linkedin.com/in/michael-pollack-71a9aab/

Michael Pollack brings nearly thirty years of expertise in public accounting and strategic consulting, having advised over 100 publicly traded companies and more than 250 private firms. He’s highly skilled in capital financing, debt refinancing, strategic repositioning, development restructuring, and private placement offerings. Michael is particularly experienced in reverse mergers and guiding clients through the SEC’s initial qulifcation process. With a sharp eye for financial strategy and a deep understanding of complex transactions, he excels in assisting SEC clients with managing their public-company risks, a factor of great importance for us. Michael earned his Bachelor's degree from the University of Maryland.

Kiran Kumar

Executive Director and Chief Technology Officer

https://www.linkedin.com/in/kiran-kumar-i-a9111b20/

Kiran Kumar is a dynamic tech leader with a global track record who steered IT operations across 40 countries for Wifi Network Private Limited for over three years, wherein he achieved the milestone of being amongst the world’s lowest cost provider for Value Added Services (VAS) in Telecom. With a passion for innovation, Kiran brings deep expertise in AI, machine learning, and cutting-edge digital solutions. His career spans Telecom, Fintech, Gaming, Digital Marketing, Banking, and E-commerce, where he's driven strategic initiatives and delivered real-world impact. Whether it's Core Telecom VAS or next-gen banking systems, Kiran blends technical know-how with big-picture thinking to power the future. Kiran earned his Bachelor’s of Engineering from Osmania University, Hyderabad.

Michael Connolly

Independent Director, Board Member

https://www.linkedin.com/in/michaelconnollyatlas/

Michael Connolly is the Founder & CEO of Talent Engines for nearly 5 years. Michael started his career with a leading global consulting firm McKinsey and Company where he assisted Global Fortune 500 companies with profit improvement initiatives. He later served as Vice President of Corporate Strategy and Development for American Express, where he incubated a number of key business development projects, such as American Express Tax and Business Services. Michael has led revitalization efforts for both private and public clients, such as Insignia Systems and Trammell Crow. He has held several CEO leadership roles in Internet media, multi-unit franchising, financial services and healthcare industries (Great Clips, Jamba Juice, BuyerZone, ElderLife Financial Services and MarketBridge). Michael earned a Bachelor of Arts from Pomona College in History and a Masters of Business Administration with second year honors from Harvard Business School.

Gregory Walsh

Independent Director, Board Member

https://www.linkedin.com/in/gregrwalsh/

Gregory (Greg) Walsh is an entrepreneur, investor, and board member with more than 15 years of experience scaling businesses at the intersection of technology, finance, and sustainability. He is the Co-Founder of Walsh Karra Holdings (WKH), where he leads investments in AI, fintech, blockchain, and climate ventures, helping early-stage companies mature into globally relevant businesses. As Co-Founder and CEO of Seismic LLC, Greg bootstrapped a managed IT services firm that has created over 1,000 jobs, generated $75M+ in revenue, and delivered mission-critical unified communications, security, and infrastructure solutions to enterprises worldwide. Greg’s governance experience includes serving on the board of the Bluenumber Foundation, a global nonprofit advancing public digital identity, where he contributed expertise in blockchain and digital transformation strategy. With a background in political science and management from SUNY Binghamton, Greg brings a distinctive blend of strategic vision, operational execution, and systems thinking.

Vikram Kurella

Independent Director, Board Member

https://www.linkedin.com/in/vikram-red1/

Vikram Kurella is a tax technology expert and an entrepreneur for over 20 years. As a Tax Technology consultant, he has configured and integrated tax engines (Vertex, OneSource, Avalara) with Oracle, SAP, and other POS systems. As co-founder, he has built a fan monetization platform that has generated over a million paid transactions while in beta. With that experience, he is currently launching a new Link-In bio platform with fan monetization, which is a B2B & B2C play. In his earlier startup, he bootstrapped and built a software/hardware solution for the OOH (Out-of-Home) advertising market, providing audience measurement and demographic information on viewers of outdoor ads. He has a bachelor’s degree in Electronics and Communications Engineering.

Tinsley Galyean

Independent Director, Board Member

https://www.linkedin.com/in/tinsley-galyean-071190/

With a background in science, technology, design, and entrepreneurship, Tinsley was the first to receive his Ph.D. from the Interactive Cinema Group at the MIT Media Lab. He has used this background to develop interactive education projects with the Museum of Modern Art, Boston Museum of Science, Liberty Science Center, Georgia Aquarium, and SciTech Perth. He has also developed media experiences for children through Disney, Warner Brothers, and an Emmy-nominated program for Discovery Kids. This work has led to numerous academic publications and patents. As a board member and head of strategy, Tinsley had the privilege of helping to launch the Dalai Lama Center for Ethics and Transformative Values at MIT. While teaching at the MIT Media Lab, Tinsley co-founded CuriousLearning.org -- a global non-profit using mobile technology for literacy learning to reach the 600 million children who would otherwise never learn to read. He continues to serve as Curious Learning’s

CEO since 2014. Tinsley holds a Ph.D. from the MIT Media Lab and an ScM in computer graphics from Brown University.

Scott Rajeski

Independent Director, Board Member

https://www.linkedin.com/in/scott-rajeski-22929b3/

Scott M. Rajeski is currently the President and Chief Executive Officer of Latham Group, Inc. and led the company through its IPO in 2021, listed on the NASDAQ under the ticker SWIM.   He previously served as Latham Pool Products’ Chief Financial Officer and Vice President. Before that, Scott served as a Director of Finance at GlobalFoundries, a semiconductor manufacturing company. Scott has built his career in Finance, having held various leadership positions with General Electric (GE), including being the Chief Financial Officer for the Americas of Momentive Performance Materials/GE Silicones, a former division of General Electric. Scott holds a Bachelor of Science degree in Mathematics and a minor in Business Economics from the State University of New York at Potsdam, as well as a Master of Business Administration degree from Clarkson University. Mr. Rajeski also graduated from General Electric’s Executive Finance Leadership Program and Finance Management Program and is a certified Six Sigma Black Belt.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We were incorporated in New York on August 1, 2011. The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2024 (i) all individuals who served as our principal executive officer (PEO), or acting in a similar capacity, during the fiscal year ended December 31, 2024, regardless of compensation level, (ii) the most highly compensated executive officers other than our CEO who were serving as executive officers at the end of the fiscal year ended December 31, 2024 and (ii) any additional individuals for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2024 (collectively, the “named executive officers”), (iii) Directors.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31, 2024	Salary ($) (1)	Bonus ($) (2)	Total Compensation ($)
Anoop Bhatia, Chairman & CEO	2024	$0	$199,800	$199,800
Srivastava Sunkara, COO (3)	2024	$0	$0	$0
Michael Pollack, Interim CFO (3)	2024	$0	$0	$0
Kiran Kumar Inampudi, CTO (3)	2024	$0	$0	$0
Michael Connolly, Board Member (3)	2024	$0	$0	$0
Gregory Walsh, Board Member (3)	2024	$0	$0	$0
Vikram Kurella, Board Member (3)	2024	$0	$0	$0
Tinsley Galyean, Board Member (3)	2024	$0	$0	$0
Scott Rajeski, Board Member (3)	2024	$0	$0	$0
David Evans, Tax Accountant and General Counsel	2024	$0	$77,700	$77,700
Terry Metzger, Former Independent Director	2024	$0	$43,632	$43,632
Ian Moore, Former Independent Director	2024	$0	$0	$0

(1) & (2)

During 2024, Anoop Bhatia earned a bonus from Class A stock issue of 1,110,000 valued at $199,500 . The total compensation amounts to $199,800. Also, David Evans and Tracy Metzger earned a bonus from Class A stock issue of $77,700 and $43,632 respectively.

(3)	The Officers and Directors who were appointed on September 10, 2025

Employment Agreements

The Company offers salary or service contracts at will basis regardless of the country of hire.

Compensation of Directors

We do not compensate our directors in cash for attendance at meetings. In the future, we may compensation directors, particularly those who are not employees on either a per meeting or fixed compensation basis.

Executive Compensation Philosophy

We believe that Nowigence is at the beginning of its journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and develop new business opportunities by leveraging the unique technology we have in hand, and constantly enhancing our business model. To achieve these objectives, we need a highly talented team. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.

Stock Option Plan

We do not have a stock option plan, but we reserve the right to implement one.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plans.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants, and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors and encourages them to devote their best efforts to our business and financial success.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our executive officers, directors and directors as a group. To the best of our knowledge, the people named have sole voting and investment power with respect to such shares, except as otherwise shared. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other rights. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

Ownership Pre-Offering

Directors and Officers: (As on 09/30/2025)

	Amount and	Percent of
Name & address of beneficial owner	nature of Beneficial ownership	Total (Class A and B) ownership	Percentage of Class	Direct Voting Right
(1)	(2)	(3)	(4)	(5)
Anoop Bhatia, CEO (Class A Common Stock) (1)	3,108,630	3.0%	3.4%	1.5%
Srivastava Sunkara, Class A & B Common Stock (1)	6,963,635	6.8%	1.6% & 50.0%	27.9%
Michael Pollack, Class A Common Stocks (1)	0	0.0%	0.0%	0.0%
Kiran K Inampudi, Class A & B Stocks (1)	6,963,635	6.8%	1.6% & 50.0%	27.9%
Michael Connolly, Class A (1)	15,000	0.0%	0.0%	0.0%
Gregory Walsh, Class A (1)	0	0.0%	0.0%	0.0%
Vikram Kurella, Class A (1)	0	0.0%	0.0%	0.0%
Tinsley Galleon, Class A (1)	15,000	0.0%	0.0%	0.0%
Scott Rajeski, Class A (1)	55,000	0.1%	0.1%	0.1%
All officers and directors as a group: (1)	17,120,900	16.7%	n/a	57.4%

Other shareholders aggregated Class A	85,601,565	83.3%	93.3%	42.6%
All shareholders aggregated Class A & B Shares	102,722,465	100%	n/a	100%

(1)	Unless otherwise noted, the address of the beneficial owner is c/o Nowigence Inc., 3 Franklin Square, Suite 4, Saratoga Springs, NY 12866
(2)	Total ownership, including Class A and B combined.
(3)	Percentage of total ownership
(4)	Percentage ownership in each class
(5)	Total voting rights for each shareholder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has procured borrowings from its founder/management team. As of June 30, 2025, the Company has $202,876 and as of December 31, 2024 and 2023, the Company has $225,240 and $410,512 outstanding to related parties. In addition, the Company issued shares as compensation to its employees and consultant board service providers during the course of the period ended December 31, 2024. The Company converted $360,000 worth of related party notes payable in 2024.

Policy for approval of related-person transactions

Prior to this Listing, we have not had a formal policy regarding approval of transactions with related persons. In connection with this Listing, our board of directors has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding shares of common stock (a “5% stockholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to the Company’s general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors after full disclosure of the related-person interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related-person transaction;
●	the approximate dollar amount involved in the related-person transaction;
●	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the related-person transaction; and
●	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, we were listed on the (OTCQB: NOWG) in mid-tier Over-The-Counter (OTCQB) market. We filed to voluntary delist from the ORCQB in the months of May 2024.

Future sales of substantial shares of our common stock in the public stock market after our Listing, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Shares of our common stock will be deemed “restricted securities” (as defined in Rule 144 under the Securities Act). Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Regulation A and Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. Following the listing of our common stock on NASDAQ, shares of our common stock may be sold either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

All the shares sold under this offering will be freely tradeable without restrictions or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this Offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares of our common stock on behalf of our affiliates are also subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, and officers, who purchase shares of capital stock from us in connection with a compensatory stock option plan or other written agreement before the effective date of the qualification statement of which this prospectus forms a part is entitled to sell such shares 90 days after such effective date in reliance on Rule 144.

Legal Matters

The Company is involved with a few litigations with respect to payments.

American Express filed a complaint stating that it loaned $25,060 to the Company which is unpaid. In the first quarter of 2025, the summary judgment was filed against the Company.

Also, Gravity Technologies Inc had an outstanding payment claim of $89,040. The summary judgment was filed against the Company. The parties have agreed to defer monthly payments for twelve months starting from November 2025.

In 2021, the Company incurred $21,499 in salaries to a former employee. The Company and the former employee engaged in discussions and ultimately settled all claims in March 2025. The parties settled for $35,000 at which time the Company will record a loss on settlement in the amount of $13,501. Of this, 28% was paid at settlement in March 2025 and the remaining will be paid monthly for twelve months in equal monthly instalments.

In 2025, the Company had a judgment filed against them from a vendor in the amount of $38,394. This amount is fully accrued as of June 30, 2025.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined herein) with respect to the acquisition, ownership and disposition of our common stock issued pursuant to this offering. The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion only addresses beneficial owners of our common stock that hold such common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws (including, without limitation, financial institutions, regulated investment companies, foreign governments, real estate investment trusts, dealers in securities, Non-U.S. Holders that elect to mark their securities to market, insurance companies, tax-exempt organizations, Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, Non-U.S. Holders liable for the alternative minimum tax, Non-U.S. Holders required to conform the timing of income accruals to financial statements pursuant to section 451 of the Code, controlled foreign corporations, passive foreign investment companies, certain former citizens or former residents of the U.S., and Non-U.S. Holders that hold our common stock as part of a hedge, straddle, other integrated transaction, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax, the Medicare contribution tax on certain net investment income, or the alternative minimum tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the U.S., as determined for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if: (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If an entity or arrangement is or is treated as a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of shares of our common stock, the tax treatment of a person treated as a partner (or other owner) generally will depend on the status of the partner (or other owner) and the activities of the entity. Persons that, for U.S. federal income tax purposes, are treated as partners (or other owners) in a partnership or other pass-through entity that is the beneficial owner of shares of our common stock are urged to consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of our common stock.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

As discussed above under “Dividend Policy,” we do not currently anticipate paying any dividends or other distributions on our common stock. If we make distributions of cash or property in respect of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in shares of our common stock, and thereafter will be treated as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock”). However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold at the applicable rate on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion, if any, of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, another applicable form or an appropriate successor form) certifying your entitlement to benefits under the treaty. Special certifications and other requirements apply if Non-U.S. Holders hold our common stock through pass-through entities for U.S. federal income tax purposes. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Dividend income that is effectively connected with your conduct of a trade or business within the U.S. will be taxed in the manner described in “—U.S. Trade or Business Income” below.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•	you are an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that you have timely filed U.S. federal income tax returns with respect to such losses); or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax as described in “—U.S. Trade or Business Income” below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will, nonetheless, not be subject to tax as U.S. trade or business income if your holdings (direct and indirect, taking into account certain constructive ownership rules) at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the U.S. and (ii) if you are eligible for the benefits of an income tax treaty with the U.S. and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the U.S. or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or other applicable form or an appropriate successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a non-U.S. corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty, as adjusted for certain items. However, the branch profits tax will not apply to any gain described in clause (B) above.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any distribution that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. federal withholding tax is generally imposed with respect to “withholdable payments,” which generally includes U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends on our common stock) paid to a non-U.S. entity (whether received as a beneficial owner or as an intermediary for another party) unless: (i) if the non-U.S. entity is a “foreign financial institution” (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and such non-U.S. entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the non-U.S. entity is not a “foreign financial institution,” such non-U.S. entity identifies any “substantial” owner (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity); or (iii) the non-U.S. entity is otherwise exempt under FATCA.

The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our common stock. Proposed Treasury regulations, the preamble to which states that they can be relied upon until final regulations are issued, exempt from FATCA proceeds on dispositions of stock.

To avoid withholding on dividends, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. In addition, under certain circumstances, a non-U.S. Holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or another document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the consummation of this Offering, we will be required to file periodic reports, and other information with the SEC pursuant to Rule 257(b) of Regulation A. Each issuer that has filed an offering statement for a Tier 2 offering that has been qualified pursuant to Regulation A must file with the Commission the following periodic and current reports: (1) Annual reports. An annual report on Form 1-K for the fiscal year in which the offering statement became qualified and for any fiscal year thereafter. Annual reports must be filed within the period specified in Form 1-K. (2) Semiannual report. A semiannual report on Form 1-SA within the period specified in Form 1-SA. Semiannual reports must cover the first six months of each fiscal year of the issuer, commencing with the first six months of the fiscal year immediately following the most recent fiscal year for which full financial statements were included in the offering statement, or, if the offering statement included financial statements for the first six months of the fiscal year following the most recent full fiscal year, for the first six months of the following fiscal year. (3) Current reports. Current reports on Form 1-U with respect to the matters and within the period specified in that form, unless substantially the same information has been previously reported to the Commission by the issuer under cover of Form 1-K or Form 1-SA. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements, and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SECURITIES BEING OFFERED

Shares

This Offering relates to the sale of up to $75,000,000 of class A common shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), at a price between $3 and $5 for a maximum of 25,000,000 or 15,000,000 Class A shares respectively. In no event shall the maximum number of shares to be issued pursuant to this Offering exceed 25,000,000 shares of common stock, in this offering (the “Offering”) through a Tier 2 Offering pursuant to Regulation A+ Rule 251(d)(3) (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”). We may endeavor to sell all the offered Class A common shares after this Offering becomes qualified. The company filed on 5/16/2025 its application to list its Class A shares under the Nasdaq Capital Market. It believes that it meets the Financial and Liquidity Requirements as per Market Value of Listed Securities Standard* Q on 5/16/2025, an application to quote the Class A shares. The Company believes that it meets the Listing Rules 5505(a) and 5505(b)(2) as per the criteria listed in the section for Market Value of Listed Securities Standard*. The Company’s unaffiliated current shareholders are qualified to seek a 144 exemption to permit trading their stocks in the Nasdaq under Rule 144. The company is planning to continuously offer its Class A shares in the U.S. primary market exchange upon Reg A qualification.

Capital Stock

Our authorized capital stock consists of 1,100,000,000 shares of Class A, B, C and preferred Stock, $0.00001 par value per share. As of September 30, 2025, per our auditor reviewed financial statements we had 102,722,465 shares of class A and B Common Stock outstanding. There are 700,000,000 Class A shares authorized, and 200,000,000 shares Class B authorized, and 150,000,000 Class C authorized and 50,000,000 preferred stock authorized. The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and bylaws. For more detailed information, please see our Articles of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this Offering Circular, there are 102,722,465 shares of class A and B of Common Stock issued and outstanding.

Voting Rights. The holders of the Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled to ten votes for each share held of record on all matters submitted to a vote of the shareholders Our COO Mr. Srivatsava Sunkar owns 50% and our CTO Mr. Kiran K. Inampudi owns the remaining of Class B stock which amount to 10,927,270 shares, which controls 54.3% of the voting power before the offering, and about 50.6% of the voting power post offering. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of Common Stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Table of Contents

Financial Statements

NOWIGENCE INC.

CONSOLIDATED BALANCE SHEETS (IN US$)

JUNE 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	JUNE 30,	DECEMBER 31,
	2025	2024
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$17,798	$11,692
Accounts receivable, net	97,242	8,924
Due from former owners - Stebr	87,564	94,019
Other current assets	4,224	8,278

Total Current Assets	206,828	122,913

Fixed assets, net	519	683
Intangible assets, net	5,633,332	976,067
Deferred offering costs	273,286	273,286
Goodwill	1,063,458	1,063,458

Total Non-current Assets	6,970,595	2,313,494

TOTAL ASSETS	$7,177,423	$2,436,407

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$444,362	$415,127
Line of credit - bank	74,885	74,888
Credit line - bank	7,992	9,754
Current portion of related party payables	202,876	225,240

Total Current Liabilities	730,115	725,009

Total Liabilities	730,115	725,009

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY
Common stock Class A, par value, $0.00001, 700,000,000 shares authorized, 90,745,195 and 74,079,545 issued and outstanding, respectively	908	741
Common stock Class B, par value, $0.00001, 200,000,000 shares authorized, 10,927,270 and 10,927,270 issued and outstanding, respectively	109	109
Additional paid in capital	12,987,017	8,153,145
Deferred compensation	(1,056,096)	(1,056,096)
Subscriptions receivable	-	(50,000)
Accumulated other comprehensive income	12,704	13,198
Accumulated deficit	(5,497,334)	(5,349,699)

Total Stockholders' Equity	6,447,308	1,711,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,177,423	$2,436,407

NOWIGENCE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$)

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	2025	2024
Revenues, net	$101,042	$482,615
Cost of Revenues	12,987	170,939

Gross profit	88,055	311,676

OPERATING EXPENSES
General and administrative expenses	281,662	152,119
Amortization and depreciation expense	25,558	25,932

Total Operating Expenses	307,220	178,051

OPERATING INCOME (LOSS)	(219,165)	133,625

NON-OPERATING INCOME (EXPENSE)
Interest expense, net	(11,147)	(35,784)
Loss on settlement	(13,501)	-
Other income	96,178	-

Total Non-Operating Income (Expenses)	71,530	(35,784)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(147,635)	97,841

Provision for income taxes	-	-

NET LOSS	$(147,635)	$97,841

Other Comprehsive Income (Loss)
Foreign currency translation adjustment	(494)	263
Comprehensive Income (loss)	$(148,129)	$98,104

Net loss per share - basic and diluted	$(0.00)	$0.00

Weighted average common shares outstanding	80,945,225	80,775,153

NOWIGENCE INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (IN US$)

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	Common Stock		Common Stock		Additional			Accumulated Other
	Class A		Class B		Paid-In	Deferred	Subscriptions	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital -	Compensation	Receivable	Income (Loss)	Deficit	Total
Balance - December 31, 2023	42,847,883	$428	37,927,270	$379	$7,372,524	$(1,012,500)	$-	$16,061	$(5,060,697)	$1,316,195

Change in comprehensive income	-	-	-	-	-	-	-	263	-	263
Net income for the period	-	-	-	-	-	-	-	-	97,841	97,841

Balance - June 30, 2024	42,847,883	$428	37,927,270	$379	$7,372,524	$(1,012,500)	$-	$16,324	$(4,962,856)	$1,414,299

Balance - December 31, 2024	74,079,545	$741	10,927,270	$109	$8,153,145	$(1,056,096)	$(50,000)	$13,198	$(5,349,699)	$1,711,398

Stock issued for:
Cash	120,690	1	-	-	34,999	-	50,000	-	-	85,000
Services	494,960	5	-	-	143,533	-	-	-	-	143,538
Product development costs	16,050,000	161	-	-	4,654,340	-	-	-	-	4,654,501
Officer payment of corporate credit card	-	-	-	-	1,000	-	-	-	-	1,000
Change in comprehensive income	-	-	-	-	-	-	-	(494)	-	(494)
Net loss for the period	-	-	-	-	-	-	-	-	(147,635)	(147,635)

Balance - June 30, 2025	90,745,195	$908	10,927,270	$109	$12,987,017	$(1,056,096)	$-	$12,704	$(5,497,334)	$6,447,308

The accompanying notes are an integral part of these financial statements.

NOWIGENCE INC.

STATEMENTS OF CASH FLOWS (IN US$)

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	2025	2024
CASH FLOW FROM OPERTING ACTIVITIES
Net (loss) income	$(147,635)	$97,841
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Common stock issued for services	143,538	-
Depreciation	164	541
Amortization	25,394	25,391
Loss on settlement	13,501	-
Interest and fees incurred for related party and bank notes	4,102	25,222
Bad debt	-	70,446
Foreign currency translation	(494)	263
Changes in assets and liabilities
Accounts receivable	(88,318)	(81,915)
Amounts due from former owners - Stebr for operations	6,455	(45,860)
Other current assets	4,054	(12,507)
Accounts payable and accrued expenses	16,734	49,276
Total adjustments	125,130	30,857

Net cash (used in) provided by operating activities	(22,505)	128,698

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of intangible assets	(28,158)	(188,896)
Net cash used in investing activities	(28,158)	(188,896)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on related party notes	(35,747)	-
Proceeds from related party notes	10,067	57,932
Payments on line of credit and credit line with bank	(2,551)	(1,509)
Proceeds from issuance of common stock	85,000	-
Net cash provided by financing activities	56,769	56,423

NET INCREASE (DECREASE) IN CASH	6,106	(3,775)

CASH - BEGINNING OF PERIOD	11,692	4,775

CASH - END OF PERIOD	$17,798	$1,000

CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for product development costs	$4,654,501	$-
Officer payment for accounts payable	$1,000	$-

NOWIGENCE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN US$)

JUNE 30, 2025 AND 2024 (UNAUDITED)

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Nowigence Inc. (“Nowigence” or the “Company”) is incorporated in the state of New York in August 2011. Our principal executive offices are located at 313 Ushers Road, Suite 33, Ballston Lake, NY 12019. Since January 18, 2019, the Company has owned and operated Nowigence India Private Limited, its wholly owned entity, and on November 3, 2023 acquired Stebr, Inc.

At Nowigence, we develop and market independent artificial intelligence (AI) products, agents, and services that solve complex business problems to fuel future growth and deliver significant productivity for our clients. We accelerate AI adoption by enterprises with scalable, cost-effective no-code end-to-end hardware and software solutions.

Nowigence offers superior accuracy, transparency, and efficiency due to its focus on Extractive AI. Unlike generative AI pioneered by Open AI and others, Extractive AI and our proprietary AI agents sift through vast amounts of data to extract the specific information you need and presents it to you without interpretation which often produces hallucinations and other inaccuracies.

Nowigence, Inc. enables B2B businesses with cloud-based collaborative AI platforms for developing web applications replacing front-end developers, Research & Development (R&D), Fintech, Energy, Supply Chain (Warehousing and last-mile logistics), and Smart Agriculture with IoT analytics interface.

In August 2025, the Company acquired a license in certain markets for an AI product platform called AgentForge from DigiAsia Corp (NASDAQ: FAAS). AgentForge AI will be further developed by us and rebranded as Nowg.ai (pr: now.jee) as a comprehensive, enterprise-ready AI-powered low-code development platform that builds sites and apps by receiving commands in simple English, eliminating the need for front end UI/UX developers. It combines advanced agent creation capabilities with deep AI integration throughout the application development lifecycle. It is built specifically for organizations requiring sophisticated AI solutions with enterprise-grade security and scalability. Nowg.ai infrastructure optimizes backend servers and data center usage. Nowigence Inc. shall own and operate its own datacenters to provide value-added services. Also, Nowg.ai will be used regularly, attracting recurring revenues by clients replacing the need for middle and large IT business services outsourcing organizations.

Many high net worth individuals and investment houses from Singapore, India, U.S.A., Indonesia with primary interest in AI, Fintech (Blockchain/Payment Portal), Energy, Last-Mile Logistics (including Drone taxis carrying two passengers) have controlling stakes in Nowigence. The promoters of Nowigence successfully operate other businesses like Qunex Tech Corporation (Fintech/Blockchain/Payment Portals), Green Energon Corporation (produces energy from organic waste and generates natural gas, and Logiverse Corporation (deals with last-mile logistics including trials with 2-passenger drone taxis).

Our involvement as a sister company but operating as an independent company strengthens our (Go-To-Market (GTM) to achieve scale as follows:

We are seeking a partnership in the field of GPUs/data center management to promote web applications built by Nowg.ai. Our proprietary product platform shall likely be promoted via the GPU partner’s portal providing both the hardware and software support for our clients. In order to facilitate this, we are building a web cloud sourcing platform that shall offer an end-to end solution starting from AI data labelling services, AI Data Centers, and AI Call Centers. Our proprietary web applications like Nowg.ai and ResearchWork.ai (explained later in this section) can also be sourced from this platform should enterprises desire to eliminate large upfront investments and reduce product development risks.

Build sector-specific application by integrate our proprietary extractive AI processes and workflows with legacy products of the sister companies as a strategy to penetrate into the sector’s where they already have an established presence.

Sell our proprietary apps directly on pay-on-usage model basis not only on our cloud-sourcing platform but also via our partner’s platform.

In addition to the development of Nowg.ai, we are soon to launch another of our proprietary AIaaS platform called ResearchWork.ai. The internet was built on indexing key words which made web search possible and triggered the third industrial revolution. With our expertise in combining the strengths of extractive and generative AI, we index unique and independent ideas from multiple reputed research papers and present them in ways where researchers can easily connect ideas, conduct deep research, converse, stay updated, retrieve relevant research papers daily, take notes, and publish content without worrying about hallucinations, privacy infringement, and security. ResearchWork.ai delivers significant productivity and simultaneously accelerates innovation overcoming the concerns where Federal and State funding have drastically constrained research budgets.

Nowigence has several product platforms including AI-as-a-Service (AIaaS), AI agents, Data Centers, and AI cloud sourcing platform. Benefits include privacy, security, compliance, AI model training, research and collaboration, along with cost effective, scalable, and flexible deliverables. Our apps and services enhance data analytics by integrating textual comprehension with structured data analytics, allowing for more comprehensive insights.

Nowigence Inc., is a Corporation incorporated in the State of New York with its corporate office in Ballston Lake NY. We have a wholly-owned subsidiary in India called Nowigence India Private Limited and Stebr, Inc..

Our product development strategy was inspired by an article published in the mid-2010s by a team of top data scientists from prestigious data science research institutions in the U.S. This team successfully extracted information from scribbled doctors’ notes (unstructured data) and organized it into tables (structured data), enabling statistical analysis to find the most effective routes from symptoms to cures. Many businesses have vast amounts of unstructured data (e.g., text or images) that they need to analyze, making extractive AI a practical choice. It offers immediate value, stability, and lower risk.

Previously, our technology leaders led businesses which became one of the world leaders in Telecom Value Added Services (VAS), optimal IT Infrastructure architecture and achieved growth with the evolution of mobile technology in over 40 countries. We are building our cloud sourcing platform providing clients with one-stop-shop with up-to-date cloud sourcing solutions to meet their budgets, technical skills, GPU/Central Processing Unit (CPU) Information Technology (IT) architectural requirements and ML/NLP models. We bring delivery excellence, cost efficiency and procurement convenience with resources pooled from across the globe at various skill levels.

Nowigence has addressed some of the common concerns surrounding Large Language Models (LLMs) – privacy, security, hallucination, and copyright infringement, ensuring compliance and trust. With our commitment to ethical AI practices and advanced data protection measures, we position ourselves as a leader in the industry, allowing businesses to accelerate research, anomaly detection, process yields, error reduction, and predictability thereby unlocking insights into process control that results in better business performance. Our strategy shall always be to innovate and drive cost efficiencies by encompassing emerging tech frontiers like blockchain and crypto-supported treasury.

Subsidiaries

Since January 18, 2019, the Company owns and operates Nowigence India Private Limited (“Nowigence India”), its wholly owned entity. The Company has presented consolidated financial results with Nowigence India in US$, the reporting currency of the Company.

On November 3, 2023, the Company acquired 100% of Stebr, Inc. (“Stebr”) for 5,050,000 shares of Class A common stock. Stebr is a California based software company.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There can be no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of June 30, 2025, the Company had a working capital deficit of $523,287 and will likely incur losses before generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Principals of Consolidation

The Company has prepared these financials by consolidating the activity with its wholly owned subsidiaries and eliminating intercompany transactions.

Reclassifications

The Company has reclassified certain amounts in the 2024 financial statements to comply with the 2025 presentation. These principally relate to classification of prepaid expenses and certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the period ended June 30, 2024.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amount of revenue and expense during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, common shares issued for services, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Stock-Based Compensation

The Company recognizes compensation costs under FASB ASC Topic 718, Compensation – Stock Compensation and ASU 2018-07. Companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2025 and December 31, 2024, the Company had $17,798 and $11,692 cash on hand and no cash equivalents.

Receivables and Concentration of Credit Risk

When the Company records an allowance for doubtful accounts it is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The amounts in accounts receivable as of June 30, 2025 are due from one customer. Management evaluates the collectability each reporting period and has determined that no allowance is required at this time.

Measurement of Credit Losses on Financial Instruments

The Financial Accounting Standards Board (“FASB”) issued ASC 326 “Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments” (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (CECL) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company adopted ASC 326 on January 1, 2023, which did not have a material impact on its financial statements or accounting policies. In accordance with ASC 326, Management’s has estimated the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of June 30, 2025 and December 31, 2024, the balances reported for the Company’s current assets and current liabilities approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments including options and warrants issued during the period at fair value on a recurring basis.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents. As of June 30, 2025, the Company has no common stock equivalents.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the periods ended June 30, 2025 and 2024. The Company did not have any deferred tax liability or asset on its balance sheets as of June 30, 2025 and December 31, 2024. All net deferred tax assets were subject to a full valuation allowance.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the periods ended June 30, 2025 and 2024, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to perform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

The Company recognized revenue as they (i) identified the contracts with each customer; (ii) identified the performance obligation in each contract; (iii) determined the transaction price in each contract; (iv) were able to allocate the transaction price to the performance obligations in the contract; and (v) recognized revenue upon the satisfaction of the performance obligation. Upon the sales of the product to complete the procedures on the animals, the Company recognized revenue as that was considered the performance obligation. In one contract, the Company records revenue for the development of software to be delivered upon completion, and in accordance with the contract, revenue is recorded upon work being completed over time. The development of the software was completed in January 2025.

There is a concentration of existing sales. In both 2025 and 2024, 95% of the revenue recognized is through three customers, each representing greater than 10% in total revenue.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue from the use of the software platform, the subscription revenue is prepaid and recognized monthly over the term of the contract as well as all revenue generated through our AI-a-a-S fees generated from Stebr are billed monthly based on time incurred and revenue is recognized once services have been provided and the Company has the right to invoice the time.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. During the periods ended June 30, 2025 and 2024, the Company incurred nominal advertising and marketing costs.

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. The Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of June 30, 2025 and December 31, 2024, respectively.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 985-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales. Upon reaching release for commercialization, the company amortizes the capitalized costs over a period of 3-5 years.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations. The Company tests goodwill for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The annual impairment test is performed during December of each fiscal year, or more frequently if there are indicators of potential impairment. The impairment review is conducted at the level of the reporting unit or cash-generating unit (CGU), which represents the lowest level at which goodwill is monitored for internal management purposes and is not larger than an operating segment.

In assessing whether goodwill is impaired, the Company first evaluates qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit or CGU is less than its carrying amount. These qualitative factors include, but are not limited to:

•	Macroeconomic conditions (e.g., a significant adverse change in general economic conditions)

•	Industry and market considerations (e.g., declines in market capitalization or increased competition)

•	Cost factors (e.g., increases in raw material, labor, or other costs that could negatively impact earnings)

•	Overall financial performance (e.g., negative or declining cash flows, reductions in revenue growth)

•	Other relevant entity-specific events (e.g., changes in management, strategy, or key personnel)

If the qualitative assessment indicates potential impairment, the Company proceeds with a quantitative analysis to determine the fair value of the reporting unit or CGU. If the carrying amount exceeds the estimated fair value, an impairment loss is recognized in the amount by which the carrying amount of goodwill exceeds its recoverable amount or fair value.

For the period ended June 30, 2025, the Company did not recognize any goodwill impairment losses.

Segment Reporting

The Company applies the principles of the Financial Accounting Standards Board issued Accounting Standards Update 2023-07 (“ASU 2023-07”). ASU 2023-07 requires more detailed information about reportable segments and expenses including the requirement to disclose qualitative information about factors used to identify reportable segments and quantitative information about profit and loss measures and significant expense categories. ASU 2023-07 was effective for public companies in fiscal years beginning after December 15, 2023. The Company has not yet begun generating significant revenue from its planned principal operations and operates as a single reportable segment. The chief operating decision maker is the Company’s chief executive officer who assesses performance based on total expenses, cash flows, and progress made in the Company’s ongoing development efforts. All of the Company’s long-lived assets are located in the United States.

Recent Accounting Pronouncements

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2: BUSINESS COMBINATION

Stebr

On November 3, 2023, the Company acquired the assets and liabilities of Stebr noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Fixed assets	$1,426
Customer contracts	300,000
Trademarks	10,000
Customer lists	96,255
Cash	515
Accounts receivable	128,659
Deferred tax liability	(85,313)
Goodwill, net of deferred tax liability	1,063,458
$1,515,000

The consideration paid for the acquisition of Stebr was as follows:

Common stock	$1,515,000
Total consideration	$1,515,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of November 3, 2023. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The Company has determined that the preliminary purchase price allocation did not need to be revised.

The goodwill is not expected to be deductible for tax purposes.

NOTE 3: INTANGIBLE ASSETS

Software Development Costs

As discussed above, the Company had capitalized its software development costs (“SDCs”) during this start-up period. The Company then amortizes the SDCs over their estimated useful life of three to five years. The Company amortizes technologically feasible internally developed software over a 5 year period. However, the Company decided to decommission its earlier product called Pluaris and transition to an updated, advanced, AI SaaS platform called Lille.ai (Now called ResearchWork.ai) offered on freemium or subscription, as well as software development costs incurred on NOWG.ai through the recent acquisition with DigiAsia as discussed in Note 1.

The Company monitors the carrying value of the SDCs for impairment. The Company commenced capitalizing their software in the development of Lille.ai in January 2023.

As of June 30, 2025 and December 31, 2024, the Company has recorded $5,311,713 and $629,058 in software development costs. The Company has not yet commenced amortization of their software development costs.

Since 2023, the Company’s technology contractors worked on ResearchWork.ai and from March 2025 contractors commenced work on Tagion.ai (the product name for the data labeling and services platform) and have capitalized their fees under software development costs.

Intangible Assets and Goodwill Acquired in Stebr Acquisition

As of June 30, 2025 and December 31, 2024, the Company has the following intangible assets:

	June 30, 2025	December 31, 2024
Customer contracts – 8 year-life	$300,000	$300,000
Domain names and trademarks – 8 year-life	10,000	10,000
Customer lists – 8 year-life	96,255	96,255
Accumulated amortization	(84,636)	(59,246)
	$321,619	$347,009

The Company acquired $406,255 of intangible assets in its acquisition of Stebr.

Amortization expense for the periods ended June 30, 2025 and 2024 was $25,394 and $25,391.

Amortization expense for the next five years and in the aggregate is as follows as of June 30:

2026	$50,782
2027	50,782
2028	50,782
2029	50,782
2030	50,782
Thereafter	67,709
$321,619

As of June 30, 2025 and December 31, 2024, the Company has recorded goodwill as follows:

	June 30, 2025	December 31, 2024
Balance – beginning of the period	$1,063,458	$1,063,458
Acquisition	-	-
Impairment	-	-
	$1,063,458	$1,063,458

The Company evaluated ASC 350-20-50 for the goodwill associated with their acquisition.

As of June 30, 2025, the Company performed an assessment of their goodwill and determined that there was no impairment necessary.

NOTE 4: DEFERRED OFFERING COSTS

The Company had previously procured advisory services for a period of 20 months in 2020 and 2021 for its SEC filings including the 1-A POS Continuous Offering under Regulation A. The service advisor had previously agreed to forgo payment for services rendered in the past for an indefinite period recognizing the challenges of cash that the Company was facing during the pandemic. As the services are related to the current offering that has not yet been marketed, the Company has recognized the costs as deferred offering costs. As of June 30, 2025 and December 31, 2024, the Company has recorded $273,286 and $273,286, respectively in deferred offering costs under ASC 340-10-S99.

NOTE 5: LINE OF CREDIT AND CREDIT LINE - BANK

In 2019, the Company secured a line of credit with a bank as well as a credit line with the same bank. The line of credit and credit line is for working capital purposes. The line of credit incurs interest at a rate of prime to 3.25%, and the credit line is 17% per annum. As of June 30, 2025 and December 31, 2024, the amount outstanding on the line of credit was $74,885 and $74,888, respectively, and the amounts outstanding on the credit line was $7,992 and $9,754, respectively.

Interest expense on the line of credit and credit line was $786 and $5,205, respectively for the periods ended June 30, 2025 and 2024.

Both of these amounts have been reflected in current liabilities.

NOTE 6: RELATED PARTY PAYABLES

The Company has borrowed from time to time amounts for working capital from their officers. These amounts are unsecured and certain of the amounts incur an interest charge of 14% per annum.

As of June 30, 2025 and December 31, 2024, the Company has $202,876 and $225,240 outstanding, respectively. The Company had net (payments) borrowings of ($25,680) and $57,932 during the periods ended June 30, 2025 and 2024, respectively. In addition, interest and fees incurred for the periods ended June 30, 2025 and 2024 of $3,317 and $25,222 was added to the balance due.

The Company conducts business with a customer in India whose principal shareholder is related to the Company’s CEO. During 2025 and 2024, the customer recognized $7,488 and $29,632 in revenues, respectively. These amounts were eliminated in consolidation.

All related party payables are reflected in current liabilities as these amounts are due on demand.

NOTE 7: STOCKHOLDERS’ EQUITY

Preferred and Common Stock

The Company has authorized 50,000,000 shares of Preferred Stock with a par value of $0.00001, 700,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock with a par value of $0.00001 and 150,000,000 shares of Class C Common Stock. As of June 30, 2025 and December 31, 2024, there are 90,745,195 and 74,079,545 shares of Class A Common Stock issued and outstanding, respectively, and 10,927,270 and 10,927,270 shares of Class B Common Stock issued and outstanding, respectively. On November 18, 2024, the Class B shareholder transferred 27,000,000 shares of Class B common stock to Class A and placed those shares in a trust. There are no preferred shares or Class C Common shares issued and outstanding as of June 30, 2025 and December 31, 2024.

The Company has three classes of common stock. Each Class A share is entitled to one vote per share and each Class B share is entitled to 10 votes per share. Class A shares are tradeable whereas Class B and C cannot be traded unless converted to Class A. Only the Company’s founder, Anoop Bhatia, is entitled to Class B shares.

Common Stock Issuances – Six Months Ended June 30, 2025

During 2025, the Company issued: (a) 120,690 shares of Class A Common Stock for cash in the amount of $35,000 and collected a subscription receivable from 2024 in the amount of $50,000 for shares issued already as of December 31, 2024; (b) 494,960 shares of Class A Common Stock for services rendered in the amount of $143,538; and (c) 16,050,000 shares of Class A Common Stock for product development costs valued at $4,654,501.

Common Stock Issuances – Year Ended December 31, 2024

During 2024, the Company issued: (a) 427,417 shares of Class A Common Stock for cash in the amount of $45,900 of which the Company is owed $50,000 for shares issued already as of December 31, 2024; (b) 1,804,245 shares of Class A Common Stock for services rendered in the amount of $281,168, net of $43,596 which is for deferred compensation; and (c) 2,000,000 shares of Class A Common Stock for conversion of related party notes payable of $360,000. On November 18, 2024, the Class B shareholder transferred 27,000,000 shares of Class B common stock to Class A and placed those shares in a trust.

NOTE 8: COMMITMENT

Legal Matters

The Company is involved with a few litigations with respect to payments.

American Express filed a complaint stating that it loaned $25,060 to the Company which is unpaid. In the first quarter of 2025, the summary judgment was filed against the Company.

Also, Gravity Technologies Inc had an outstanding payment claim of $89,040. The summary judgment was filed against the Company. The parties have agreed to defer monthly payments for twelve months starting from November 2025.

In 2021, the Company incurred $21,499 in salaries to a former employee. The Company and the former employee engaged in discussions and ultimately settled all claims in March 2025. The parties settled for $35,000 at which time the Company will record a loss on settlement in the amount of $13,501. Of this, 28% was paid at settlement in March 2025 and the remaining will be paid monthly for twelve months in equal monthly instalments.

In 2025, the Company had a judgment filed against them from a vendor in the amount of $38,394. This amount is fully accrued as of June 30, 2025.

NOTE 9: SUBSEQUENT EVENTS

On August 11, 2025, the Company and DigiAsia Corp, a Southeast Asia leader in B2B API-based payments for fintech and digital services, announced that DigiAsia Corp’s wholly-owned subsidiary, DigiAsia Bios Pte Ltd has entered into a $6m AI platform licensing agreement for exclusive rights in the Middle East and North Africa (MENA) and North American markets.

Under the agreement, the Company will issue 1,000,000 Class A common shares to DigiAsia Corp in exchange for the licensing rights.

On August 12, 2025 the Company issued 50,000 Class A common shares for $25,000.

On September 16, 2025 the Company amended their management team and Board of Directors as reflected in the Supplement to Rule 253(g)(2) to be filed in September once the SEC grants access to their Edgar Next platform – a process that takes 10 to 14 business days to complete. In addition, the block of Class B common shares previously owned by the Chairman of the Board Mr. Anoop Bhatia have been transferred to Mr. Srivistava Sunkara and Mr. Kiran Inampudi, who now own a controlling stake in the Company. Mr. Bhatia will continue with the Company as the Chairman of the Board, President and CEO. Mr. Sunkara will be the Company’s Chief Operating Officer and Mr. Inampudi will be the Company’s Chief Technology Officer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Nowigence Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nowigence Inc. (“the Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is the matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Intangible Asset Valuation – Refer to Notes 1, 2, and 3 to the financial statements

Goodwill requires evaluation as to whether there exists indicators such that it is probable that the asset is impaired. The Company performs a quantitative analysis consisting of a discounted cash flow model. A discounted cash flow model includes estimates and assumptions that can be highly subjective, require significant effort to determine, and potentially subject to bias.

Throughout the year ended December 31, 2024 the Company continued to capitalize costs for product development of its flagship software platform. The Company’s methodology for allocating internal costs includes estimates and assumptions that can be highly subjective and require significant effort to determine. Additionally, the lack of formalized processes and procedures surrounding this activity requires additional effort to perform audit procedures to appropriately test this activity.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures relate to valuation of intangible assets included the followings;

•	We obtained and analyzed management’s capitalization and cost allocation policy related to software platform in development.

•	Tested a selection of additions to ensure recorded in correct period and in a manner consistent with management’ capitalization and cost allocation policy.

•	Directly verified time spent on individual projects during the year with the employees purported by management to have worked on those projects.

•	We obtained and evaluated management’s quantitative impairment analysis pertaining to goodwill.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2021.

Spokane, Washington

July 18, 2025

NOWIGENCE INC.

CONSOLIDATED BALANCE SHEETS (IN US$)

DECEMBER 31, 2024 AND 2023

	DECEMBER 31,	DECEMBER 31,
	2024	2023
ASSETS
Current Assets:
Cash	$11,692	$4,775
Accounts receivable, net	8,924	70,446
Due from former owners - Stebr	94,019	40,111
Other current assets	8,278	9,198

Total Current Assets	122,913	124,530

Fixed assets, net	683	2,260
Intangible assets, net	976,067	583,788
Deferred offering costs	273,286	273,286
Goodwill	1,063,458	1,063,458

Total Non-current Assets	2,313,494	1,922,792

TOTAL ASSETS	$2,436,407	$2,047,322

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$415,127	$236,688
Line of credit - bank	74,888	74,888
Credit line - bank	9,754	9,039
Current portion of related party payables	225,240	410,512

Total Current Liabilities	725,009	731,127

Total Liabilities	725,009	731,127

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY
Common stock Class A, par value, $0.00001, 700,000,000 shares authorized, 74,079,545 and 42,847,883 issued and outstanding, respectively	741	428
Common stock Class B, par value, $0.00001, 200,000,000 shares authorized, 10,927,270 and 37,927,270 issued and outstanding, respectively	109	379
Additional paid in capital	8,153,145	7,372,524
Deferred compensation	(1,056,096)	(1,012,500)
Subscriptions receivable	(50,000)	-
Accumulated other comprehensive income	13,198	16,061
Accumulated deficit	(5,349,699)	(5,060,697)

Total Stockholders' Equity	1,711,398	1,316,195

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,436,407	$2,047,322

NOWIGENCE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$)
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
Revenues, net	$677,234	$183,559
Cost of Revenues	246,453	99,651

Gross profit	430,781	83,908

OPERATING EXPENSES
General and administrative expenses	579,006	439,091
Amortization and depreciation expense	52,359	8,846

Total Operating Expenses	631,365	447,937

OPERATING LOSS	(200,584)	(364,029)

NON-OPERATING INCOME (EXPENSE)
Interest expense, net	(88,418)	(63,827)
Other income	-	10,006

Total Non-Operating Income (Expenses)	(88,418)	(53,821)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(289,002)	(417,850)

Provision for income taxes	-	(85,313)

NET LOSS	$(289,002)	$(332,537)

Other Comprehsive Income (Loss)
Foreign currency translation adjustment	(2,863)	(44,481)
Comprehensive Income (loss)	$(291,865)	$(377,018)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding	80,945,225	71,582,131

NOWIGENCE INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (IN US$)
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

								Accumulated
	Common Stock		Common Stock		Additional			Other
	Class A		Class B		Paid-In	Deferred	Subscriptions	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital -	Compensation	Receivable	Income (Loss)	Deficit	Total
Balance - December 31, 2022	31,472,532	$315	37,927,270	$379	$4,154,712	$-	$-	$60,542	$(4,728,160)	$(512,212)

Stock issued for:
Cash	1,494,351	15	-	-	247,522	-	-	-	-	247,537
Services	1,306,000	13	-	-	397,875	-	-	-	-	397,888
Compensation	2,950,000	29	-	-	884,971	(885,000)	-	-	-	-
Accounts payable	575,000	6	-	-	172,494	-	-	-	-	172,500
Acquisition of Stebr	5,050,000	50	-	-	1,514,950	-	-	-	-	1,515,000
Reclassification of prepaid expenses	-	-	-	-	-	(127,500)	-	-	-	(127,500)
Change in comprehensive income	-	-	-	-	-	-	-	(44,481)	-	(44,481)
Net loss for the year	-	-	-	-	-	-	-	-	(332,537)	(332,537)

Balance - December 31, 2023	42,847,883	428	37,927,270	379	7,372,524	(1,012,500)	-	16,061	(5,060,697)	1,316,195

Stock issued for:
Cash	427,417	5	-	-	95,895	-	(50,000)	-	-	45,900
Services	1,804,245	18	-	-	324,746	(43,596)	-	-	-	281,168
Related party notes payable	2,000,000	20	-	-	359,980	-	-	-	-	360,000
Transfer of shares	27,000,000	270	(27,000,000)	(270)	-	-	-	-	-	-
Change in comprehensive income	-	-	-	-	-	-	-	(2,863)	-	(2,863)
Net loss for the year	-	-	-	-	-	-	-	-	(289,002)	(289,002)

Balance - December 31, 2024	74,079,545	$741	10,927,270	$109	$8,153,145	$(1,056,096)	$(50,000)	$13,198	$(5,349,699)	$1,711,398

The accompanying notes are an integral part of these financial statements.

NOWIGENCE INC.

STATEMENTS OF CASH FLOWS (IN US$)

FOR THE YEARS ENDED DECEMBER 31, 2024, AND 2023

	2024	2023
CASH FLOW FROM OPERTING ACTIVITIES
Net loss	$(289,002)	$(332,537)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	281,168	270,388
Depreciation	1,577	382
Amortization	50,782	8,464
Interest and fees incurred for related party and bank notes	65,403	50,165
Gain on debt settlement	-	(27,485)
Income tax benefit	-	(85,313)
Foreign currency translation	(2,863)	(44,481)
Changes in assets and liabilities
Accounts receivable	61,522	64,351
Amounts due from former owners - Stebr for operations	(53,908)	(40,111)
Other current assets	920	(9,198)
Prepaid expenses	-	13,709
Accounts payable and accrued expenses	178,439	46,030
Total adjustments	583,040	246,901

Net cash provided by (used in) operating activities	294,038	(85,636)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred offering costs	-	(21,786)
Cash acquired in acquisition of Stebr	-	515
Acquisition of intangible assets	(443,061)	(184,843)
Acquisition of fixed assets	-	(1,216)
Net cash used in investing activities	(443,061)	(207,330)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on related party notes	(21,000)	(106,551)
Proceeds from related party notes	131,882	147,956
Payments on line of credit and credit line with bank	(4,817)	(5,581)
Proceeds from line of credit and credit line with bank	3,975	3,045
Proceeds from issuance of common stock	45,900	247,537
Net cash provided by financing activities	155,940	286,406

NET INCREASE (DECREASE) IN CASH	6,917	(6,560)

CASH - BEGINNING OF YEAR	4,775	11,335

CASH - END OF YEAR	$11,692	$4,775

CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for acquisition of Stebr	$-	$1,515,000
Common stock issued for accounts payable	$-	$172,500
Common stock issued for conversion of related party notes payable	$360,000	$-
Transfer of shares between Class A and Class B Common Stock	$270	$-

NOWIGENCE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN US$)

DECEMBER 31, 2024 AND 2023

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Company Overview

Nowigence Inc. (“Nowigence” or the “Company”) is incorporated in the state of New York in August 2011. Our principal executive offices are located at 313 Ushers Road, Suite 33, Ballston Lake, NY 12019. Since January 18, 2019, the Company has owned and operated Nowigence India Private Limited, its wholly owned entity, and on November 3, 2023 acquired Stebr, Inc.

At Nowigence, we develop and market AI products and services that augment people’s abilities and improve forward-looking decision-making, leveraging AI data analytics and insights. After the merger acquisition of Stebr Inc., we are an AI-as-a-Service (AIaaS) provider for customers who want us to develop their AI customer apps or buy AI infrastructure, products and services from our marketplace. Additionally, we are upgrading the features in Lille.ai (now called ResearchWork.ai) to meet our objective of developing an AI Research Agent to assist researchers in corporate R&D, academic and archival research.

Nowigence has addressed some common concerns surrounding Large Language Models (LLMs) – privacy, security, hallucination, and copyright infringement, ensuring compliance and trust. With our commitment to ethical AI practices and advanced data protection measures, we position ourselves as a leader in the industry, allowing businesses to accelerate research, anomaly detection, process yields, error reduction, and predictability thereby unlocking insights into process control that results in better business performance.

We have a foundational platform that is easily configurable to meet end-customer requirements. In 2023, we alpha-tested the platform successfully to extract key and important ideas from archives in agriculture, creative storytelling, and health intelligence.

Subsidiaries

Since January 18, 2019, the Company owns and operates Nowigence India Private Limited (“Nowigence India”), its wholly owned entity. The Company has presented consolidated financial results with Nowigence India in US$, the reporting currency of the Company.

On November 3, 2023, the Company acquired 100% of Stebr, Inc. (“Stebr”) for 5,050,000 shares of Class A common stock. Stebr is a California based software company.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There can be no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2024, the Company had a working capital deficit of $602,096 and will likely incur losses before generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern.

In the management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Principals of Consolidation

The Company has prepared these financials by consolidating the activity with its wholly owned subsidiaries and eliminating intercompany transactions.

Reclassifications

The Company has reclassified certain amounts in the 2023 financial statements to comply with the 2024 presentation. These principally relate to classification of prepaid expenses and certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the year ended December 31, 2023.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amount of revenue and expense during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, common shares issued for services, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Stock-Based Compensation

The Company recognizes compensation costs under FASB ASC Topic 718, Compensation – Stock Compensation and ASU 2018-07. Companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2024 and 2023, the Company had $11,692 and $4,775 cash on hand and no cash equivalents.

Receivables and Concentration of Credit Risk

When the Company records an allowance for doubtful accounts it is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company recorded an allowance for their note receivable for the full amount as collection of this note is uncertain.

Measurement of Credit Losses on Financial Instruments

The Financial Accounting Standards Board (“FASB”) issued ASC 326 “Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments” (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (CECL) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company adopted ASC 326 on January 1, 2023, which did not have a material impact on its financial statements or accounting policies.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2024 and 2023, the balances reported for cash, prepaid expense, accounts receivable, and accounts payable approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments including options and warrants issued during the period at fair value on a recurring basis.

Loss Per Share

The Company accounts for its loss per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic loss per share is computed by dividing loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive Common Stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

For the given periods of loss, the basic earnings per share equals the diluted earnings per share. In the period of income, basic and diluted earnings per share equal as there are no common stock equivalents.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the years ended December 31, 2024 and 2023. The Company did not have any deferred tax liability or asset on its balance sheets as of December 31, 2024 and 2023.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the years ended December 31, 2024 and 2023, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to perform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

The Company recognized revenue as they (i) identified the contracts with each customer; (ii) identified the performance obligation in each contract; (iii) determined the transaction price in each contract; (iv) were able to allocate the transaction price to the performance obligations in the contract; and (v) recognized revenue upon the satisfaction of the performance obligation. Upon the sales of the product to complete the procedures on the animals, the Company recognized revenue as that was considered the performance obligation. In one contract, the Company records revenue for the development of software to be delivered upon completion, and in accordance with the contract, revenue is recorded upon work being completed over time. The development of the software was completed in January 2025.

There is a concentration of existing sales. In both 2024 and 2023, 95% of the revenue recognized is through three customers, each representing greater than 10% in total revenue. Additionally, 12% and 17% of the Company’s revenue is recognized in India.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue from the use of the software platform, the subscription revenue is prepaid and recognized monthly over the term of the contract as well as all revenue generated through our AI-a-a-S fees generated from Stebr are billed monthly based on time incurred and revenue is recognized when the Company has the right to invoice the time.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. During the years ended December 31, 2024 and 2023, the Company incurred nominal advertising and marketing costs.

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. The Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of December 31, 2024 and 2023.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales. Upon reaching release for commercialization, the company amortizes the capitalized costs over a period of 3-5 years.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations. The Company tests goodwill for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The annual impairment test is performed during December of each fiscal year, or more frequently if there are indicators of potential impairment. The impairment review is conducted at the level of the reporting unit or cash-generating unit (CGU), which represents the lowest level at which goodwill is monitored for internal management purposes and is not larger than an operating segment.

In assessing whether goodwill is impaired, the Company first evaluates qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit or CGU is less than its carrying amount. These qualitative factors include, but are not limited to:

•	Macroeconomic conditions (e.g., a significant adverse change in general economic conditions)

•	Industry and market considerations (e.g., declines in market capitalization or increased competition)

•	Cost factors (e.g., increases in raw material, labor, or other costs that could negatively impact earnings)

•	Overall financial performance (e.g., negative or declining cash flows, reductions in revenue growth)

•	Other relevant entity-specific events (e.g., changes in management, strategy, or key personnel)

If the qualitative assessment indicates potential impairment, the Company proceeds with a quantitative analysis to determine the fair value of the reporting unit or CGU. If the carrying amount exceeds the estimated fair value, an impairment loss is recognized in the amount by which the carrying amount of goodwill exceeds its recoverable amount or fair value.

For the year ended December 31, 2024, the Company did not recognize any goodwill impairment losses.

Segment Reporting

The Company applies the principles of the Financial Accounting Standards Board issued Accounting Standards Update 2023-07 (“ASU 2023-07”). ASU 2023-07 requires more detailed information about reportable segments and expenses including the requirement to disclose qualitative information about factors used to identify reportable segments and quantitative information about profit and loss measures and significant expense categories. ASU 2023-07 was effective for public companies in fiscal years beginning after December 15, 2023. The Company has not yet begun generating significant revenue from its planned principal operations and operates as a single reportable segment. The chief operating decision maker is the Company’s chief executive officer who assesses performance based on total expenses, cash flows, and progress made in the Company’s ongoing development efforts. All of the Company’s long-lived assets are located in the United States.

Recent Accounting Pronouncements

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2: BUSINESS COMBINATION

Stebr

On November 3, 2023, the Company acquired the assets and liabilities of Stebr noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Fixed assets	$1,426
Customer contracts	300,000
Trademarks	10,000
Customer lists	96,255
Cash	515
Accounts receivable	128,659
Deferred tax liability	(85,313)
Goodwill, net of deferred tax liability	1,063,458
$1,515,000

The consideration paid for the acquisition of Stebr was as follows:

Common stock	$1,515,000
Total consideration	$1,515,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of November 3, 2023. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The Company has determined that the preliminary purchase price allocation did not need to be revised.

The goodwill is not expected to be deductible for tax purposes.

NOTE 3: INTANGIBLE ASSETS

Software Development Costs

As discussed above, the Company had capitalized its software development costs (“SDCs”) during this start-up period. The Company then amortizes the SDCs over their estimated useful life of five years. The Company amortizes technologically feasible internally developed software over a 5 year period. However, the Company decided to decommission its earlier product called Pluaris and transition to an updated, advanced, AI SaaS platform called Lille.ai (Now called ResearchWork.ai) offered on freemium or subscription. As a result, the Company impaired $800,377 of previous software development costs.

The Company monitors the carrying value of the SDCs for impairment. The Company commenced capitalizing their software in the development of Lille.ai in January 2023.

As of December 31, 2024 and 2023, the Company has recorded $629,058 and $185,997 in software development costs. The Company has not yet commenced amortization of their software development costs.

In 2024 and 2023, the Company’s technology contractors worked on ResearchWork.ai and capitalized their fees under software development costs.

Intangible Assets and Goodwill Acquired in Stebr Acquisition

As of December 31, 2024 and 2023, the Company has the following intangible assets:

	December 31, 2024	December 31, 2023
Customer contracts – 8 year-life	$300,000	$300,000
Domain names and trademarks – 8 year-life	10,000	10,000
Customer lists – 8 year-life	96,255	96,255
Accumulated amortization	(59,246)	(8,464)
	$347,009	$397,791

The Company acquired $406,255 of intangible assets in its acquisition of Stebr.

Amortization expense for the years ended December 31, 2024 and 2023 was $50,782 and $8,464, respectively.

Amortization expense for the next five years and in the aggregate is as follows as of December 31:

2025	$50,782
2026	50,782
2027	50,782
2028	50,782
2029	50,782
Thereafter	93,099
$347,009

As of December 31, 2024 and 2023, the Company has recorded goodwill as follows:

	December 31, 2024	December 31, 2023
Balance – beginning of the year	$1,063,458	$-
Acquisition of Stebr	-	1,063,458
Impairment for the year	-	-
	$1,063,458	$1,063,458

The Company evaluated ASC 350-20-50 for the goodwill associated with their acquisition.

As of December 31, 2024, the Company performed an assessment of their goodwill and determined that there was no impairment necessary.

NOTE 4: DEFERRED OFFERING COSTS

The Company had previously procured advisory services for a period of 20 months in 2020 and 2021 for its SEC filings including the 1-A POS Continuous Offering under Regulation A. The service advisor had previously agreed to forgo payment for services rendered in the past for an indefinite period recognizing the challenges of cash that the Company was facing during the pandemic. As the services are related to the current offering that has not yet been marketed, the Company has recognized the costs as deferred offering costs. As of December 31, 2024 and 2023, the Company has recorded $273,286 and $273,286, respectively in deferred offering costs under ASC 340-10-S99.

NOTE 5: LINE OF CREDIT AND CREDIT LINE - BANK

In 2019, the Company secured a line of credit with a bank as well as a credit line with the same bank. The line of credit and credit line is for working capital purposes. The line of credit incurs interest at a rate of prime to 3.25%, and the credit line is 17% per annum. As of December 31, 2024 and 2023, the amount outstanding on the line of credit was $74,888 and $74,888, respectively, and the amounts outstanding on the credit line was $9,754 and $9,039, respectively.

Interest expense on the line of credit and credit line was $10,317 and $11,712, respectively for the years ended December 31, 2024 and 2023.

Both of these amounts have been reflected in current liabilities.

NOTE 6: RELATED PARTY PAYABLES

The Company has borrowed from time to time amounts for working capital from their officers. These amounts are unsecured and certain of the amounts incur an interest charge of 14% per annum.

As of December 31, 2024 and 2023, the Company has $225,240 and $410,512 outstanding, respectively. The Company had net borrowings of $110,882 and $41,405 during the years ended December 31, 2024 and 2023, respectively. In addition, interest incurred for the years ended December 31, 2024 and 2023 of $63,846 and $48,150 was added to the balance due.

The Company conducts business with a customer in India whose principal shareholder is related to the Company’s CEO. During 2024 and 2023, the customer recognized $75,208 in revenues during 2024, and there were no amounts outstanding as of December 31, 2024.

All related party payables are reflected in current liabilities as these amounts are due on demand.

NOTE 7: STOCKHOLDERS’ EQUITY

Preferred and Common Stock

The Company has authorized 50,000,000 shares of Preferred Stock with a par value of $0.00001, 700,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock with a par value of $0.00001 and 150,000,000 shares of Class C Common Stock. As of December 31, 2024 and 2023, there are 74,079,545 and 42,847,883 shares of Class A Common Stock issued and outstanding, respectively, and 10,927,270 and 37,927,270 shares of Class B Common Stock issued and outstanding, respectively. On November 18, 2024, the Class B shareholder transferred 27,000,000 shares of Class B common stock to Class A and placed those shares in a trust. There are no preferred shares or Class C Common shares issued and outstanding as of December 31, 2024 and 2023.

The Company has three classes of common stock. Each Class A share is entitled to one vote per share and each Class B share is entitled to 10 votes per share. Class A shares are tradeable whereas Class B and C cannot be traded unless converted to Class A. Only the Company’s founder, Anoop Bhatia, is entitled to Class B shares.

Common Stock Issuances – Year Ended December 31, 2024

During 2024, the Company issued: (a) 427,417 shares of Class A Common Stock for cash in the amount of $45,900 of which the Company is owed $50,000 for shares issued already as of December 31, 2024; (b) 1,804,245 shares of Class A Common Stock for services rendered in the amount of $281,168, net of $43,596 which is for deferred compensation; and (c) 2,000,000 shares of Class A Common Stock for conversion of related party notes payable of $360,000. On November 18, 2024, the Class B shareholder transferred 27,000,000 shares of Class B common stock to Class A and placed those shares in a trust.

Common Stock Issuances – Year Ended December 31, 2023

During 2023, the Company issued: (a) 1,494,351 shares of Class A Common Stock for cash in the amount of $247,537; (b) 1,306,000 shares of Class A Common Stock for services rendered in the amount of $397,888; (c) 2,950,000 shares of Class A Common Stock for deferred compensation in the amount of $885,000; (d) 575,000 shares of Class A Common Stock for settlement of accounts payable in the amount of $172,500; and (e) 5,050,000 shares of Class A Common Stock in the acquisition of Stebr Inc. valued at $1,515,000.

NOTE 8: COMMITMENT

Legal Matters

The Company is involved with a few litigations with respect to payments.

American Express filed a complaint stating that it loaned $25,060 to the Company which is unpaid. In of the first quarter of 2025, the summary judgment was filed against the Company.

Also, Gravity Technologies Inc had an outstanding payment claim of $89,040. The summary judgment was filed against the Company. The parties have agreed to defer monthly payments for twelve months starting from November 2025.

In 2021, the Company incurred $21,499 in salaries to a former employee. The Company and the former employee engaged in discussions and ultimately settled all claims in March 2025. The parties settled for $35,000 at which time the Company will record a loss on settlement in the amount of $13,501. Of this, 28% was paid at settlement in March 2025 and the remaining will be paid monthly for twelve months in equal monthly instalments.

In 2025, the Company had a judgment filed against them from a vendor in the amount of $38,394. This amount is fully accrued as of December 31, 2024.

NOTE 9: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The net deferred tax assets relate to the US based net operating loss carryforwards approximating $5,192,000 and $4,942,000 as of December 31, 2024 and 2023, respectively. In addition, the Company recorded a deferred tax liability in the acquisition of Stebr of $85,313 which was offset by the income tax benefit in the year ended December 31, 2023.

The Company has filed all required tax returns and does not have a net taxable position requiring a provision other than the small amount of tax the Company has accrued for on behalf of Nowigence India at the statutory rate of India. The Company believes that this reflects the actual tax provision of the Company in all material respects. The Company does not expense software development. To the extent possible, the book/tax treatments are identical. We do not have to calculate a deferred tax asset/liability related to NOLs and/or cost basis of software assets. Additionally, there is no presumption that the tax laws will not change regarding the future utilization of non-operating losses (NOLs).

There is no recognized and recorded deferred tax asset or liability. The Company has future potential utilization of deferred tax attributes of net operating losses and amortization of intangible assets. Management has determined not to report such tax assets given the possibility of future tax legislative changes and the risk that such tax assets may never be monetized.

NOTE 10: SUBSEQUENT EVENTS

From January 1, 2025 through July 18, 2025, the Company issued 16,299,960 shares of Class A Common stock.

American Express filed a complaint stating that it loaned $25,060 to the Company which is unpaid. In the first quarter 2025, the summary judgment was filed against the Company.

Also, Gravity Technologies Inc had an outstanding payment claim of $89,040. The summary judgment was filed against the Company. The parties have agreed to defer monthly payments for twelve months starting from November 2025.

In 2021, the Company incurred $21,499 in salaries to a former employee. The Company and the former employee engaged in discussions and ultimately settled all claims in March 2025. The parties settled for $35,000 at which time the Company will record a loss on settlement in the amount of $13,501. Of this, 28% was paid at settlement in March 2025 and the remaining will be paid monthly for twelve months in equal monthly instalments.

The Company was notified in April 2025 of a claim filed from a former consultant of Stebr claiming failure to pay wages. The Company is still investigating this claim and has not determined whether the claim has any merit. Given that the claim is in the very early stages, the amount of any potential loss is not currently estimable.

In 2025, the Company had a judgment filed against them from a vendor in the amount of $38,394. This amount is fully accrued as of December 31, 2024.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Albany, New York, NY of October 20, 2025.

NOWIGENCE, INC.

By:	/s/ Anoop Bhatia
Name:	Anoop Bhatia
Title:	Chairman & Chief Executive Officer
Date:	October 20, 2025

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anoop Bhatia	Chairman of the Board, CEO (Principal Executive Officer)	October 20, 2025
Anoop Bhatia

/s/ Srivastava Sunkara	Chief Operating Officer, Secretary of Board	October 20, 2025
Srivastava Sunkara

/s/ Kiran K Inampudi	Chief Technology Officer, Board Member	October 20, 2025
Kiran K Inampudi